As filed with the Securities and Exchange Commision on June 4, 2009
Registration No. 333-154750

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
Amendment No. 4

FOR REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(Exact name of registrant as specified in its governing instruments)

Maryland	6798	26-3455189
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

2909 Hillcroft, Suite 420
Houston, Texas 77057
(713) 467-2222
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

 Allen R. Hartman, President
HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
 (713) 467-2222
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PAVEK INVESTMENTS, INC.
3603 N. Hastings Way, Suite 100
Eau Claire, WI 54703
ATTENTION:  DOUGLAS PAVEK
Copies to:
Barry D. Falk, Esq.
Irvine Venture Law Firm, LLP
5 Hutton Centre Drive, Suite 1400
Santa Ana, CA 92707
(949) 660-7700

Approximate date of commencement of proposed sale to public:    As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

(Do not check if a smaller reporting company)

 CALCULATION OF REGISTRATION FEE

Title of Shares to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	25,000,000	$10.00	$250,000,000	$9,825.00

Common Stock, $0.001 par value per share (2)	2,500,000	$9.50	$23,750,000	$933.38

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

(2)               Represents shares issuable pursuant to the registrant’s distribution reinvestment plan.  Because the registrant reserves the right to reallocate shares between the primary offering and the distribution reinvestment plan, the registration fee was calculated assuming the maximum price at which the shares may be sold.  The registrant will sell shares in the distribution reinvestment plan at $9.50 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC and various states is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED JUNE 4, 2009
Hartman Short Term Income Properties XX, Inc.

$250,000,000 Maximum Offering
$2,000,000 Minimum Offering

We are a Maryland corporation recently formed to acquire, develop and own office, retail, industrial, and warehouse properties.  We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year that will end December 31, 2009.  We invest primarily in commercial properties, including office buildings, shopping centers, other retail and commercial properties, some of which may be actively leased to a number of tenants having relatively short (1-3) year leases and others may be net leased to a single tenant.

We are offering a maximum of 25,000,000 shares and a minimum of 200,000 shares of our common stock at a price of $10.00 per share in our primary offering, with discounts available to certain categories of purchasers. Our board may change the offering price of our shares, but not more often than quarterly.  We also are offering 2,500,000 shares of common stock pursuant to our distribution reinvestment plan at an initial price of $9.50 per share. We reserve the right to reallocate the shares we are offering between the primary offering and our distribution reinvestment plan. The minimum purchase is $10,000, except for IRAs which may purchase a minimum of $5,000. The offering of our shares will continue until the earliest of our selling shares equal to our maximum offering of $250,000,000, our board of directors determines to terminate the offering or three years from the effective date of this offering.
The Offering:
	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses) (1)
Per Share/ Primary Offering	$10.00	$0.70	$0.25	$9.05
Total Maximum	$250,000,000	$17,500,000	$6,250,000	$226,250,000
Per Share/Distribution Reinvestment Plan	$9.50	$0.00	$0.00	$9.50
Total Maximum	$23,750,000	$0.00	$0.00	$23,750,000

(1)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses up to 1.5% of the gross offering proceeds from the sale of shares in the primary offering.
Investing in our common stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 30.  Significant risks relating to your investment in our common shares include:
•
The amount of dividends we may pay, if any, is uncertain.  Due to the risks involved in the ownership of real estate, there is no guarantee of any return on your investment in our shares, and you may lose money.

•
There is currently no public market for our common shares, and we currently do not intend to list our shares on a stock exchange or to include them for quotation on a national securities market.  Therefore, it will likely be difficult for you to sell your shares, and if you are able to sell your shares, you will likely sell them at a substantial discount.

•	There are restrictions and limitations on your ability to have all or any portion of your shares redeemed under our share redemption program.
•
We have not identified any specific assets to acquire or investments to make with all of the proceeds of this offering.  You will not have the opportunity to review the assets we will acquire or the investments we will make with the proceeds from this offering prior to your investment.

•
We rely on Hartman Advisors, LLC and its affiliates for our day-to-day operations and the selection of real estate investments.  We pay substantial fees to these affiliates for these services.  These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other programs sponsored by Hartman.  We also compete with affiliates of Hartman for tenants and investment opportunities, and some of those affiliates will have priority with respect to specified investment opportunities.

           Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. No one is authorized to make any statement about this offering different from those that appear in this prospectus. The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

The date of this prospectus is June 4, 2009

i

TABLE OF CONTENTS

SUITABILITY STANDARDS	1
General	1
Restrictions Imposed by the PATRIOT Act and Related Acts	3
PROSPECTUS SUMMARY	5
Hartman Short Term Income Properties XX, Inc.	5
Our Advisors	5
Our Management	5
Our REIT Status	5
Terms of the Offering	6
Summary Risk Factors	6
Description of Properties and Real Estate-Related Investments to be Developed or Acquired	10
Policy with Respect to Leverage	10
Estimated Use of Proceeds of this Offering	11
Investment Objectives	11
Distribution Policy	12
Hartman Affiliates	13
Hartman REIT OP	14
Prior Offering Summary	14
Compensation to Our Advisor and Its Affiliates	15
Listing or Liquidation	19
Distribution Reinvestment Plan	19
Share Redemption Program	19
ERISA Considerations	21
Description of Common Stock	21
General	21
Stockholder Voting Rights and Limitations	22
Restriction on Share Ownership	22
Other Hartman Programs	22
RISK FACTORS	30
Risks Related to an Investment in Hartman Short Term Income Properties XX, Inc.	30
Risks Related to Conflicts of Interest	34
Risks Related to Our Business in General	37
General Risks Related to Investments in Real Estate	45
Risks Associated with Debt Financing	51
Federal Income Tax Risks	53
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	55
ESTIMATED USE OF PROCEEDS	56
MANAGEMENT	58
General	58
Directors and Executive Officers	60
Committees of the Board of Directors	62
Audit Committee	62
Compensation Committee	62
Nominating/Corporate Governance Committee	62
Directors, Principal Officers and Key Employees of the Advisor and the Property Manager	63
Compensation of Directors	64
Executive Officer Compensation	65
Duties of Our Executive Officers	66
The Advisor	67
Key Employees	67
The Advisory Agreement	67
Stockholdings	69
Property Manager	70
Management Decisions	71
Management Compensation	71
STOCK OWNERSHIP	78
CONFLICTS OF INTEREST	79
Interests in Other Real Estate Programs	79
Other Activities of Our Advisor and Its Affiliates	80
Property Manager	80
Joint Ventures Transactions with Affiliates of Our Advisor	80

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates	81
Certain Conflict Resolution Procedures	82
INVESTMENT OBJECTIVES AND CRITERIA	85
General	85
Development, Acquisition and Investment Policies	86
Terms of Leases and Tenant Creditworthiness	86
Investments in Real Property	87
Development and Construction of Properties	89
Joint Venture Investments	89
Borrowing Policies	90
Disposition Policies	91
Disclosure Policies with Respect to Future Probable Acquisitions	92
Investment Limitations	92
Investment Limitations to Avoid Registration as an Investment Company	93
Change in Investment Objectives and Limitations	94
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	94
Critical Accounting Policies and Estimates	94
Competition	97
Results of Operations	97
Liquidity and Capital Resources	97
Contractual Obligations	98
Quantitative and Qualitative Disclosures about Market Risks	98
FEDERAL INCOME TAX CONSIDERATIONS	98
General	98
Failure to Qualify	104
Taxation of the Company	104
Taxation of Taxable U.S. Shareholders Generally	105
Taxation of Tax-Exempt Shareholders	106
Backup Withholding	107
Taxation of Non-U.S. Shareholders	107
STATE AND LOCAL TAXES	107
POSSIBLE CHANGES IN TAX LAWS	108
ERISA CONSIDERATIONS	108
Plan Assets	109
Annual Valuation	110
DESCRIPTION OF SHARES	110
Common Stock	111
Convertible Preferred Stock	111
Preferred Stock	112
Meetings and Special Voting Requirements	112
Restriction on Ownership of Shares	114
Distributions	115
Share Redemption Program	116
Restrictions on Roll-Up Transactions	120
Provisions of Maryland Law and of Our Charter and Bylaws	121
SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN	123
Summary of Distribution Reinvestment Plan	123
Investment of Distributions	123
Summary of Automatic Purchase Plan	124
Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan	124
Reports to Participants	125
Federal Income Tax Considerations	125
Amendment and Termination	125
THE OPERATING PARTNERSHIP AGREEMENT	125
General	125
Capital Contributions	126
Operations	126
Exchange Rights	127
Transferability of Interests	128
PLAN OF DISTRIBUTION	128
The Offering	128
Compensation We Will Pay for the Sale of Our Shares	129
Shares Purchased by Affiliates and Participating Broker-Dealers	130

Subscription Process	131
Minimum Offering	132
Admission of Stockholders	132
Volume Discounts	133
HOW TO SUBSCRIBE	134
SUPPLEMENTAL SALES MATERIAL	135
LEGAL MATTERS	136
EXPERTS	136
ADDITIONAL INFORMATION	136
PRIOR PERFORMANCE SUMMARY	136
Prior Investment Programs	136
Public Programs	137
Private Programs	138

SUITABILITY STANDARDS

General

An investment in our common stock involves significant risk and is only suitable for persons who have adequate financial means, desire a relatively long-term investment and who will not need short-term liquidity from their investment.  Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, obtain the benefits of potential capital appreciation over the anticipated life of the fund, and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company.  On the other hand, we caution persons who require short-term liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

Our shares will be offered to investors on a best efforts basis through Pavek Investments, Inc., the dealer manager of this offering. The minimum purchase is $10,000, except for IRAs which may purchase a minimum of $5,000. We will not sell any shares unless we raise a minimum of $2,000,000 of subscription proceeds by June 1, 2010 (one year from the date of this prospectus). Pending satisfaction of the minimum offering amount, all subscription payments will be placed in an escrow account held by the escrow agent, Trustmark National Bank, in trust for the subscribers’ benefit, pending release to us. If we do not raise at least $2,000,000 by June 1, 2010, we will return all funds in the escrow account (including interest), and we will stop selling shares. The offering of our shares will continue until we sell shares equal to our maximum offering of $250,000,000 or until our board of directors determines to terminate the offering.   The termination date of this Offering will not be later than three years from the effective date of the Registration Statement in which this prospectus is contained.

In order to purchase shares in this offering, you must:

•	meet the applicable financial suitability standards as described below; and
•	purchase at least the minimum number of shares as described below.

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means.  We do not expect to have a public market for shares of our common stock, which means that it may be difficult for you to sell your shares.  On a limited basis, you may be able to redeem shares through our share redemption program, and in the future we may also consider various forms of additional liquidity.  You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

We will make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information concerning the investor’s financial situation and investment objectives. In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees.  These suitability standards require that a purchaser of shares of our common stock have either:

•	A net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	A gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. Shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•
For Kansas Residents – It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

•
For Alabama, Kentucky, Massachusetts, Michigan and Pennsylvania Residents – Shares will only be sold to residents of the States of Alabama, Kentucky Massachusetts, Michigan and Pennsylvania representing that they have a liquid net worth of at least ten times their investment in us and other similar direct participation programs and that they meet one of our suitability standards.

•
For Missouri Residents – Shares will only be sold to residents of the State of Missouri representing that they will not invest, in the aggregate, more than 10% of their liquid net worth in us and that they meet one of our suitability standards.

•
For Iowa, Massachusetts, Michigan, Ohio and Pennsylvania Residents – Shares will only be sold to residents of the States of Iowa, Massachusetts, Michigan, Ohio and Pennsylvania representing that they have a liquid net worth of at least ten times their investment in us and our affiliates and that they meet one of our suitability standards.

The minimum purchase is $10,000, except for IRAs which may purchase a minimum of $5,000.  In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500.  You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code.”

A few states have established suitability requirements in addition to the ones established and described above. Shares will be sold to investors in these states only if they meet the additional suitability standards set forth below:

Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $500.

In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our stock or by the beneficiary of the account.  These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our stock, our investment objectives and the relative illiquidity of our stock, shares of our stock are an appropriate investment for those of you who become stockholders.  Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement.  Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in shares of our stock is suitable and appropriate for a stockholder.

Our sponsor, those selling shares on our behalf and participating broker-dealers and registered investment advisers recommending the purchase of shares in this offering are required to:

•
make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer or registered investment adviser, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation and other investments; and

•	maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer or your registered investment adviser will consider, based on a review of the information provided by you, whether you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of:

o	the fundamental risks of an investment in our common stock;
o	the risk that you may lose your entire investment;
o	the lack of liquidity of our common stock;
o	the restrictions on transferability of our common stock;
o	the background and qualifications of our advisor; and
o	the tax consequences of an investment in our common stock.

Restrictions Imposed by the PATRIOT Act and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.”  “Unacceptable investor” means any person who is a:

•
person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•
person acting on behalf of, or any entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•
person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•
person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder:  the Trading with the Enemy Act, the National Emergencies Act,  the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•
person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.”  You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities.  You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a continuous offering process.  Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus.  Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement.  The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus.  You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room mentioned under the heading “Additional Information.”

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus. See also the “Questions and Answers About This Offering” section immediately following this summary. This section and the “Questions and Answers About This Offering” section do not contain all of the information that is important to your decision whether to invest in our common stock. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Hartman Short Term Income Properties XX, Inc.

We are Hartman Short Term Income Properties XX, Inc., a recently formed Maryland corporation (the “Company”).  We intend to qualify as a real estate investment trust (REIT) under the Internal Revenue Code, beginning with the taxable year ending December 31, 2009.  We intend to acquire and operate commercial real estate and real estate-related assets.  In particular, we will focus on acquiring income-producing office, retail, industrial and warehouse real properties.  These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction.  We expect to make our investments in or in respect of real estate assets located in the United States based on our view of existing market conditions.

Prior to the effectiveness of this offering, all of our issued common stock is owned by Hartman XX Holdings, Inc., a Texas corporation, all of the outstanding capital stock of which is owned by our CEO and sponsor, Allen Hartman.  In addition, we have issued 1,000 shares of our convertible preferred stock to Hartman Advisors, LLC, seventy (70%) percent of the membership interests of which are owned by our CEO, Allen Hartman, and thirty (30%) percent of the membership interests of which are owned by Hartman Income REIT Management, Inc., our property manager.

Our office is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057. Our telephone number is (713) 467-2222.

Our Advisors

Our external advisor is Hartman Advisors, LLC (“Hartman Advisors”), a Texas limited liability company formed in March, 2009, which is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf.  The key personnel of Hartman Advisors will be involved in the selection, acquisition, financing and disposition of our properties, and raising the capital to purchase the properties.  While our advisor has been recently formed, the key personnel of our advisor have extensive experience in selecting and operating commercial real estate and in operating investment entities that acquire commercial real estate.  Our property manager is Hartman Income REIT Management, Inc. (“HIR Management”), a Texas corporation formed in March, 2009, which is responsible for maintaining and operating our properties.  HIR Management, Inc. is the wholly owned second tier subsidiary of Hartman Income REIT, Inc. (“HIREIT”), a real estate investment trust that has investment objectives that in many material respects are similar to those that we intend to employ.

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  Our board of directors, including a majority of our independent directors, must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter.  We have three members on our board of directors.  A majority of the directors are independent of our advisor, are not our employees or officers and have responsibility for reviewing its performance. Our directors are elected annually by our stockholders.  Although we have executive officers who will manage our operations, we do not have any paid employees.  Substantially all of the paid services performed for us are rendered through the advisor or the property manager, with respect to the operation and maintenance of our properties.

Our REIT Status

As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, excluding income from operations or sales through a taxable REIT subsidiary, or TRS, but including dividends that a TRS pays to the REIT.  If we fail to qualify for taxation as a REIT in any year, our income for that year will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four years following the year of our failure to qualify as a REIT.  Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Terms of the Offering

We are offering a minimum of 200,000 shares and a maximum of 25,000,000 shares of our common stock to the public in our primary offering through Pavek Investments, Inc., a registered broker-dealer.  The shares are being offered at a price of $10.00 per share with discounts available to certain categories of purchasers.   We are also offering 2,500,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share.  We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan.  The offering of our shares will continue until the earliest to occur of (a) our selling shares equal to our maximum offering of $250,000,000, (b) our board of directors determining to terminate the offering, or (c) three years after the effective date of this Offering.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.   We may engage in additional subsequent public offerings of our stock.   Although we could continue public offerings indefinitely, and although we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond five years from the effective date of the registration statement of which this prospectus is a part.  Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment until all of the shares designated for the distribution reinvestment plan have been sold to participants.   Our board of directors may terminate this offering at any time prior to the termination date.  This offering must be registered in every state in which we offer or sell shares.  Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Subscription proceeds will be placed in an account held by the escrow agent, Trustmark National Bank, at Jackson, Mississippi, until such time as we receive and accept subscriptions to purchase at least $2.0 million of shares of common stock.  Any shares of common stock purchased by our advisor or its affiliates will not be counted in calculating the minimum offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  Subscribers may not withdraw funds from the escrow account.   We expect to admit stockholders on at least a monthly basis after we have raised the minimum offering.

If the minimum offering has not been received and accepted by June 1, 2010 (one year after the effective date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) and subscription agreement will be returned to you promptly after the date of such termination.

We are externally managed by Hartman Advisors, LLC, an affiliate of ours which we refer to as “our advisor.” Our advisor’s team of real estate professionals will have substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors. Our advisor’s management team includes senior real estate professionals who have an average of over 20 years of hands-on experience in acquisitions, asset management, dispositions, development, leasing, property management and portfolio management. Affiliates of our advisor have raised over $200,000,000 from over 1,600 investors since 1984.  An affiliate of our advisor also acts as the advisor for two other affiliated REITs, one of which is the parent corporation of our property manager.  Our conflict resolution guidelines present clear standards for the advisor to follow to determine which of the three affiliated REITs will have the first opportunity to purchase, finance or sell a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.

Summary Risk Factors

An investment in our common stock is subject to significant risks that are described in more detail in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment. The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

•      There is no public trading market for our shares, and we cannot assure you that one will ever develop.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.  Furthermore, if we do not achieve our goal of commencing a liquidation or listing within five to ten years after the termination of this offering, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment into cash easily with minimum loss.  In addition, our charter prohibits the ownership of more than 9.8% of our outstanding shares of common or preferred stock, unless exempted by our board of directors.  Until our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

•           Our board of directors arbitrarily set the offering price of our shares of common stock, and this price bears no relationship to the book or net value of our assets or to our expected operating income.  Pursuant to the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the rules of the Financial Industry Regulatory Authority (FINRA), we will provide annual estimates of the current value of a share of our common stock.  Until eighteen months after this offering of our shares, we intend to use the offering price of shares in our most recent primary offering as the estimated value of a share of our common stock (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the estimated value of a share of our common stock will equal the offering price less the amount of those special distributions constituting a return of capital).  This valuation method may not result in an estimated per share value that accurately reflects the proceeds you would receive upon liquidation or upon the sale of your shares.  Thereafter our board will determine the value of our common stock based on the latest data concerning our properties’ then current fair market value, as estimated by our board, and based on the amount and terms of any debt that we may issue and any classes of senior preferred stock that we may issue.

•      We have no operating history nor established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be an indication of our future results.

•      This is a “blind pool” offering because we do not currently own any properties or other real estate assets, and we have not identified any assets to acquire with proceeds from this offering. You will not have the opportunity to evaluate our investments prior to our making them.  You must rely totally upon our advisor’s ability to select our investments.

•      Our ability to acquire, develop and operate our properties could be impacted by the current slowing or recession in the U.S. economy.   Because the U.S. economy has slowed and has been in recession, demand for our properties could be adversely impacted. If the U.S. economy continues to operate at the present rates or if it declines further, our strategy to acquire, develop, lease, finance and sell our properties could be impacted.

•      Acquisition and ownership of real estate is subject to risks associated with environmental hazards.  We may be liable for environmental hazards at our properties, including those created by prior owners or occupants, existing tenants, abutters or other persons.  Some of the properties that we plan to develop or acquire may include facilities and tanks for the storage of petroleum products and other hazardous substances, all of which create the potential for environmental damages.  As a result, we may be expected to regularly incur environmental clean up costs.  We intend to include in the leases that we enter with future tenants, an agreement for such tenants to indemnify us from all environmental liabilities arising its activities at such property during the term of the lease.  Despite this indemnity, various federal and state laws impose environmental liabilities upon property owners, such as us, for any environmental damages arising on properties they own or occupy, and we cannot be assured that we will not be held liable for environmental clean up at our properties, including environmental damages at sites we own and lease.  As an owner or previous owner of properties which contain environmental hazards, we also may be liable to pay damages to governmental agencies or third parties for costs and damages they incur arising from environmental hazards at the properties. Moreover, the costs and damages which may arise from environmental hazards are often difficult to project and our future tenants may not have sufficient resources to pay its environmental liabilities.

•      The number of investments that we will make and the diversification of those investments will be reduced to the extent that we sell less than the maximum offering of 25,000,000 shares.  If we do not sell substantially more than the minimum offering amount of 200,000 shares, we may make only one acquisition and the value of your investment may fluctuate more widely with the performance of that specific investment.  There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio.

•      Our ability to achieve our investment objectives and to make distributions depends on the performance of our advisor for the day-to-day management of our business and the selection of our real estate properties, loans and other investments.

•      Our property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, and/or those with high growth potential in real estate lease rates and sale prices. As a result of our investment in these types of markets, we will face increased risks relating to changes in local market conditions and increased competition for similar properties in the same market, as well as increased risks that these markets will not recover and the value of our properties in these markets will not increase, or will decrease, over time. Our intended approach to acquiring and operating income-producing properties involves more risk than comparable real estate programs that have a targeted holding period for investments longer than ours, utilize leverage to a lesser degree and/or employ more conservative investment strategies.

•      Until the proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a deferral of asset management fees, and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest in assets, and negatively impact the return on your investment and the value of your investment.

•      We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments and until we have leased any properties developed by us.  To the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

•      We will pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us. These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.

•      Our advisor and its affiliates will face various conflicts of interest resulting from their activities, such as conflicts related to allocating the purchase and leasing of properties and other assets between us and other Hartman-sponsored programs, conflicts related to any joint ventures, or other co-ownership arrangements between us and any such other programs and conflicts arising from time demands placed on our advisor and its executive officers in serving other Hartman-sponsored programs.

•      We have issued to Hartman Advisors, our advisor, 1,000 shares of our convertible preferred stock at a purchase price of $.10 per share. Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the “issue price” of those shares, i.e., the gross amount originally paid to us for those shares, plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.

•      We may incur substantial debt.  For the most part, loans we incur will be secured by one or more of our properties, which will put those properties at risk of forfeiture if we are unable to pay our debts and could hinder our ability to make distributions to our stockholders or could decrease the return on your investment and the value of your investment in the event income on such properties, or their value, falls.  Principal and interest payments on these loans reduce the amount of money available to make distributions to you.

•      To ensure that we continue to qualify as a REIT, our charter contains certain protective provisions, including a provision that prohibits any stockholder from owning more than 9.8% of our outstanding shares of common or preferred stock during any time that we are qualified as a REIT.  However, our charter also allows our board to waive compliance with certain of these protective provisions, which may have the effect of jeopardizing our REIT status.  Furthermore, this limitation does not apply to the holder of our convertible preferred stock or shares of common stock issued upon conversion of our convertible preferred stock.

•      We may not qualify or remain qualified as a REIT for federal income tax purposes, which would subject us to the payment of tax on our income at corporate rates and reduce the amount of funds available for payment of distributions to our stockholders.

•      If we hold and sell one or more properties through TRSs, our return to stockholders would be diminished because the gain from any such sale would be subject to a corporate-level tax, thereby reducing the net proceeds from such sale available for distribution to our stockholders. Moreover, if the ownership and sale of one of more of our properties by a TRS causes the value of our non-mortgage securities in our TRSs to exceed 20% of the value of all of our assets at the end of any calendar quarter, we may lose our status as a REIT.

•      Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•      You will not have preemptive rights as a stockholder; thus, any shares we issue in the future may dilute your interest in us.

•      We may invest some of the offering proceeds to acquire vacant land on which a building will be constructed in the future. Additionally, we may acquire property for redevelopment. These types of investments involve risks relating to the construction company’s ability to control construction costs, failure to perform, or failure to build or redevelop in conformity with plan specifications and timetables. We will be subject to potential cost overruns and time delays for properties under construction or redevelopment. Increased costs of newly constructed or redeveloped properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

•      Each of our executive officers, including Allen R. Hartman, who also serves as the chairman of our board of directors, also serve as officers of our advisor and other entities affiliated with our advisor, including the advisors to other Hartman-sponsored real estate programs, and as a result they will face conflicts of interest relating from their duties to these other entities.

•      Because federal income tax laws may restrict us, as a REIT from operating certain of our properties, we have determined not to manage our properties.  Instead, we have retained a manager to manage our properties pursuant to the Property Management Agreement.   Our income from our properties may be adversely affected if our property manager fails to provide quality services and amenities to our tenants. While we monitor our property manager’s performance, we have limited recourse under our property management agreement if we believe that the property manager is not performing adequately.  Failure by our property manager to fully perform the duties agreed to in our property management agreement could adversely affect our results of operations.

•      We may be unable to access the capital necessary to grow.  To retain our status as a REIT, we are required to distribute 90% of our taxable income to shareholders and we generally cannot retain sufficient income from operations to develop or invest in our properties or fund our acquisitions.  Accordingly, our business and growth strategy depend, in part, upon our ability to raise additional capital at reasonable costs to repay our debt maturities and to fund new investments.   However, the U.S. capital markets are currently experiencing severe liquidity constraints and our ability to raise reasonably priced capital is not guaranteed; we may be unable to raise reasonably priced capital because of reasons related to our business or for reasons beyond our control, such as the current restrictive market conditions in the debt capital market.

•      We believe the deteriorating business conditions which have recently affected the locations which we operate, including the impact of the slowing U.S. economy, the weak U.S. dollar and the high and volatile fuel prices, could adversely affect our tenants and may make it difficult for our tenants to pay the rent due to us.  A failure by our tenants to pay rents to us may cause us to continue to experience losses or cause our losses to increase.

Description of Properties and Real Estate-Related Investments to be Developed or Acquired

We intend to acquire, develop and own commercial, retail, industrial, and warehouse real estate and real estate-related assets (“Our properties”).  Our properties may be existing, income-producing properties developed by an affiliate of our advisor, newly constructed properties or properties under development or construction.

We may invest in a wide variety of light commercial properties, including, without limitation, office buildings, business and industrial parks, manufacturing facilities, single-tenant properties, warehouses and distribution facilities.  We may purchase properties that have been constructed and have operating histories, are newly constructed, are under development or construction, or are not yet developed. Additionally, as a property reaches what we believe to be its optimum value, we will consider disposing of the property and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other properties that we believe may produce a higher overall future return to our investors. We anticipate that such dispositions typically would occur during the period from three to six years after the termination of this offering. However, we may consider investing in properties with a different anticipated holding period in the event such properties provide an opportunity for an attractive overall return.

We may enter into one or more joint ventures or other co-ownership arrangements for the acquisition, development or improvement of properties with third parties or certain affiliates of our advisor, including other present and future REITs and real estate limited partnerships sponsored by affiliates of our advisor.  We may also serve as lender to these joint ventures or other Hartman-sponsored programs.

Policy with Respect to Leverage

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  Although there are no limitations in our organizational documents on the amount of indebtedness we may incur, we currently intend to pursue our growth strategies while maintaining debt that is up to approximately 50% of our total capitalization. We may from time to time re-evaluate and modify our financing policies in light of then current economic conditions, relative availability and costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors; and we may increase or decrease our ratio of debt to total capitalization accordingly.  Our board of directors may determine to seek additional capital through equity offerings, interim or long term debt financings, or retention of cash flows in excess of distributions to shareholders or a combination of these methods.   In no event, however, will we incur aggregate leverage in excess of 300% of our net assets which is a state securities regulators’ limitation on REITs.  To the extent that our board of directors decides to obtain debt financing, we may do so on an unsecured basis or a secured basis.  We may seek to obtain lines of credit or to issue securities senior to our common and/or preferred shares, including preferred shares of beneficial interest and debt securities, either of which may be convertible into common shares or be accompanied by warrants to purchase common shares, or to engage in transactions which may involve a sale or other conveyance of properties to subsidiaries or to unaffiliated entities.  We may finance acquisitions through an exchange of properties or through the issuance of additional common shares or other securities.  The proceeds from any of our financings may be used to pay distributions, to provide working capital, to refinance existing indebtedness or to finance acquisitions and expansions of existing or new properties.  We have not established any financing sources at this time. See “Investment Objectives and Criteria – Borrowing Policies” section of this prospectus for a more detailed discussion of our borrowing policies.

Estimated Use of Proceeds of this Offering

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum offering of 200,000 shares, (2) the maximum offering of 25,000,000 shares pursuant to our primary offering, and (3) the maximum offering of 2,500,000 shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering amount of $273,750,000 is raised, we expect to use approximately 90% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.  We expect to use approximately 87.3% of the gross proceeds if no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering is raised (86.3% with respect to gross proceeds from our primary offering and 97.0% with respect to gross proceeds from our distribution reinvestment plan) to make investments in real estate properties and to use approximately 2.7% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee or establishment of capital reserves.  The remaining gross proceeds from the offering (up to 11.0% with respect to gross proceeds from our primary offering and 0.0% with respect to gross proceeds from our distribution reinvestment plan), will be used to pay selling commissions, dealer manager fees and other organization and offering costs.  Our total organization and offering expenses may not exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings.  For purposes of this table, we have estimated that the acquisition expenses would average 0.5% of the contract purchase price of property acquisitions (0.45% of the gross offering amount) based on our past experiences, but the amount is not limited to any specific amount other than our charter’s limits on acquisition fees and expenses of 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage loans or other investments.

	MINIMUM PRIMARY OFFERING OF 200,000 SHARES		MAXIMUM PRIMARY OFFERING OF 25,000,000 SHARES		MAXIMUM WITH DISTRIBUTION REINVESTMENT PLAN OF 27,500,000 SHARES
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100%	$250,000,000	100%	$273,750,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	$190,000	9.5%	$23,750,000	9.5%	$23,750,000	8.68%
Organization and Offering Expenses	$30,000	1.5%	$3,750,000	1.5%	$3,750,000	1.37%
Amount Available for Investment	$1,780,000	89%	$222,500,000	89%	$246,250,000	90%
Acquisition and Development Expenses:
Acquisition and Advisory Fees	$44,500	2.23%	$5,562,500	2.23%	$6,156,250	2.5%
Acquisition Expenses	$8,900	0.45%	$1,112,500	0.45%	$1,231,250	0.45%
Amount Estimated to Be Invested	$1,726,600	86.30%	$215,825,000	86.30%	$238,862,500	87.30%

Investment Objectives

Our primary investment objectives are to:

•      realize growth in the value of our investments within five to ten years of the termination of this offering;
•      to preserve, protect and return your capital contribution;
•      to grow net cash from operations such that more cash is available for distributions to you; and
•      to enable you to realize a return of your investment by beginning the process of liquidating and distributing cash to you or by listing our shares for trading on a national securities exchange within ten (10) years after termination of this offering.

We intend to begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, unless we obtain the approval of a majority of our shareholders to defer the liquidation or to approve an alternate strategy.

See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Distribution Policy

In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income to our stockholders.  Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow to make distributions.  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments.  In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.  As development projects are completed and begin to generate income, we expect to have additional funds available to distribute to you.  Therefore, until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, whether or not secured by our assets, in anticipation of future operating cash flow.

Once we begin making distributions, we intend to make them on a monthly basis to our stockholders.  Our board of directors will determine the amount of each distribution.  We anticipate that we will pay all or a substantial portion of our initial distributions from sources other than cash flow from operations in anticipation of future cash flow.  The amount of each distribution generally will be based upon such factors as the amount of actual or expected distributable funds, capital available or anticipated to be available from our investments, current and projected cash requirements, tax considerations and other factors.  Distributions in any period may constitute a return of capital.

Conflicts of Interest

Our advisor and its executive officers will experience conflicts of interest in connection with the management of our business affairs, including the following:

•           Our advisor and its executive officers will have to allocate their time between us and the other Hartman -sponsored programs and activities in which they are involved.

•           The executive officers of Hartman Advisors and HIR Management and their affiliates are advisors to other Hartman-sponsored programs, and they must determine which Hartman-sponsored program or other entity should purchase any particular property or make any other investment, or enter into a joint venture or co-ownership arrangement for the acquisition of specific investments.   In particular, the executive officers of Hartman Advisors and HIR Management advise Hartman Income REIT, Inc., sometimes referred to as HIREIT, and Hartman Short Term Income Properties XIX, Inc., sometimes referred to as Hartman XIX.  There will be some overlap between our investment objectives and those of HIREIT and Hartman XIX. In the event of a potential conflict in acquiring a property, Hartman Advisors and HIR Management will offer the first opportunity to purchase properties to be developed to other Hartman sponsored entities and will offer the first opportunity to purchase all other commercial rental properties to us.  Our independent directors will have the opportunity to vote on whether to purchase the property made available on the terms offered.

•           Our two independent directors, Larry Bouffard and Jack Tompkins, each also serve as the independent director of one other Hartman sponsored program.  In the event that we propose to engage in a transaction with another Hartman sponsored program, the independent director who also serves on that board of such other Hartman sponsored program will not participate in the vote on whether to engage in the proposed transaction.  Nevertheless, the absence of the input of the director having the conflict of interest could adversely affect us in the negotiation and consideration of the proposed transaction.

•           We may acquire our properties from entities affiliated with Hartman Advisors and HIR Management and as such the executive officers of our advisor may face conflicts with respect to negotiating the terms of such acquisitions.  If we were to acquire a property from an affiliated entity, our advisor and our property manager could be in a position to receive a fee from the entity disposing of the property and from us on the acquisition of the property.  Similarly, if we were to sell a property to an affiliated entity, our advisor and our property manager could be in a position to receive a fee from us on the disposition of the property and from the affiliated entity on the acquisition of the property.

•           We may compete with other Hartman-sponsored programs for the same tenants in negotiating leases or in purchasing or selling similar properties, and

•           Our advisor, our property manager and their affiliates will receive fees in connection with transactions involving the purchase, management and sale of our investments regardless of the quality of the services provided to us.  Their ability to earn fees based in large part on the value of the properties we own and less on our income or gains could affect the decision by our advisor or our property manager as to whether a property should be sold.

•           We have issued 1,000 shares of our convertible preferred stock to Hartman Advisors, our advisor, for an aggregate purchase price of $100. Under limited circumstances, these shares of convertible preferred stock may be converted into shares of our common stock at a significant discount benefiting Hartman Advisors, thereby resulting in dilution of our stockholders’ interest in us.  The possibility of this conversion may influence our advisor’s judgment when recommending the timing of listing or liquidating.

•           We may seek stockholder approval to internalize our management by acquiring assets and personnel from our advisor for consideration that would be negotiated at that time.  The payment of such consideration could result in dilution of your interest in us and could reduce the net income per share and funds from operations per share attributable to your investment.  Additionally, in an internalization transaction, members of our advisor’s management that become our employees may receive more compensation than they receive from our advisor.  These possibilities may provide incentives to our advisor or its management to pursue an internalization transaction rather than an alternative strategy, even if such alternative strategy might otherwise be in our stockholders’ best interests.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

Hartman Affiliates

The following chart shows the ownership structure of the various Hartman entities that are affiliated with us or our advisor. The address of the executive offices of each of the listed Hartman entities is 2909 Hillcroft, Suite 420, Houston, Texas 77057. Our telephone number is (713) 467-2222.

Hartman XX Holdings, Inc. owns 100% of the issued and outstanding common stock of the Company, and is wholly owned by Allen R. Hartman.  Hartman Advisors, LLC owns 100% of the issued and outstanding convertible preferred shares of the Company.

Hartman Advisors, LLC, our advisor, is owned 70% by Allen Hartman and 30% by HIR Management, Inc., our property manager.

HIR Management, Inc. is owned by Hartman Income REIT, Inc.

Hartman Income REIT, Inc. has 1,005 common shareholders who own 85.4% of its outstanding shares.  Allen R. Hartman and his affiliates own 14.6% of the outstanding shares.

The key personnel of Hartman Advisors, LLC and HIR Management, Inc. also provide advisory and property management services for Hartman Income REIT, Inc. and Hartman Short Term Income Properties XIX, Inc.  The advisor and the property manager anticipate that they will spend one-third to one-half of their time on our business and properties.

Hartman REIT OP

Using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. At present, we have the right to contribute our assets to a limited partnership to be referred to as Hartman REIT OP, of which we would be the general partner but have no plans to do so unless we determine that it would be beneficial to acquire properties in exchange for units of our limited partnership.  The arrangement in which a REIT forms a limited partnership, the limited partnership holds all of the REIT’s properties and the REIT acts as general partner is generally referred to as an UPREIT.  REITs generally avail themselves of the UPREIT structure to permit property owners to contribute properties in kind to the limited partnership in exchange for limited partnership interests, sometimes called OP Units, on an income tax deferred basis.  The holders of units in Hartman REIT OP may have their units exchanged for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

Prior Offering Summary

In addition to our REIT, Allen R. Hartman, our sponsor, Chief Executive Officer and Chairman of our Board of Directors, has recently formed Hartman Income REIT, Inc., a Maryland corporation (“HIREIT”), which has acquired all of the properties of:

•
Houston R.E. Income Properties XIV, L.P., a Texas limited partnership; its general partner, Hartman Partnership XIV LLC, a Nevada limited liability company; and, its limited partner Houston RE Income Properties XIV REIT, Inc. a Virginia corporation.

•
Houston R.E. Income Properties XVI, Ltd., a Texas limited partnership, its general partner, Hartman Partnership XVI LLC, a Nevada limited liability company; and its limited partner Houston RE Income Properties XVI REIT, Inc. a Virginia corporation.

•
Houston R.E. Income Properties XVII, Ltd., a Texas limited partnership; its general partner Hartman Partnership XVII LLC, a Texas limited liability company; and its limited partner   a Virginia corporation.

•
Hartman Income Properties XVIII, Ltd., a Texas limited partnership; its general partner Hartman Partnership XVIII LLC, a Texas limited liability company; and its limited partner Hartman Income Properties XVIII REIT, Inc. a Virginia corporation.

•	Woodedge Plaza, Ltd., a Texas limited partnership (“Woodedge”), which is owned by Allen R. Hartman.

•	Certain assets of Hartman Management, L.P., a Texas limited partnership which is owned by Allen R. Hartman.

The Hartman group is also currently offering shares in Hartman Short Term Income Properties XIX, Inc (Hartman XIX).  The investment objectives of Hartman XIX are similar to our investment objectives.  Like Hartman XIX, we will be in the market for commercial rental properties.  Hartman XIX will cease to offer its shares pursuant to its current initial private placement on the earlier to occur of December 31, 2009 or the full subscription of all the offered shares.  Nevertheless, the manager of Hartman XIX intends to close the offering of Hartman XIX’s shares shortly after the effective date of our Offering to reduce the potential for competition between us and Hartman XIX.  During the past 25 years, affiliates of Mr. Hartman and his affiliates have sponsored 20 privately offered real estate programs and one publicly offered real estate program for Hartman Commercial Properties REIT, now known as Whitestone REIT.  As of December 31, 2008, Hartman affiliates had sponsored private and public real estate programs that have raised over $200 million from approximately 1,600 investors in the foregoing real estate programs. The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Hartman affiliates. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this prospectus. The prior performance of the programs previously sponsored by Hartman affiliates is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Compensation to Our Advisor and Its Affiliates

The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to Hartman Advisors, HIR Management and their affiliates during the various phases of our organization and operation. The estimated maximum dollar amounts are based on the sale of a maximum of 25,000,000 shares to the public at $10.00 per share in our primary offering and the sale of a maximum of 2,500,000 shares to the public at $9.50 per share under our distribution reinvestment plan. The estimated minimum dollar amounts assume a minimum of 200,000 shares are sold in the primary offering. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Offering-stage compensation relates only to this primary offering, as opposed to any subsequent offerings. All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts and, in limited circumstances, the dealer manager fee may be reduced with respect to certain purchases.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount
Offering Stage
Selling Commissions – Participating broker-dealers
Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers.  Pavek Investments will re-allow up to 100% of selling commissions earned to participating broker-dealers.  No selling commissions will be paid for sales under the distribution reinvestment plan.

$140,000/ $17,500,000
Dealer Manager Fee –Pavek Investments
Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, our dealer manager may re-allow a portion of its dealer manager fee in an aggregate amount up to 2.5% of gross offering proceeds to broker-dealers participating in the offering. No dealer manager fee will be paid for sales under the distribution reinvestment plan.

$50,000/ $6,250,000
Reimbursement of Other Organization and Offering Expenses – Hartman Advisors or its affiliates
With respect to our primary offering, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering. We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings.  No reimbursement of organization and offering expenses will be paid for sales under the distribution reinvestment program.

$30,000/ $3,750,000

Acquisition and Development Stage
Acquisition and Advisory Fees – Hartman Advisors or one of its affiliates
2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets. We may not amend our advisory agreement to increase acquisition and advisory fees during this primary offering.
$44,500/ $5,562,500 (assuming no debt financing to purchase assets) $89,000/ $11,125,000 (assuming debt financing equal to 50% of the aggregate value of our assets)
Acquisition Expenses – Hartman Advisors or its affiliates
Our advisor and its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

Actual amounts are dependent upon the expenses paid or incurred and therefore cannot be determined at the present time.  If we assume expenses of 0.45% of the gross offering proceeds, the fees would be $8,900/ $1,112,500.

Debt Financing Fee – Hartman Advisors or its affiliates
1% of the amount available under any loan or line of credit made available to us. Our advisor will use some or this entire amount to reimburse third parties with whom it subcontracts to coordinate financing for us. We may not amend our advisory agreement or our property management agreement to increase debt financing fees during this primary offering.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 50% of the aggregate value of our assets, the fees would be $8,900/ $1,112,500.

Development Fee – HIR Management
We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

Operational Stage
Property Management and Leasing Fees – HIR Management
Property management fees equal to 5% of the Effective Gross Revenues of the properties for the management of retail centers, office/warehouse buildings, industrial properties and flex properties and 3 to 4% of the Effective Gross Revenues for office buildings based upon the square footage and gross property revenues of the buildings.  In the event that we contract directly with a third-party property manager in respect of a property, we will pay HIR Management an oversight fee equal to 1% of the gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to HIR Management with respect to any particular property.  In addition to the property management fee or oversight fee, if HIR Management provides leasing services with respect to a property, we will pay HIR Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property.  HIR Management may subcontract the performance of its property management and leasing duties to third parties and HIR Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services.  We will reimburse the costs and expenses incurred by HIR Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of HIR Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.  Furthermore, other charges, including fees and expenses of third-party accountants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Asset Management Fee – Hartman Advisors or its affiliates
Monthly fee equal to one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available and if the independent members of our board of directors have determined to obtain an independent appraisal, without reduction for depreciation, bad debts or other non-cash reserves.  The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.

Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.
Operating Expenses – Hartman Advisors
We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time

Liquidation Stage
Disposition Fee – HIR Management or its affiliates
If our property manager provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.
Liquidation-Hartman Advisors and HIR Management
In the event of a liquidation of the Company, we will reimburse our advisor and property manager for their service provided under the same fee schedule set forth above through the date of the final dissolution and wind-up of the Company’s affairs
Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time
Common Stock Issuable Upon Conversion of Convertible Preferred Stock – Hartman Advisors
Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions.  In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.
Actual amounts depend on the value of our company at the time the Convertible Preferred Stock converts or becomes convertible and therefore cannot be determined at the present time.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive. There are also some smaller items of compensation and expense reimbursements that our advisor may receive. For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see “Estimated Use of Proceeds” and “Management – Management Compensation.”

Listing or Liquidation

We intend to begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, unless we obtain the approval of a majority of our shareholders to defer the liquidation or to approve an alternate strategy.

Market conditions and other factors could cause our shareholders to approve a proposal to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond ten years from the termination of this offering.  Even after we decide to liquidate, we would attempt to conclude our liquidation in a prudent manner depending on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future.  After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in shares of our common stock. Regardless of whether you participate in our distribution reinvestment plan, you will be taxed on your distributions to the extent they constitute taxable income. If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.

We may terminate the distribution reinvestment plan in our discretion at any time upon ten days’ notice to plan participants. See the “Summary of Distribution Reinvestment Plan and Automatic Purchase Plan” for further explanation of our distribution reinvestment plan. A complete copy of our distribution reinvestment plan is attached as Exhibit C to this prospectus.

Share Redemption Program

Our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below. Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders. The purchase price for shares redeemed under the redemption program will be as set forth below.  Our board of directors will periodically value our properties and our other assets to determine the value of our shares. Except for redemptions sought upon a stockholder’s death or qualifying disability or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares redeemed under the redemption program will equal:

•
in the first year, the amount by which (a) the lesser of (1) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•
in the second year, the amount by which (a) the lesser of (1) 92.5% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 92.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•
in the third year, the amount by which (a) the lesser of (1) 95% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 95% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•
in the fourth year, the amount by which (a) the lesser of (1) 97.5% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 97.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•
thereafter the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the net asset value per share, as determined by the board of directors.

Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our redemption program.

Subject to the limitations described in this supplement and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of  a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder

The purchase price per share for shares redeemed upon the death or disability of the stockholder or upon such stockholder’s confinement to a long-term care facility will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the shares of common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the date of redemption. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow from the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange.

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows:  first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of a stockholder’s shares may be presented for redemption if the holder’s redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the dates of each redemption.

In connection with a request for redemption, the stockholder or his estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2)  from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii)  a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

See “Description of Shares - Share Redemption Program” for further explanation of the share redemption program.

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes the effect the purchase of shares will have on individual retirement accounts (IRAs) and retirement plans subject to ERISA and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “ERISA Considerations.”

In order to avoid violations of the requirements of ERISA, we must satisfy the requirements that apply to entities with employee benefit plan investors.   One such requirement for satisfying the ERISA regulations is for the shares purchased by the employee plan investors to be “publicly offered securities”, meaning that the shares will be registered with the SEC within 120 days after we have $1,000,000 in assets and at least 500 or more investors.  We expect to meet that requirement after reaching the minimum investment.  There are other alternatives under ERISA to avoid violation of the plan assets regulation if we cannot meet that requirement.

Description of Common Stock

General

Our board of directors has authorized the issuance of shares of our common stock without certificates. Instead, your investment may be recorded on our books only.  We expect that, until our common stock is listed for trading on a national securities exchange, we may not issue shares in certificated form.  We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds.  If you wish to transfer your shares, you are required to send an executed transfer form to us, along with a fee to cover reasonable transfer costs, in an amount as determined by our board of directors.  We will provide the required form to you upon request.

Stockholder Voting Rights and Limitations

We will hold annual meetings of our stockholders for the purpose of electing our directors or conducting other business matters that may be properly presented at such meetings.  We may also call a special meeting of stockholders from time to time for the purpose of conducting certain matters.  You are entitled to one vote for each share of common stock you own as of the record date for these meetings.  The holder of the convertible preferred stock is generally not entitled to vote such shares on matters presented to stockholders.

Restriction on Share Ownership

Our charter contains a restriction on ownership of our shares that generally prevents any one person from owning more than 9.8% of our outstanding shares of common or preferred stock, unless otherwise excepted by our board of directors or charter. In addition, until our shares are listed, if ever, investors in this offering and subsequent purchasers of their shares must meet the applicable suitability and minimum purchase requirements set forth in this prospectus. For a more complete description of the shares, including restrictions on the ownership of shares, see “Description of Shares.”

Other Hartman Programs

Affiliates of our advisor and of our property manager are currently advising the operations of two other real estate investment trusts, Hartman Income REIT, Inc. (HIREIT) and Hartman Short Term Income Properties XIX, Inc. (Hartman XIX)   The latter program, Hartman XIX is currently offering its shares in a private placement.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type. Please see the remainder of this prospectus for more detailed information about this offering.

Q:  What is a REIT?

A:  In general, a REIT is a company that:

•	pays distributions to stockholders of at least 90% of its taxable income;

•
avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is permitted a tax deduction for its qualifying dividend distributions to its shareholders, thereby reducing or eliminating its net income subject to tax, provided certain income tax requirements are satisfied;

•	combines the capital of many investors to acquire or provide financing for real estate-based investment; and

•	offers the benefit of a diversified real estate portfolio under professional management.

Q:   Why are you structured as a REIT?

A:        We are structured as a REIT to take advantage of the opportunity for us to reduce or eliminate our federal income tax liability and thereby increase the amount of cash available for distribution to our shareholders in the form of dividends.

Q:   What is the experience of your executive officers and directors?

A:        Our senior management team has significant experience acquiring, financing, developing and managing commercial real estate. For example, Allen R. Hartman, our Chief Executive Officer, and Chairman of the Board, has over 25 years of experience in the real estate industry, investing in, managing and financing approximately 63 different properties with over 6 million square feet of office, retail, and industrial space. See “Management – Directors and Executive Officers” for an extensive discussion of senior management and their experience.

Q:   In what types of real property will you invest?

A:        We intend to acquire and operate commercial real estate. In particular, we will focus generally on acquiring primarily income-producing light industrial, commercial, retail and warehouse real properties (“Our properties”).  These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction. We intend to acquire commercial properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning, those located in markets with high growth potential and those available from distressed sellers. Our management and board have extensive experience investing in numerous types of properties. Thus, we may acquire office, industrial, retail, single-tenant, and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction. We expect to make our investments in or in respect of real estate assets located in the United States and other countries based on our view of existing market conditions. Our opportunistic property acquisition strategy may involve the acquisition of properties in markets that are depressed or overbuilt, and/or have high growth potential in real estate lease rates and sale prices.

Q:   Will you invest in anything other than real property?

A:        As a REIT we may only invest in real estate and real estate-related assets including loans secured by mortgages on real estate.  We will either acquire such assets directly or through pass-through entities like joint ventures and limited liability companies to purchase and hold realty and mortgage loans.  We may acquire mortgage loans in connection with the sale of one or more of our properties.  Any such loan would be secured by the property sold although it may be junior in priority to the bank loan that the purchaser incurs to buy the property from us.  The mortgage loans that we acquire in general will be in the form of purchase money debt that we take back on the sale of a property.  In general such purchase money debt is subordinated to the first priority bank debt secured by the sold property.   The term of the purchase money debt may be short or long term, depending upon the terms negotiated and agreed to between us, as property seller, and the purchaser of the property, and in some cases, subject to the approval of the bank holding the first priority mortgage loan.

Q:   Does your advisor use any specific criteria when selecting potential investments?

A:        Our advisor considers relevant real property and financial factors in selecting properties, including condition and location of the property, its income-producing capacity and the prospects for its long-term appreciation. Acquisitions or originations of loans are evaluated for the quality of income, and the quality of the borrower and the security for the loan or the nature and possibility of the acquisition of the underlying real estate asset. Investments in other real estate-related securities will adhere to similar principles. In addition, we consider the impact of each investment as it relates to our portfolio as a whole.

Q:   What is an unlisted finite-life public REIT?

A:  We have publicly registered the sale of our shares but we have determined not to list our shares on an exchange for public trading.  Instead, we have adopted the goal of commencing the liquidation of our portfolio five to ten years after the Closing of this Offering.   We intend to begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, unless we obtain the approval of a majority of our shareholders to defer the liquidation or to approve an alternate strategy,    Prior to making an acquisition, we will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted fund life.

Q:   Who will choose the investments you make?

A:        Hartman Advisors is our advisor and makes recommendations on all investments to our board of directors. Our advisor is controlled indirectly by Allen R. Hartman, our Chief Executive Officer, and Chairman of the Board. Our board of directors, including a majority of our independent directors, must approve all of our investments.

Q:   Why do you intend to acquire some of your assets in joint ventures?

A:        We intend to develop or acquire properties and other investments in joint ventures, or other co-ownership arrangements when we determine it is advantageous for us to do so, including when desirable to participate in acquisitions controlled by a third party or when such party has special knowledge of such asset, to diversify our portfolio in terms of geographic region or property type, to access capital of third parties and to enable us to make investments sooner than would be possible otherwise.  The sooner we are able to make investments, the greater our ability will be to make distributions from our operating cash flow and for capital appreciation of the investments. Additionally, increased portfolio diversification made possible by investing through joint ventures, tenant-in-common investments and similar arrangements will help reduce the risk to investors as compared to a program with a smaller number of investments. Such joint ventures may be with third parties or affiliates of our advisor. We may also make or invest in mortgage loans secured by properties owned by such joint ventures.

Q:   What steps do you take to make sure you invest in environmentally compliant property?

A:        For all acquisitions, we will obtain a Phase I environmental assessment of each property purchased from an unrelated third party or if required by the mortgage lender.  We will not purchase the property or mortgage loan unless we are generally satisfied with the environmental status of the property.  A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concern, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property.  A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

Q:   What are your typical lease provisions?

A:        Lease provisions vary from property to property.  We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases.  These may include standard multi-tenant commercial leases, “triple net” leases or participating leases.  Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term.  Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term.  We expect our standard multi-tenant lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration.

Q:   How will you determine whether tenants have the appropriate creditworthiness for each building lease?

A:        We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available.  We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction.  Such relevant data from potential tenants and guarantors includes income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.  We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit.  In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

Q:   How will you decide to sell one or more assets?

A:        As each of our investments reach what we believe to be its optimum value, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors.  We anticipate that any such dispositions typically would occur during the period from five to ten years from the termination of this offering.  However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest.  The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.

Q:   Will the distributions I receive be taxable as ordinary income?

A:        Yes and No.  Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits.  Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value.  As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution.  The portion of your distribution that is not subject to tax immediately is considered a return of capital for tax purposes and will reduce the tax basis of your investment.  Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:   How does a “best efforts” offering work?

A:        We are offering up to 25,000,000 shares of common stock in our primary offering on a “best efforts” basis.  When shares are offered to the public on a “best efforts” basis, the dealer manager will be required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.  We are also offering up to 2,500,000 shares of common stock for sale pursuant to our distribution investment plan. We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.

Q:   Who can buy shares?

A:        An investment in our company is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment.  We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders.  These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either: (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. For more information, see “Suitability Standards.”

Q:   For whom may an investment in our shares be appropriate?

           A:        An investment in our shares may be appropriate for you if you meet the suitability standards mentioned above, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to realize growth in the value of your investment over the anticipated life of the fund, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity plans.  On the other hand, we caution persons who require short-term liquidity or guaranteed income not to consider an investment in our shares as meeting those needs.

Q:   May I make an investment through my IRA, SEP or other tax-deferred account?

A:        Yes. You may make an investment through your IRA, a simplified employee pension (SEP) plan or other tax-deferred account.  In making these investment decisions, you should, at a minimum, consider: (1) whether the investment is in accordance with the documents and instruments governing such IRA, SEP or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with such IRA, SEP or other tax-deferred account; (3) whether the investment will generate unrelated business taxable income (UBTI) to such IRA, SEP or other account; (4) whether there is sufficient liquidity for such investment under such IRA, SEP or other tax-deferred account; (5) the need to value the assets of such IRA, SEP or other tax-deferred account annually or more frequently; and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:   Is there any minimum investment required?

A:        Yes. The minimum purchase is 1,000 shares, except for IRAs which must purchase a minimum of 500 shares.  After you have purchased the minimum investment in this offering, any additional purchase must be in increments of at least $200, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.  For more information, see “Suitability Standards.”

Q:   How do I subscribe for shares?

A:        If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe.  A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

Subscription proceeds will be placed in escrow until such time as subscriptions to purchase at least $2.0 million of shares of common stock have been received and accepted by us, except that we may not admit investors residing in New York as stockholders until we have received and accepted subscriptions aggregating $2.5 million.  Any shares of common stock purchased by our advisor or its affiliates will not be counted in calculating the minimum offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested. Subscribers may not withdraw funds from the escrow account.  We expect to admit stockholders on at least a monthly basis after we have raised the minimum offering.

If the minimum offering has not been received and accepted by June 1, 2010 (one year after the date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) and subscription agreement will be returned to you promptly after the date of such termination.

Q:   If I buy shares in this offering, how may I later sell them?

A:        At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards.  In addition, our charter prohibits the ownership by one person of more than 9.8% of our outstanding shares of common or preferred stock, unless exempted by our board of directors.  Unless our shares are publicly traded, you will have difficulty selling your shares, and even if you are able to sell your shares, you will likely have to sell them at a substantial discount.

After you have held your shares for at least one year, you may be able to have your shares repurchased by us pursuant to our share redemption program, which is subject to significant conditions and limitations.  Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders. The terms of our redemption plan are more generous for redemptions sought upon a stockholder’s death or qualifying disability (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility.

Q:   Will I be notified of how my investment is doing?

A:        You will receive periodic updates on the performance of your investment in us, including:

•	a monthly distribution report;

•	three quarterly financial reports;

•	an annual report; and

•	an annual Form 1099.

In addition, under ERISA and the rules of FINRA, we must provide our stockholders a per share estimated value of our common stock annually.  Until eighteen months after the end of this offering of our shares, we intend to use the offering price of shares in this common stock offering as the per share estimated value (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the estimated value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  If it has been more than eighteen months since the end of this offering of our shares (or possibly sooner if our board determines otherwise), the value we provide for our common stock will be based on our board’s good faith estimates of the values of our properties and other assets.  If more than eighteen months has elapsed since the end of this offering, we will perform or cause to be performed valuations of our assets.  Such valuations may be performed by persons independent of us and of our advisor.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile; and

•	posting on our affiliated website at www.hi-reit.com.

Certain information concerning our business and our advisor and its affiliates will be available on the web site maintained for us and our advisor and its affiliates at www.hi-reit.com.  The contents of this web site are not incorporated by reference in or otherwise a part of this prospectus.

Q:   When will I receive my detailed tax information?

A:        Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:   Who is the transfer agent?

A:       ACS Securities Services is our transfer agent. Its telephone number is (214) 887-7134. Its address is:
      3988 N. Central Expressway
      Building 5, 6th Floor
      Dallas, Texas 75204

To ensure that any account changes are made promptly and accurately, all changes including your address, ownership type and distribution mailing address should be directed to the transfer agent.

Q: Where do I send my subscription materials?

A: For custodial accounts (such as are commonly used for IRAs) send the completed subscription agreement to your custodian who will forward the agreement as instructed below.

For non-custodial accounts, send the completed subscription agreement and check to:

Hartman Short Term Income Properties XX, Inc.
c/o Pavek Investments, Inc.
2909 Hillcroft, Suite 403
Houston, Texas 77057

Q: Who can help answer my questions?

A: If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Hartman Short Term Income Properties XX, Inc.
2909 Hillcroft, Suite 420
Houston, Texas 77057
(713) 467-2222

RISK FACTORS

Your purchase of shares involves a number of risks.  You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our shares. The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition. This could cause the value of our shares to decline and could cause you to lose all or part of your investment.  The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us.

Risks Related to an Investment in Hartman Short Term Income Properties XX, Inc.

•
There is no public trading market for your shares; therefore, it will be difficult for you to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.

There is no public market for the shares.  In addition, the price you receive for the sale of any shares of our common stock is likely to be less than the proportionate value of our investments.  Therefore, you should purchase the shares only as a long-term investment.  The minimum purchase requirements and suitability standards imposed on prospective investors in this offering also apply to subsequent purchasers of our shares.  If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets the suitability standards applicable to him, which may inhibit your ability to sell your shares.  Our board of directors may reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time.  Therefore, it will be difficult for you to sell your shares promptly or at all. You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount from the public offering price.  It is also likely that your shares would not be accepted as the primary collateral for a loan.  See “Suitability Standards,” “Description of Shares – Restriction on Ownership of Shares” and “Share Redemption Program” elsewhere in this prospectus for a more complete discussion on the restrictions on your ability to transfer your shares.

•      We may suffer from delays in acquiring and/or developing Properties, which could adversely affect the return on your investment.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition and development of properties, and investments and  determination of  financing arrangements as well as the performance of our leasing agents in the selection of tenants and the negotiation of leases.  The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms.  Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.  You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of the leasing agents selected by them.  We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

We could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Hartman-sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours. Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Hartman-sponsored programs are seeking to invest in similar properties.

Additionally, as a public company, we are subject to the ongoing reporting requirements under the Securities Exchange Act of 1934, as amended (Exchange Act).  Pursuant to the Exchange Act, we may be required to file with the SEC financial statements of properties we acquire.  To the extent any required financial statements are not available or cannot be obtained, we may not be able to acquire the property.  As a result, we may not be able to acquire certain properties that otherwise would be a suitable investment. We could suffer delays in our property acquisitions due to these reporting requirements.

Furthermore, where we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space.  Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns.  In addition, if we are unable to invest our offering proceeds in real properties in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, investment-grade investments or, ultimately, liquidate.  In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

•	Investors who invest in us at the beginning of our offering may realize a lower rate of return than later investors.

Because we have not identified any probable investments, there can be no assurances as to when we will begin to generate sufficient cash flow and make distributions out of cash flow from our operations.  As a result, investors who invest in us before we sell the minimum of 200,000 shares of common stock or before we commence real estate operations or generate significant cash flow may realize a lower rate of return than later investors.  We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments.  In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation. Also, if we sell a property and take back purchase money indebtedness secured by a second priority mortgage, it is possible that the buyer may at some time be unable to pay all of the interest due on our loan.  We would be required to distribute dividends with respect to the interest accruing on the mortgage loan, possibly forcing us to borrow or distribute capital to maintain our REIT status. Therefore, until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom, some or all of our distributions will be paid from other sources, such as from the proceeds of this or other offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings, including borrowings secured by our assets, in anticipation of future operating cash flow.

•
Investors who invest later in the offering may realize a lower rate of return than investors who invest earlier in the offering to the extent we fund distributions out of sources other than operating cash flow.

To the extent we incur debt to fund distributions earlier in this offering, the amount of cash available for distributions in future periods will be decreased by the repayment of such debt.  Similarly, if we use offering proceeds to fund distributions, later investors may experience immediate dilution in their investment because a portion of our net assets would have been used to fund distributions instead of retained in our company and used to make real estate investments.  Earlier investors will benefit from the investments made with funds raised later in the offering, while later investors may not share in all of the net offering proceeds raised from earlier investors.

•	We may have to make expedited decisions on whether to invest in certain properties, including prior to receipt of detailed information on the property.

In the current real estate market, our advisor and board of directors may frequently be required to make expedited decisions in order to effectively compete for the acquisition of properties and other investments.  Additionally, we may be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on property acquisitions, and the actual time period during which we will be allowed to conduct due diligence may be limited.  In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property.  Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment. In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

•	This is a blind pool offering, so you will not have the opportunity to evaluate our investments before we make them.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related assets. We have established policies relating to the creditworthiness of tenants and managers, but our board of directors will have wide discretion in implementing these policies, and you will not have the opportunity to evaluate potential tenants or managers. In light of our desire to purchase properties that we believe present an opportunity for enhanced future value, the creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property. We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include repositioning the property to attract new, more creditworthy tenants. For a more detailed discussion of our investment policies, see “Investment Objectives and Criteria – Acquisition and Investment Policies.”

•
If we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific investments we make.

This offering is being made on a “best efforts” basis, meaning that our dealer manager is only required to use its best efforts to sell our shares and has no firm commitment or obligation to purchase any of the shares.  As a result, we cannot assure you of the amount of proceeds that will be raised in this offering.  If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we make. In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase. For example, in the event we are not able to raise substantially more than the minimum offering amount, we will most likely make our investments through one or more joint ventures with third parties and may only be able to make one investment.  If we are only able to make one investment, we would not achieve any diversification of our assets.  Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment.  Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio of investments.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

•
Neither we nor our advisor have a prior operating history or established financing sources, and the prior performance of real estate investment programs sponsored by affiliates of our advisor may not be indicative of our future results.

We and our advisor are newly organized companies and, therefore, have no operating histories.  You should not rely upon the past performance of other real estate investment programs sponsored by affiliates of our advisor to predict our future results.  We were incorporated in February 2009, and, as of the date of this prospectus, we have not made any investments in real estate or otherwise.  Accordingly, the prior performance of real estate investment programs sponsored by affiliates of Mr. Hartman and our advisor may not be indicative of our future results.

Moreover, neither we nor our advisor have any established financing sources.  Presently, our advisor is not funded.   If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development.  To be successful in this market, we must, among other things:

•	Develop and lease commercial rental real estate, identify and acquire investments that further our investment strategies;

•	maintain our network of licensed securities brokers and other agents;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties and other investments as well as for potential investors in us; and

•	continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

•	If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel, of us, our advisor and its affiliates, including Allen R. Hartman who would be difficult to replace.  We do not have employment agreements with our executive officers, and we cannot guarantee that they will remain affiliated with us.  Although several of our executive officers and key employees have entered into employment agreements with affiliates of our advisor, Hartman Advisors, these agreements are generally terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor.  If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel.  Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel.  Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions.  Maintaining these relationships will be important for us to effectively compete for assets. We cannot assure you that we will be successful in attracting and retaining such strategic relationships.  If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

•	If we internalize our management functions, your interest in us could be diluted, and we could incur other significant costs associated with being self-managed.

Our strategy may involve internalizing our management functions.  If we internalize our management functions, we may elect to negotiate to acquire our advisor’s assets and personnel.  At this time, we cannot be sure of the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our stock.  The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the net income per share and funds from operations per share attributable to your investment.

In addition, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting, and other expenses related to corporate governance, Securities and Exchange Commission reporting and compliance.  We would also incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates.  In addition, we may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment, although in most key positions, our officers are also officers of our advisor and will be eligible for equity incentives that we expect to grant.  We cannot reasonably estimate the amount of fees to our advisor we would save and the costs we would incur if we became self-managed.  If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our net income per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

As currently organized, we will rely on the advisor for virtually all of the services required in our operations.  If we elect to internalize our operations, we would employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities.  They have a great deal of know-how and can experience economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity.  An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and/or suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting.  Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our properties.

•
Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.  Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner.  In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

Any of these risks could have an adverse effect on our business, results of operations and ability to pay distributions to our stockholders.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with our advisor and its affiliates, including the material conflicts discussed below. The “Conflicts of Interest” section of this prospectus provides a more detailed discussion of the conflicts of interest between us and our advisor and its affiliates and our policies to reduce or eliminate certain potential conflicts.

Because a number of Hartman real estate programs use investment strategies that are similar to ours, our advisor and its and our executive officers will face conflicts of interest relating to the purchase and leasing of properties and other investments, and such conflicts may not be resolved in our favor.

Although our sponsor generally seeks to avoid simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, there may be periods during which one or more Hartman-sponsored programs are seeking to invest in similar properties and other real estate-related investments.  As a result, we may be buying properties and other real estate-related investments at the same time as one or more of the other Hartman-sponsored programs managed by officers and employees of our advisor and/or its affiliates, and these other Hartman-sponsored programs may use investment strategies that are similar to ours.  Our executive officers and the executive officers of our advisor are also the executive officers of other Hartman-sponsored REITs and their advisors, the general partners of Hartman-sponsored partnerships and/or the advisors or fiduciaries of other Hartman-sponsored programs, and these entities are and will be under common control. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Hartman-sponsored program. In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor and on behalf of advisors and managers of other Hartman-sponsored programs decide whether to allocate any particular property to us or to another Hartman-sponsored program or affiliate of our advisor, which may have an investment strategy that is similar to ours. In addition, we may acquire properties in geographic areas where other Hartman-sponsored programs own properties.  If one of the other Hartman-sponsored programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant.  You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

•
Hartman Advisors and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor, Hartman Advisors and its affiliates, including our property manager, are entitled to substantial fees from us under the terms of the advisory agreement.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.  Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the property management agreement;

•
property sales, which entitle our advisor or its affiliates to real estate commissions and the possible issuance to Hartman Advisors, our advisor, of shares of our common stock through the conversion of our convertible preferred stock;

•
property acquisitions from other Hartman-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	development of real properties, which entitle our advisor or its affiliates to development acquisition fees and asset management fees;

•	acquisition of properties from third parties, which entitle our advisor or its affiliates to acquisition fees and asset management fees;

•	borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor;

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whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to affiliates of our advisor to purchase the assets and operations of our advisor;

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whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Hartman Advisors, our advisor, to the issuance of shares of our common stock through the conversion of our convertible preferred stock; and

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whether and when we seek to sell the company or its assets, which sale could entitle our property manager  to real estate commissions and our advisor to the issuance of shares of our common stock through the conversion of our convertible preferred stock.

The fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the cost of the investment, including the amount budgeted for the development, construction, and improvement of each asset, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.  Furthermore, the advisor will refund these fees to the extent they are based on budgeted amounts that prove too high once development, construction, or improvements are completed, but the fact that these fees are initially calculated in part based on budgeted amounts could influence our advisor to overstate the estimated costs of development, construction, or improvements in order to accelerate the cash flow it receives.

In addition, the terms of our convertible preferred stock provide for its conversion into shares of common stock if we terminate the advisor prior to the listing of our shares for trading on a national securities exchange other than as a result of the advisor’s material breach of the advisory agreement.  To avoid the conversion of our convertible preferred stock, our independent directors may decide against terminating the advisory agreement prior to the listing of our shares or disposition of our investments even if termination of the advisory agreement would be in our best interest. In addition, the conversion feature of our convertible preferred stock could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion.  Moreover, our advisor has the right to terminate the advisory agreement for any reason upon 60 days’ notice and thereby trigger the conversion of the convertible preferred stock, which could have the effect of delaying, deferring or preventing a change of control that might otherwise be in our stockholders’ best interests.

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Our advisor’s executive officers and key personnel and the executive officers and key personnel of Hartman-affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers of our advisor and the executive officers and employees of Hartman-affiliated entities to conduct our day-to-day operations and this offering. These persons also conduct the day-to-day operations of other Hartman-sponsored programs and may have other business interests as well. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and resources to our business than is necessary or appropriate. If this occurs, the returns on our investments may suffer.

•	Our officers face conflicts of interest related to the positions they hold with entities affiliated with our advisor, which could diminish the value of the services they provide to us.

Each of our executive officers, including Mr. Hartman, who serves as our Chief Executive Officer, and Chairman of our Board of Directors, is also an officer of our advisor and other entities affiliated with our advisor, including the advisors and fiduciaries to other Hartman-sponsored programs.  As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders.  Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities.  Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates of our advisor, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

•	Your investment will be diluted upon conversion of the convertible preferred stock.

Hartman Advisors, our advisor, purchased 1,000 shares of our convertible preferred stock for an aggregate purchase price of $100. Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us.  Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions, and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares.  With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all. As a result, following conversion, the holder of the convertible preferred stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant. See “Description of Shares – Convertible Preferred Stock.”

Our advisor and Mr. Hartman can influence whether we terminate the advisory agreement or allow it to expire without renewal, or whether our common stock is listed for trading on a national securities exchange.  Accordingly, our advisor can influence both the conversion of the convertible preferred stock issued to it, and the resulting dilution of other stockholders’ interests.

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Because we rely on our advisor and its affiliates  for the provision of advisory and property management services, if our advisor were unable to meet its obligations we may be required to find alternative providers of these services, which could result in a disruption of our business.

In the event that our advisor were unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in disruption of our business.

Risks Related to Our Business in General

•	A limit on the number of shares a person may own may discourage a takeover.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of our outstanding shares of common or preferred stock. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide stockholders with the opportunity to receive a control premium for their shares. See “Description of Shares - Restriction on Ownership of Shares.”

•	Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our charter permits our board of directors to issue up to 950,000,000 shares of capital stock.  Our board of directors, without any action by our stockholders, may (1) increase or decrease the aggregate number of shares, (2) increase or decrease the number of shares of any class or series we have authority to issue or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, or terms or conditions of redemption of any such stock.  Thus, our board of directors could authorize the issuance of such stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock. See “Description of Shares- Preferred Stock.”

•	Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•      any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or

•      an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•      80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and

•      two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of our shares of common stock, see “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Business Combinations.”

•	Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws. Our charter contains a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates. For a more detailed discussion of the Maryland laws governing control share acquisitions, see the section of this prospectus captioned “Description of Shares – Provisions of Maryland Law and of Our Charter and Bylaws – Control Share Acquisitions.”

•	Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

•	Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, based on exclusions that we believe are available to us. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

In order to be excluded from regulation under the Investment Company Act, we intend to engage primarily in the business of buying mortgages and other liens on or interests in real estate. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

•	Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders.  Our charter sets forth the stockholder voting rights required to be set forth therein under the NASAA REIT Guidelines.  Under our charter and the Maryland General Corporation Law, our stockholders currently have a right to vote only on the following matters:

•      the election or removal of directors;

•      any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

▪	change our name;
▪	increase or decrease the aggregate number of our shares;
▪	increase or decrease the number of our shares of any class or series that we have the authority to issue;
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classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

▪	effect reverse stock splits; and
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after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “Description of Shares — Provisions of Maryland Law and our Charter and Bylaws – Subtitle 8” below);

•      our liquidation and dissolution; and

•	our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors.

•	Our board of directors may change our investment policies and objectives without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the stockholders. The board of directors will decide annually on the type of properties and mortgages in which we should invest and when and whether to dispose of real estate assets that we acquire.  These policies may change over time. The methods of implementing our investment policies may also vary, as new investment techniques are developed. Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders. As a result, the nature of your investment could change without your consent.  Our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders

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You may not be able to sell your shares under our share redemption program and, if you are able to sell your shares under the program, you may not be able to recover the amount of your investment in our shares.

Our board of directors can amend, suspend or terminate our share redemption program at any time.  Our board of directors may reject any request for redemption of shares.  Further, there are many limitations on your ability to sell your shares pursuant to the share redemption program. Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder acquired the shares by either (1) a purchase directly from us or (2) a transfer from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family, (ii)  a transfer to a custodian, trustee or other fiduciary for the account of the investor or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

In addition, our share redemption program contains other restrictions and limitations.  Shares will be redeemed on a quarterly basis, pro rata among all stockholders requesting redemption in such quarter, with a priority given to redemptions upon the death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility; next, to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, to other redemption requests.  You must hold your shares for at least one year prior to seeking redemption under the share redemption program, except that our board of directors may waive this one-year holding requirement with respect to redemptions sought upon the death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility or for other exigent circumstances and that if a stockholder is redeeming all of his or her shares the board of directors may waive the one-year holding requirement with respect to shares purchased pursuant to the distribution reinvestment plan. We will not redeem more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption.  Our board of directors will determine from time to time, and at least quarterly, whether we have sufficient excess cash to repurchase shares.  Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus 1% of the operating cash flow from the previous fiscal year (to the extent positive).

Further, our board of directors reserves the right to reject any request for redemption or to terminate, suspend or amend the share redemption program at any time. Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program. For a more detailed description of the share redemption program, see “Description of Shares - Share Redemption Program.”

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If you are able to resell your shares to us pursuant to our share redemption program, you may receive less than the amount paid to acquire the shares from us or the fair market value of your shares depending upon how long you owned the shares.

Other than redemptions following the death or disability of a stockholder or redemptions sought upon a stockholder’s confinement to a long-term care facility, the purchase price for shares we repurchase under our redemption program will equal (1) in the first year of the program, the amount by which (a) the lesser of (1) 90% of the average issue price for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the offering price of shares in our most recent offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments; and gradually increase by 2.5% per year so that beginning in the fifth year the purchase price will equal, the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) or (2) 90% of the net asset value per share, as determined by the Board of Directors. Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.

•	We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

 We intend to begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, unless we obtain the approval of a majority of our shareholders to defer the liquidation or to approve an alternate strategy,

•	We established the offering price for the shares on an arbitrary basis; as a result, the offering price of the shares is not related to any independent valuation.

Our board of directors has arbitrarily determined the offering price of the shares, and such price bears no relationship to our book or asset values, or to any other established criteria for valuing outstanding shares. Because the offering price is not based upon any independent valuation, the offering price may not be indicative of the proceeds that you would receive upon liquidation.

•	Your interest in Hartman Short Term Income Properties XX will be diluted if we issue additional securities.

Investors purchasing shares in this offering do not have preemptive rights to any shares issued by us in the future.  Our charter currently has authorized 950,000,000 shares of capital stock.  Subject to any limitations set forth under Maryland law, our board of directors may amend our charter to increase the number of authorized shares of capital stock, increase or decrease the number of shares of any class or series of stock designated, and may classify or reclassify any unissued shares without the necessity of obtaining stockholder approval.  Shares will be issued in the discretion of our board of directors. Investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we: (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to the distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of common stock upon the conversion of our convertible preferred stock, (5) issue shares of common stock upon the exercise of any options granted to our independent directors or employees of our advisor or its affiliates, (6) issue restricted stock or other awards pursuant to our Incentive Award Plan, (7) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory agreement, or (8) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests if the board of directors determines to form Hartman REIT OP for the purpose of accepting in kind contributions of properties rather than cash.  In addition, the partnership agreement for Hartman REIT Operating Partnership would contain provisions to allow, under certain circumstances, other entities, including other Hartman-sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of Hartman REIT OP. Because the limited partnership interests of Hartman REIT OP would be eligible for exchange for shares of our common stock, any merger, exchange or conversion between Hartman REIT OP and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.  Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

•	Payment of fees to our advisor and its affiliates will reduce cash available for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the offer and sale of our shares, the selection and acquisition of our investments, and the management and leasing of our properties, the servicing of our mortgage loans, the administration of our other investments and the disposition of our assets. They will be paid substantial fees for these services. These fees will reduce the amount of cash available for investment or distributions to stockholders. For a more detailed discussion of these fees, see “Management — Management Compensation.”

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Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.

There are many factors that can affect the availability and timing of cash distributions to stockholders.  Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments and investments in real estate-related securities, mortgage loans and other investments, current and projected cash requirements and tax considerations.  Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period.  The amount of cash available for distributions will be affected by many factors, such as our ability to make acquisitions as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, as well as our operating expense levels and many other variables.  Actual cash available for distribution may vary substantially from estimates.  We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time.  Nor can we give any assurance that: (1) rents from the properties will increase, (2) future development or acquisitions of real properties will increase our cash available for distributions to stockholders.  Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. For instance:

•	If one or more tenants defaults or terminates its lease, there could be a decrease or cessation of rental payments, which would mean less cash available for distributions.

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Cash available for distributions may be reduced if we are engaged in development of Properties or are otherwise required to spend money to correct defects or to make improvements to properties or if we distribute cash derived from sources other than cash flow from operations.

•	Cash available to make distributions may decrease if the assets we acquire have lower yields than expected.

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There may be a delay between the sale of the common stock and our development or purchase of real properties. During that time, we may invest in lower yielding short-term instruments, which could result in a lower yield on your investment.

•	If we lend money to others, such funds may not be repaid in accordance with the loan terms or at all, which could reduce cash available for distributions.

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Federal income tax laws require REITs to distribute at least 90% of their REIT taxable income to stockholders each year. This limits the earnings that we may retain for corporate growth, such as asset acquisition, development or expansion and makes us more dependent upon additional debt or equity financing than corporations that are not REITs.  If we borrow more funds in the future, more of our operating cash will be needed to make debt payments and cash available for distributions may decrease.  Furthermore, we will be subject to limitations on the amount of debt that we may incur on an unsecured basis.

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In connection with future acquisitions, we may issue additional shares of common stock, operating partnership units or interests in other entities that own our properties. We cannot predict the number of shares of common stock, units or interests that we may issue, or the effect that these additional shares might have on cash available for distribution to you. If we issue additional shares, they could reduce the cash available for distribution to you.

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We make distributions to our stockholders to comply with the distribution requirements of the Internal Revenue Code and to eliminate, or at least minimize, exposure to federal income taxes and the nondeductible REIT excise tax. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, could require us to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT.

In addition, our board of directors, in its discretion, may retain any portion of our cash on hand for capital needs and capital improvements. We cannot assure you that sufficient cash will be available to make distributions to you.

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Until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may make some or all of our distributions from sources other than cash flow from operations, including the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, which may reduce the amount of capital we ultimately invest and negatively impact the value of your investment.

We expect that cash distributions to our stockholders generally will be paid from cash available or anticipated from the cash flow from our investments in properties, real estate securities, mortgage loans and other real estate-related assets.  However, until proceeds from this offering are invested and generating operating cash flow sufficient to make distributions to our stockholders, we may make some or all of our distributions from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver or deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow. In addition, to the extent our investments are in development or redevelopment projects, or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early period of operation.  Once our development projects are completed and begin to generate income, we intend to use such increased income to make distributions to our stockholders.  Accordingly, the amount of distributions paid at any time may not reflect current cash flow from our operations.  To the extent distributions are paid from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a deferral of asset management fees and/or from borrowings (including borrowings secured by our assets) in anticipation of future cash flow, we will have less capital available to invest in properties and other real estate-related assets, which may negatively impact our ability to make investments and substantially reduce current returns and capital appreciation. In that event, we may not be able to use the entire 90% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) as we have projected for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.

•	Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by many factors, including a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties and the properties underlying our other real estate-related investments are located. These factors include:

•	poor economic conditions may result in defaults by tenants of our properties;

•	job transfers and layoffs may cause tenant vacancies to increase;

•	increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels;

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increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults.  Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.

▪	changes in general economic or local conditions;

▪	changes in supply of or demand for similar or competing properties in an area;

▪	changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

▪	the illiquidity of real estate investments generally;

▪	changes in tax, real estate, environmental and zoning laws; and

▪	periods of high interest rates and tight money supply.

▪	For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

•	The private programs sponsored by affiliates of our advisor have experienced losses in the past, and we may experience similar losses.

Historically, many of the private programs sponsored by affiliates of our advisor have experienced losses during the early periods of their operation.  Many of these losses can be attributed to the initial start-up costs and operating expenses incurred prior to purchasing properties or making other investments that generate revenue.  In addition, depreciation and amortization expense substantially reduce income. It is likely that we will experience similar losses during the early periods of our operation.  As a result, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate investments.

•	We are uncertain of our sources for funding of future capital needs, which could adversely affect the value of our investments.

Substantially all of the gross proceeds of this offering will be used to make investments in real estate and real estate-related assets and to pay various fees and expenses related to the offering. We will establish capital reserves on a property-by-property basis, as we deem appropriate. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. Accordingly, in the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.

•	Financing our future growth plan could be impacted by negative capital market conditions.

Recently, domestic financial markets have experienced unusual and severe volatility and uncertainty. Although this condition has occurred most visibly within the “subprime” mortgage lending sector of the credit market, liquidity has tightened in overall domestic financial markets, including the investment grade debt and equity capital markets. Consequently, there is greater uncertainty regarding our ability to access the credit market in order to attract financing on reasonable terms. Our ability to finance our acquisitions could be adversely affected by our inability to secure permanent financing on reasonable terms, if at all.

General Risks Related to Investments in Real Estate

•	Acquisition and ownership of real estate is subject to risks associated with environmental hazards.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property.  The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures.  Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.  The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you. We may be liable for environmental hazards at our properties, including those created by prior owners or occupants, existing tenants, abutters or other persons.  The properties that we plan to develop or acquire could include truck repair and maintenance facilities and tanks for the storage of petroleum products and other hazardous substances, all of which create the potential for environmental damages.  As a result, we may be expected to regularly incur environmental clean up costs.  We intend to include in the leases that we entered with future tenants, an agreement for such tenant to indemnify us from all environmental liabilities arising its activities at such property during the term of the lease.  Despite this indemnity, various federal and state laws impose environmental liabilities upon property owners, such as us, for any environmental damages arising on properties they own or occupy, and we cannot be assured that we will not be held liable for environmental clean up at our properties, including environmental damages at sites we own and lease.  As an owner or previous owner of properties which contain environmental hazards, we also may be liable to pay damages to governmental agencies or third parties for costs and damages they incur arising from environmental hazards at the properties. Moreover, the costs and damages which may arise from environmental hazards are often difficult to project and our future tenants may not have sufficient resources to pay its environmental liabilities.

•	Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases.  If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

•	Many of our investments will be dependent on tenants for revenue, and lease terminations could reduce our ability to make distributions to stockholders.

The success of our real property investments often will be materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to stockholders.  A default by a significant tenant on its lease payments to us would cause us to lose the revenue associated with such lease and cause us to have to find an alternative source of revenue to meet mortgage payments and prevent a foreclosure if the property is subject to a mortgage.  In the event of a tenant default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property.  If significant leases are terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

•	We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient capital reserves, we will have to obtain financing from other sources.  We intend to establish capital reserves on a property-by-property basis, as we deem necessary.  In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves.  If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements.  We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us.  Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements.  Additional borrowing for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.   If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.  The need for and amount of reserves for capital improvements will be determined on a property by property basis in consultation with our property manager. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•      cost overruns and delays;

•      renovations can be disruptive to operations and can displace revenue at the properties, including revenue lost while under renovation and out of service;

•      the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and

•      the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, we will need to borrow to fund future capital improvements.

•	We may be unable to sell a property if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties in which we invest until such time as our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met.  Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation.  If we do not begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, our charter requires that we hold a stockholders meeting to vote on a proposal for our orderly liquidation unless a majority of our board of directors and a majority of our independent directors vote to defer such a meeting beyond the eight anniversary of the termination of this offering.  The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us.  We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset. If we are unable to sell an asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

•	Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures or other co-ownership arrangements with other Hartman programs or with third parties having investment objectives similar to ours for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments.  We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons.  Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•      the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•       the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•      that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•      the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or

•      that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.

•	Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure you that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

•	Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on your investment.

We may invest some or all of the proceeds available for investment in the acquisition, development and/or redevelopment of properties upon which we will develop and construct improvements.  We could incur substantial capital obligations in connection with these types of investments.  We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.  The developer or builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control.  Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project.  We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction.  These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions.  In addition, we will be subject to normal lease-up risks relating to newly constructed projects.  Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property.  If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property.  Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities and/or community groups.  Although our intention is to limit any investment in unimproved property, we intend to develop properties, your investment nevertheless is subject to the risks associated with investments in unimproved real property.

•
If we contract with an affiliate of our advisor to purchase a newly developed property or to develop a parcel that we acquire, we cannot guarantee that any earnest money deposit we make to that affiliate of the advisor or its affiliates would be fully refunded if the work were not performed.

We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements with affiliates of our advisor or others, to acquire real property from affiliates of our advisor.  Properties acquired from these affiliates may be existing income-producing properties, properties to be developed or properties under development.  We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties.  In the case of properties to be developed by HIR Management or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by HIR Management or its affiliates.  At the time of contracting and the payment of the earnest money deposit by us, HIR Management or its affiliates typically will not have acquired title to any real property.  Typically, HIR Management or its affiliates will only have a contract to acquire land, a development agreement to develop a building on the land and an agreement with one or more tenants to lease all or part of the property upon its completion.  We may enter into such a contract with HIR Management or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in our offering to enable us to close the purchase of such property.  However, we will not be required to close a purchase from HIR Management or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

•      HIR Management or its affiliates fails to develop the property;

•      all or a specified portion of the pre-leased tenants fail to take possession under their leases for any reason; or

•      we are unable to raise sufficient proceeds from our offering to pay the purchase price at closing.

The obligation of HIR Management or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since HIR Management is an entity without substantial assets or operations.

•	Competition with third parties in acquiring properties and other assets may reduce our profitability and the return on your investment.

We believe that the current market for properties that meet our investment objectives is highly competitive.  We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we will.  Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase.  Any such increase would result in increased demand for these assets and therefore increased prices paid for them.  If we pay higher prices for properties and other investments, our profitability will be reduced and you may experience a lower return on your investment.

•	A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

At any one time, a significant portion of our investments could be in one property class.  As a result, we will be subject to risks inherent in investments in a single type of property.  If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

•	Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise.  Our historical experience in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes.  We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

•	Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction.  Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition.  Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties.  To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash.  We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

•	Our failure to integrate acquired properties and new personnel could create inefficiencies and reduce the return of your investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties.  In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity.   Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

•	Properties in which we may invest may not be readily adaptable to other uses, and if these properties become unprofitable, we may not be able to recoup the value of our investment.

Properties in which we may invest may be specific-use properties that have limited alternative uses.  Therefore, if the operations of any of our properties in these sectors become unprofitable due to industry competition, a general deterioration of the applicable industry or otherwise, we may have great difficulty selling the property or we may have to sell the property for substantially less than the amount we paid for it.  Should any of these events occur, our income and cash available for distribution could be reduced.

•	The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any foreign investments we make will be subject to similar laws in the jurisdictions where they are located.

•	Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Our properties are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended (Disabilities Act), or similar laws of foreign jurisdictions. Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the Disabilities Act or similar laws of foreign jurisdictions or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such laws. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

Any apartment communities we acquire must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act. Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our apartment communities where such removal is readily achievable. The Disabilities Act does not, however, consider residential properties, such as apartment communities to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

•	If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash or in exchange for other property.  However, in some instances we may sell our properties by providing financing to purchasers.  If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders.  There are no limitations or restrictions on our ability to take purchase money obligations.  We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property.  The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions.  If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of.  In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

Risks Associated with Debt Financing

•	We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We anticipate that we will acquire real properties and other real estate-related investments by using either existing financing or borrowing new funds. In addition, we may incur or increase our mortgage debt by obtaining loans secured by some or all of our real properties to obtain funds to acquire additional properties and other investments and for payment of distributions to stockholders.  We also may borrow funds if necessary to satisfy the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.   Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests.  Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital.   As a result, we expect to borrow more than 50% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.  Our policy of limiting our aggregate borrowings to no more than 50% of the value of our properties’ value will have the effect of causing the aggregate debt to equal our net asset value.    Such debt may be at a level that is higher than real estate investment trusts with similar investment objectives or criteria.  High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants.  These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We do not intend to incur mortgage debt on a particular real property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt.  However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected.  In addition, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default.  For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage.  If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but would not receive any cash proceeds from the foreclosure.  We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties.  When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.  If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.  If any of our properties are foreclosed upon due to a default, our ability to make distributions to our stockholders will be adversely affected.  In addition, because our goal is to be in a position to liquidate our assets within five to ten years after the termination of this primary offering, our approach to investing in properties utilizing leverage in order to accomplish our investment objectives over this period of time may present more risks to investors than comparable real estate programs that have a longer intended duration and that do not utilize borrowing to the same degree.

•	If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms.  If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced.  If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

•	Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies.  In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender.  Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage, replace Hartman Advisors as our advisor or impose other limitations.  Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to you.

•	Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness.  During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan.  The principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period.  After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity.  These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan.  If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates.  Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

•	Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate.  In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment.  Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions to you.  In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

•	If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity.  Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property.  At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.  The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.  In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT.  Any of these results would have a significant, negative impact on your investment.

Federal Income Tax Risks

•	Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

The Irvine Venture Law Firm, LLP has rendered an opinion to us that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code for our taxable year ending December 31, 2009 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2009.  This opinion is based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets.  However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code.  The Irvine Venture Law Firm, LLP will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future.  Also, this opinion represents the Irvine Venture Law Firm, LLP’s legal judgment based on the law in effect as of the date of this prospectus.  The Irvine Venture Law Firm, LLP’s opinion is not binding on the Internal Revenue Service or the courts. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income for that year at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status.  Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the distributions-paid deduction, and we would no longer be required to make distributions.  If this occurs, we might be required to borrow funds or liquidate some invest condominiums, would almost certainly be considered such a prohibited transaction. See “Federal Income Tax Considerations – Requirements for Qualification as a REIT – Operational Requirements – Prohibited Transactions.”  If we are deemed to have engaged in a “prohibited transaction” (meaning that we sell a property held by us primarily for sale in the ordinary course of our trade or business) all net income that we derive from such sale would be subject to a 100% penalty tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale.  See “Federal Income Tax Considerations – Requirements for Qualification – Dealer Treatment.”  Given our opportunistic investment strategy, the sale of one or more of our properties may not fall within the prohibited transaction safe harbor.

We may attempt to avoid imposition of the 100% tax on prohibited transaction net income by holding properties to be sold within a short holding period through one or more taxable corporations.  Such a corporation, when held by a REIT to sell its non-qualifying assets, is referred to as a taxable REIT subsidiary or a TRS.  As a REIT, the value of securities we hold in all of our TRSs may not exceed 20% of the value of all of our assets at the end of any calendar quarter.  If the Internal Revenue Service were to determine that the value of our interests in all of our TRSs exceeded 20% of the value of our total assets at the end of any calendar quarter, we would fail to qualify as a REIT. If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, the value of our interests in our TRSs could exceed 20% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT.  Additionally, as a REIT, no more than 25% of our gross income with respect to any year may be from dividends and interest from sources other than real estate.  Distributions paid to us from a TRS are considered to be non-real estate dividends.  Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year.  We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.  Our failure to qualify as a REIT would adversely affect the return on your investment.

Among the ownership requirements for qualifying as a REIT, fifty (50%) percent of the capital stock of a REIT must not be owned, directly or indirectly, by five or fewer individuals.  If our advisor were to convert its special class of stock into our common stock, the result could be that five or fewer individuals would own more than 50% of our capital stock.

•	You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital.  In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value.  As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.  See “Summary of Distribution Reinvestment Plan and Automatic Purchase Plans – Federal Income Tax Considerations.”

•	In certain circumstances, we may be subject to federal and state taxes on income as a REIT, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to federal income taxes and related state taxes.  For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% penalty tax.  We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs.  We may also decide to retain income we earn from the sale or other disposition of our assets and pay income tax directly on such income.  In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly.  We may also be subject to state and local taxes on our income or property, either directly or at the level of the operating partnership or at the level of the other companies through which we indirectly own our assets.  Any federal or state taxes paid by us will reduce the cash available to us for distribution to our stockholders.

•	Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock.  Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder.  Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets.  You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.  You also should note that our counsel’s tax opinion is based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005.  One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2011.  REIT distributions generally do not qualify for this reduced rate.  The tax changes did not, however, reduce the corporate tax rates.  Therefore, the maximum corporate tax rate of 35% has not been affected.  However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” that other corporations are typically subject to.  To the extent that we distribute dividends attributable to dividends received from a TRS, our dividends would be eligible for the lower tax rate.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation.  As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our business and industry. You can generally identify forward-looking statements by our use of forward-looking terminology, such as “may,” “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “would, “ “could, “ “should” and variations of these words and similar expressions. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum offering of 200,000 shares, (2) the maximum offering of 25,000,000 shares pursuant to our primary offering, and (3) the maximum offering of 2,500,000 shares pursuant to our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering amount of $273,750,000 is raised, we expect to use approximately 90% of the gross proceeds raised in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.  We expect to use approximately 87.3% of the gross proceeds if no shares are reallocated from our distribution reinvestment plan to our primary offering and the maximum offering is raised (86.3% with respect to gross proceeds from our primary offering and 97.0% with respect to gross proceeds from our distribution reinvestment plan) to make investments in real estate properties and to use approximately 2.7% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing fee or establishment of capital reserves.  The remaining gross proceeds from the offering (up to 11.0% with respect to gross proceeds from our primary offering and 0.0% with respect to gross proceeds from our distribution reinvestment plan), will be used to pay selling commissions, dealer manager fees and other organization and offering costs.  Our charter limits acquisition fees and expenses to 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage loans or other investments. Our total organization and offering expenses may not exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings.  The amount available for investment will be less to the extent that we use proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program.

We expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties, loans and other real estate-related investments.  Therefore, we anticipate paying all or a significant portion of initial distributions to stockholders from the proceeds of this offering, cash advanced to us by our advisor, cash resulting from a waiver of asset management fees and/or from borrowings (including borrowings secured by our assets) until such time as we have sufficient cash flow from operations to fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets, fund the replenishment of the proceeds of this offering used to pay our initial distributions.  Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have used less than 90% of the gross proceeds in this offering (89.0% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate, loans and other investments, paying acquisition fees and expenses incurred in making such investments and for any capital reserves we may establish.  See “Description of Shares – Distributions.”

Our fees and expenses, as listed below, include the following:

•
Selling commissions and dealer manager fee, which consist of selling commissions of up to 7% of aggregate gross offering proceeds (no selling commissions will be paid with respect to sales under our distribution reinvestment plan), and a dealer manager fee of up to 2.5% of aggregate gross offering proceeds (no dealer manager fee will be paid with respect to sales under our distribution reinvestment plan), payable to our broker dealer, which commissions and fee may be reduced under certain circumstances.  Our managing broker-dealer will re-allow its 7% selling commission to other broker-dealers participating in the offering of our shares.  Pursuant to separately negotiated agreements, our managing broker- dealer also may re-allow a portion of its dealer manager fee in an aggregate amount up to 2.5% of gross offering proceeds to broker-dealers participating in the offering. Total underwriting compensation, including sales commissions, the dealer manager fee and underwriter expense reimbursement may not exceed the maximum amount allowed under the rules of FINRA. See the “Plan of Distribution.”

•
In addition to amounts paid to our managing broker-dealer for selling commissions and the dealer manager fee, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf in connection with our primary offering (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us.  Our contractual obligation to reimburse our advisor for these organization and offering expenses is limited to the extent set forth in the following table. We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings.

Organization and offering expenses (other than selling commissions and the dealer manager fee) are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees (including our dealer manager’s legal fees), amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse our advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, telecommunication costs, charges of transfer agents, registrars, trustees, escrow holders, depositories and experts, the cost of bona fide training and education meetings held by us (including the travel, meal and lodging costs of registered representatives of broker-dealers), attendance fees and cost reimbursement for employees of our advisor and its affiliates to attend retail conferences conducted by broker-dealers.

•
Acquisition and advisory fees, which are defined generally as fees and commissions paid by any party to any person in connection with identifying, reviewing, evaluating, investing in, and the purchase, development or construction of properties, or the making or investing in loans or other real estate-related investments. We will pay our advisor acquisition and advisory fees of 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, (2.23 % of the gross offering proceeds),  including any debt attributable to these assets. For purposes of this table, acquisition and advisory fees do not include acquisition expenses, debt financing fees or development fees paid to our advisor or its affiliates.

•
Our advisor and its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

	MINIMUM PRIMARY OFFERING OF 200,000 SHARES (1)(5)		MAXIMUM PRIMARY OFFERING OF 25,000,000 SHARES (1)(5)		MAXIMUM WITH DISTRIBUTION REINVESTMENT PLAN OF 27,500,000 SHARES (1)(5)
	Amount	Percent	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$2,000,000	100%	$250,000,000	100%	$273,750,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee	$190,000	9.5%	$23,750,000	9.5%	$23,750,000	8.68%
Organization and Offering Expenses	$30,000	1.5%	$3,750,000	1.5%	$3,750,000	1.37%
Amount Available for Investment	$1,780,000	89%	$222,500,000	89%	$246,250,000	90%
Acquisition and Development Expenses:
Acquisition and Advisory Fees (2)	$44,500	2.23%	$5,562,500	2.23%	$6,156,250	2.5%
Acquisition Expenses (3)	$8,900	0.45%	$1,112,500	0.45%	$1,231,250	0.45%
Initial Capital Reserve (4)	—	—	—	—	—	—
Amount Estimated to Be Invested	$1,726,600	86.30%	$215,825,000	86.30%	$238,862,500	87.30%

 (1)          Assumes $10.00 purchase price for shares sold in the primary offering and a $9.50 purchase price for shares sold in the distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)          For purposes of this table, we have assumed that no debt financing is used to acquire properties or other investments. However, it is our intent to leverage our investments with debt. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital. Until such time, if any, that the independent members of our board of directors determine to obtain independent valuations of our assets, the aggregate value of our assets shall be their aggregate cost (before deducting depreciation or other non-cash reserves).

Assuming we sell the maximum amount of $250,000,000 of shares in the primary offering and $23,750,000 of shares pursuant to our distribution reinvestment plan, we use debt financing equal to 50% of the aggregate value of our assets, we establish no capital reserves, and we do not reinvest the proceeds of any sales of investments would be available for investment in real estate properties, mortgage loans and other investments (of which half would be derived from debt financing).

(3)          Our advisor and its affiliates will be reimbursed for all  expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  For purposes of this table, we have estimated that the acquisition expenses would average 0.5% of the contract purchase price of property acquisitions (0.45% of the gross offering amount) based on our past experiences but the amount is not limited to any specific amount other than our charter’s limits on acquisition fees and expenses of 6% of the purchase price of properties or 6% of the funds advanced in the case of mortgage loans or other investments.

(4)          Estimates for capital needs and capital improvements throughout the life of each property will be established on a property-by-property basis in our discretion at the time the property is acquired and as required by any lender. Upon closing of the acquisition of each such property, an amount of initial capital equal to the amount estimated will be placed in an interest-bearing (typically money market) account as a capital reserve for use during the entire life of the property or reserved for such on our books. Through continually revising our projection and annual budgeting processes, capital reserves will be adjusted. If depleted during the course of the property’s holding period, unless otherwise budgeted, the reserve requirement may be refilled from excess cash flow or other sources to provide for the financial endurance of the property. Capital reserves are typically utilized for extraordinary expenses that may not be covered by the current revenue generation of the property, such as tenant improvements, leasing commissions and major capital expenditures.

Until required in connection with the acquisition and development of properties and investment in other real-estate related investments, substantially all of the net proceeds of this offering and, thereafter, capital reserves, may be invested in short-term, highly liquid investments including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

(5)           Some of the numbers in the table have been rounded.

MANAGEMENT

General

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  The board is responsible for the management and control of our affairs.  The board has retained Hartman Advisors to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision.  Our independent directors have reviewed and ratified our charter, as required by our charter.

Our charter and bylaws provide that the number of our directors may be established by a majority of the entire board of directors.  At any time after there is more than one record holder of common shares, there may not be fewer than three or more than 10 directors, subject to increase or decrease by a vote of our board.  Our charter provides that a majority of our directors must be independent directors.  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates and has not otherwise been affiliated with such entities for the previous two years.  We have three directors, two of whom are independent.  Our charter requires that a majority of our board seats be for independent directors.  Each director who is not an independent director must have relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us.  We expect at least one of our independent directors will have three years of real estate experience.

Each director will serve until the next annual meeting of stockholders and until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.  Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares entitled to vote at a meeting properly called for the purpose of the proposed removal.  The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by Maryland General Corporation Law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors. Independent directors shall nominate replacements for vacancies in the independent director positions.  If at any time there are no directors in office, successor directors shall be elected by the stockholders.  Each director will be bound by the charter and the bylaws.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions.  The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require.  The directors will meet quarterly or more frequently if necessary. We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors. Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor.  Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor.  The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

In addition to the investment policies set forth in our charter, our board of directors has established written policies on investments and borrowing, which are set forth in this prospectus.  The directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders.  We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified in accordance with our charter.

The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.  In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out.  Specifically, the independent directors will consider factors such as:

•	the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	rates charged to other companies, especially REITs of similar structure, and other investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and the performance of our investment portfolio; and

•	the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.

After we accept any subscriptions for the purchase of shares in this offering, none of our directors, our advisor, nor any of their affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, such director or any of their affiliates, or (2) any transaction between us and our advisor, such director or any of their affiliates. In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

 Directors and Executive Officers

Our board of directors will consist of three members, including two directors who are "independent directors" within the meaning of the listing standards of the New York Stock Exchange, or NYSE. Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting of our stockholders and until their successors are duly elected and qualify. See "Provisions of Maryland Law and of Our Charter and Bylaws." The first annual meeting of our stockholders after the offering will be held in 2010. Subject to rights pursuant to any employment agreements, officers serve at the pleasure of our board of directors.

The following table sets forth certain information concerning our directors and executive officers as of the consummation of this offering:

Name	Age	Position
Allen R. Hartman	57	Chairman of the Board, Chief Executive Officer, President
Louis T. Fox, III	48	Chief Financial Officer, Treasurer
James H. Stokes, Jr.	52	General Counsel, Secretary
Jack I. Tompkins	63	Director
Larry A. Bouffard	76	Director

We estimate that our executive officers will spend between 1/3 and 1/2 of their working time on our matters as opposed to those of other entities managed through Hartman Advisors, HIR Management or their affiliates.

The following is a biographical summary of the experience of our directors and executive officers.

Allen R. Hartman, age 57, is our CEO and Chairman of our Board of Directors as well as President of our advisor, Hartman Advisors, and our property manager, HIR Management. In 1984, Mr. Hartman formed Hartman Management and began sponsoring private real estate investment programs. Over the next 24  years, Mr. Hartman built Hartman Management into one of the leading commercial property management firms in the state of Texas and sponsored 20 privately offered programs and one publicly offered program that invested in commercial real estate in Houston, San Antonio and Dallas, Texas.  In 1998, Mr. Hartman merged the Hartman real estate programs and formed Hartman Commercial Properties REIT (HCP REIT).  He served as CEO and Chairman of the Board of HCP REIT until 2006.  In 2008, Mr. Hartman merged 4 of the 5 Hartman programs to form Hartman Income REIT (HIREIT) and contributed the assets and ongoing business operations of Hartman Management into Hartman Income REIT Management, a wholly owned subsidiary of HIREIT.  Currently Mr. Hartman oversees a staff of 65 employees who manage 27 commercial properties encompassing over 3.4 million square feet. In addition to his day-to-day management responsibilities, Mr. Hartman serves as the principal officer of each Hartman sponsored investment program. Mr. Hartman attended the University of Colorado and studied Business Administration.

Louis T. Fox, III,, age 48, is our Chief Financial Officer.  Mr. Fox also serves as Chief Financial Officer for our advisor and our property manager.  Mr. Fox joined Hartman Management (now, HIR Management) in March, 2007. He has responsibility for financial reporting, accounting, treasury and investor relations. Prior to Hartman, Mr. Fox served for a year as Chief Financial Officer of Legacy Brands, a restaurant group. Prior to that, Mr. Fox served as Chief Financial Officer of Unidynamics, Inc., a specialized EPC manufacturer of unique handling system solutions for the marine and energy industries for 2 years. He served as Treasurer and CFO of Goodman Manufacturing, a major manufacturer of residential and commercial HVAC products for 9 years prior to that. In addition to his years of experience in the manufacturing industry, he has served in senior financial positions in the construction and debt collection service concerns. Fox is a former practicing certified public accountant. He received a Bachelor of Arts degree in accounting from the University of Texas at San Antonio. He started his career as a tax accountant with Arthur Andersen & Co.

James H. Stokes Jr., age 52, is our General Counsel.  Mr. Stokes also serves as General Counsel for both our advisor and property manager.  In this capacity, Stokes manages our  advisor’s in-house legal department and is responsible for all legal matters affecting the Hartman companies. Before joining Hartman Management, (now HIR Management) in September, 2006, Stokes spent over 20 years in his own private law practice, primarily in real estate, corporate law, bankruptcy and civil litigation.  He also served as a branch manager for First Colony Commonwealth Title Company and American National Title. Stokes graduated from the University of Texas with a B.A. degree from the Plan II honors program in 1978 and continued his education at the University of Texas School of Law where he received his J.D in 1981.

Jack I. Tompkins, age 63, has served since 1998 as Chairman & CEO of ARTA Equity Advisors, L.L.C., which was formed to engage in various entrepreneurial opportunities.  After obtaining his MBA from Baylor University, Mr. Tompkins began his career with Arthur Young & Co., working as a certified public accountant there for three years before joining Arthur Andersen, L.L.P., where he was elected to the partnership in 1981 and served until 1988.  While at Andersen he was in charge of the Merger and Acquisition Program for the Houston office as well as head of the Natural Gas Industry Group.  From 1988 until October 1996, Mr. Tompkins served as Chief Financial Officer, Senior Vice President and Chief Information, Administrative & Accounting Officer of a large publicly traded energy company.   Corporate functions reporting to Mr. Tompkins included financial planning, risk management, tax, accounting, information systems, administration and internal audit.  Mr. Tompkins served as Chairman & CEO of Automotive Realty Trust Company of America from its inception in 1997 until its sale to a publicly traded REIT in January 1999.  Automotive Realty was formed to engage in the business of consolidating real estate properties owned by automobile dealerships into a REIT.  From March to September of 1999, Mr. Tompkins served as interim Executive Vice President and CFO of Crescent Real Estate Equities symbol as the Company restructured.  Mr. Tompkins currently serves as an independent director of Hartman XIX and previously served on the board of directors of Bank of America Texas and Michael Petroleum Corp.  He is a member of American Institute of Certified Public Accountants

Larry A. Bouffard, age 76, serves as one of our independent directors.   Mr. Bouffard has been retired since 1998.   From 1973 until he retired in 1998, Mr. Bouffard served as Senior Vice President and Chief Financial Officer of TCB Inc. (Turner, Collie & Branden Inc.), a civil engineering consulting firm.    Mr. Bouffard is a retired member of the Texas Society of Certified Public Accountants and holds a Bachelors of Business Administration and a Masters of Business Administration from Pepperdine University.  Mr. Bouffard also serves as an independent director of Hartman Income REIT, Inc.

Our two independent directors, Larry Bouffard and Jack Tompkins, each also serve as the independent director of one other Hartman sponsored program.  In the event that we propose to engage in a transaction with another Hartman sponsored program, the independent director who also serves on that board of such other Hartman sponsored program will not participate in the vote on whether to engage in the proposed transaction.  Nevertheless, the absence of the input of the director having the conflict of interest could adversely affect us in the negotiation and consideration of the proposed transaction.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions. However, we have established an audit committee, a compensation committee and a nominating committee so that certain functions can be addressed in more depth than may be possible at a full board meeting. Independent directors comprise all of the members of the audit committee, compensation committee and nominating committee.

Audit Committee

The audit committee meets on a regular basis at least four times a year.  Our audit committee is comprised of our two independent directors, Jack Tompkins and Larry Bouffard.  Our board of directors has adopted our Audit Committee Charter and it is posted on Hartman’s web site at www.hi-reit.com.  The audit committee’s primary functions are to evaluate and approve the services and fees of our independent auditors; to periodically review the auditors’ independence; and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process.

Compensation Committee

We have established a compensation committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our officers and our directors, and employees in the event we ever have employees.   Our compensation committee is comprised of our two independent directors, Jack Tompkins and Larry Bouffard.  Our board of directors has adopted our Compensation Committee Charter and it is posted on Hartman’s web site at www.hi-reit.com.   The primary duties of the compensation committee include reviewing all forms of compensation for our executive officers, if any, and our directors; approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares; and advising on changes in compensation of members of the board of directors.

Nominating/Corporate Governance Committee

We have established a nominating committee.  Our nominating committee is comprised of our two independent directors, Jack Tompkins and Larry Bouffard.  Our board of directors has adopted our Nominating Committee Charter and it is posted on Hartman’s web site at www.hi-reit.com.   The nominating committee will recommend nominees to serve on our board of directors.  The nominating committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors take a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.   The nominating committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary.  Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates.  The nominating committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the nominating committee.

Directors, Principal Officers and Key Employees of the Advisor and the  Property Manager

The officers, directors and key employees of the Advisor and the Property Manager are as follows:

Name	Position	Age	Year Employed

Allen R. Hartman	President & CEO	57	1984
Louis T. Fox III	Executive V.P. & Chief Financial Officer	48	2007
James H. Stokes, Jr.	Sr. V. President & General Counsel	52	2006
David Wheeler	Executive Vice President of Acquisitions	48	2003
Ross Donahue	Executive Vice President & COO	59	2003
Brad Blazar	Executive V.P. of Business Development	48	2008

Allen R. Hartman, age 57, is the President and CEO of our advisor, Hartman Advisors, and our property manager, HIR Management. In 1984, Mr. Hartman formed Hartman Management and began sponsoring private real estate investment programs.. Over the next 24  years, Mr. Hartman built Hartman Management into one of the leading commercial property management firms in the state of Texas and sponsored 20 privately offered programs and one publicly offered program that invested in commercial real estate in Houston, San Antonio and Dallas, Texas.  In 1998, Mr. Hartman merged the Hartman real estate programs and formed Hartman Commercial Properties REIT (HCP REIT).  He served as CEO and Chairman of the Board of HCP REIT until 2006.  In 2008, Mr. Hartman merged 4 of the 5 Hartman programs to form Hartman Income REIT (HIREIT) and contributed the assets and ongoing business operations of Hartman Management into Hartman Income REIT Management, a wholly owned subsidiary of HIREIT.  Currently Mr. Hartman oversees a staff of 65 employees who manage 27 commercial properties encompassing over 3.4 million square feet. In addition to his day-to-day management responsibilities, Mr. Hartman serves as the principal officer of each Hartman sponsored investment program. Mr. Hartman attended the University of Colorado and studied Business Administration.

Louis T. Fox, III,, age 48,  serves as Chief Financial Officer for both our advisor and our property manager.  Mr. Fox joined Hartman Management (now, HIR Management) in March, 2007. He has responsibility for financial reporting, accounting, treasury and investor relations. Prior to Hartman, Mr. Fox served for a year as Chief Financial Officer of Legacy Brands, a restaurant group. Prior to that, Mr. Fox served as Chief Financial Officer of Unidynamics, Inc., a specialized EPC manufacturer of unique handling system solutions for the marine and energy industries for 2 years. He served as Treasurer and CFO of Goodman Manufacturing, a major manufacturer of residential and commercial HVAC products for 9 years prior to that. In addition to his years of experience in the manufacturing industry, he has served in senior financial positions in the construction and debt collection service concerns. Fox is a former practicing certified public accountant. He received a Bachelor of Arts degree in accounting from the University of Texas at San Antonio. He started his career as a tax accountant with Arthur Andersen & Co.

James H. Stokes Jr., age 52, serves as General Counsel for both our advisor and property manager.  In this capacity, Stokes manages our  advisor’s in-house legal department and is responsible for all legal matters affecting the Hartman companies. Before joining Hartman Management, (now HIR Management) in September, 2006, Stokes spent over 20 years in his own private law practice, primarily in real estate, corporate law, bankruptcy and civil litigation.  He also served as a branch manager for First Colony Commonwealth Title Company and American National Title. Stokes graduated from the University of Texas with a B.A. degree from the Plan II honors program in 1978 and continued his education at the University of Texas School of Law where he received his J.D in 1981.

Ross Donahue, age 59, serves as the Executive Vice President & Chief Operating Officer of both HIR Management and Hartman Advisors.  Mr. Donahue joined Hartman Management (now HIR Management) as a senior property manager in 2003 and served in that capacity from 2003 to 2006 before being promoted to his current position.  He has over 26 years of experience in the management of office buildings, retail centers and office warehouse space.  His responsibilities include the direction of daily operations of HIR Management and Hartman Advisors.  Before joining Hartman, Mr. Donahue previously served as a Regional Manager at PM Realty Group and worked as a manager for Gerald Hines Interest.  He is a graduate of Clarion State University and also holds a designation of Certified Property Manager.

David Wheeler, age 48, serves as Executive Vice President of Acquisitions for both HIR Management and Hartman Advisors.  Mr. Wheeler joined Hartman Management (now HIR Management) in January, 2003 as an acquisitions manager, following a 16-year tenure with CB Richard Ellis.  Mr. Wheeler worked as an acquisitions manager until August, 2006 when he assumed his current position   He has over twenty years of experience in the acquisition, disposition and leasing of commercial real estate investments. Mr. Wheeler’s responsibilities range from sourcing investment opportunities, including shopping centers, office buildings and warehouses, to closing and ownership transition. At CB Richard Ellis, Mr. Wheeler was a Vice President in the Investment Services Division where he successfully completed the sale of over $400 million in commercial real estate compromising over 9 million square feet throughout the South Central U.S. Prior to joining CB Richard Ellis, Wheeler was a Project Engineer and Cost Estimator with HB Zachary for two years on numerous civil and site development projects including the Legacy Business Park in Plano, TX for EDS.Wheeler holds an MBA with concentration in Real Estate from Southern Methodist University and a BS in Civil Engineering with an option in Construction Management from Texas A&M University.

Brad Blazar, age 48, has served as the Executive Vice President of Business Development and National Sales Director for HIR Management since September, 2008. Mr. Blazar’s experience in the financial services industry spans more than 25 years. He has worked with some of the largest financial services companies in the world as both a Regional and Managing Vice President. Most recently, prior to joining Hartman, he was Senior Vice President – National Sales Manager for Rochdale Investment Management from 2005 to 2006 and Bluerock Real Estate, LLC from 2006 to 2007.  Prior to that, Mr. Blazar served as a Regional Vice President of Vantage Advisors for 2004 to 2005 in addition to working with AMREIT, a national sponsor of real estate investment programs. At each company, he was responsible for establishing broker/dealer relationships, raising capital, and developing the entire wholesale distribution platform for the company’s alternative investment products.  Mr. Blazar received his BBA in Finance from Texas State University in addition to completing studies in business and architecture at the University of Miami and University of Texas at Austin. Mr. Blazar holds the FINRA Series 7, 66, and 63 licenses in addition to being a licensed insurance agent in the state of Texas.

Each of the officers of our property manager is also an officer of our advisor and other entities affiliated with our advisor, including the advisors and fiduciaries to other Hartman-sponsored programs.  As a result, these individuals owe fiduciary duties to these other entities and their investors, which may conflict with the fiduciary duties that they owe to us and our stockholders.  Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy and our investment and leasing opportunities.  Conflicts with our business and interests are most likely to arise from involvement in activities related to (1) allocation of new investments and management time and services between us and the other entities, (2) the timing and terms of the investment in or sale of an asset, (3) development of our properties by affiliates of our advisor, (4) investments with affiliates of our advisor, (5) compensation to our advisor, and (6) our relationship with our property manager. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to you and to maintain or increase the value of our assets.

Compensation of Directors

Directors who are employees of our company or our subsidiaries will not receive compensation for their services as directors. We intend to pay our non-employee directors an annual fee of $5,000, to be paid in quarterly installments of $1,250 in cash. Each non-employee director will receive an annual grant of 1,500 shares of restricted stock in our company.  Any non-employee director who also serves as chairman of our audit committee will receive an additional annual fee of $500, and any non-employee director who also serves as chairman of our compensation committee, nominating and corporate governance committee or other board committee will receive an additional annual fee of $500. Such additional fees will be paid in cash on a quarterly basis. We will also pay non-employee board members a cash fee of $500 for each meeting of our board of directors attended and a cash fee of $500 for each committee meeting attended. We also intend to promptly reimburse all directors for reasonable expenses incurred to attend meetings of our board of directors or committees.

Executive Officer Compensation

We intend to grant incentive compensation to certain of our executive officers on or after the consummation of this offering. We expect to provide for incentives such as options that become valuable only if the value of our stock increases. Only we can grant incentive compensation directly related to the value of our stock.  We anticipate issuing our executive officers options, which are the contractual right to buy stock at a specified price.  We anticipate issuing options that will permit the recipients to buy our stock at a price no less than the stock’s value on the date that the option was issued.  The only way that the executive officers would benefit from such an option would be that the value of our increased over the life of the option.  The options that will be granted to the key executive officers will represent compensation in addition to the compensation that the advisor and the property manager may pay them.  No such grants of compensatory options may be issued unless first approved by the independent directors on our compensation committee.  Until such grants are approved by the compensation committee, including the performance goals that the compensation committee may impose, it is impossible to determine to whom such option may be issued and in what amounts.

2009 Omnibus Stock Incentive Plan

The Hartman Short Term Income Properties XX, Inc. 2009 Omnibus Stock Incentive Plan, our stock incentive plan, will be adopted by our board of directors and approved by our stockholders prior to the consummation of this offering. The stock incentive plan permits us to make grants of "incentive stock options, non-qualified stock options, stock appreciation rights, deferred stock awards, restricted stock awards, dividend equivalent rights and other stock-based awards" within the meaning of Section 422 of the Code, or any combination of the foregoing. We have initially reserved 5,000,000 shares of our common stock for the issuance of awards under our stock incentive plan, but in no event more than ten (10%) percent of our issued and outstanding shares. The number of shares reserved under our stock incentive plan is also subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. Generally, shares that are forfeited or canceled from awards under our stock incentive plan also will be available for future awards.

Our stock incentive plan is administered by the compensation committee of our board of directors. The compensation committee may interpret the stock incentive plan and may make all determinations necessary or desirable for the administration of the stock incentive plan and has full power and authority to select the participants to whom awards will be granted, to make any combination of awards to participants, to accelerate the exercisability or vesting of any award and to determine the specific terms and conditions of each award, subject to the provisions of our stock incentive plan. All full-time and part-time officers, employees, directors and other key persons (including consultants and prospective employees) are eligible to participate in our stock incentive plan.

We may issue incentive stock options or non-qualified stock options under the stock incentive plan. The incentive stock options granted under the stock incentive plan are intended to qualify as incentive stock options. The exercise price of stock options awarded under our stock incentive plan may not be less than 100% of the fair market value of our common stock on the date of the option grant. The compensation committee will determine at what time or times each option may be exercised (provided that in no event may it exceed ten years from the date of grant) and the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised.

Stock appreciation rights may be granted under our stock incentive plan. Stock appreciation rights allow the participant to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant in the form of shares of our common stock. The exercise price of stock appreciation rights awarded under our stock incentive plan may not be less than 100% of the fair market value of our common stock on the date of grant. The compensation committee determines the terms of stock appreciation rights, including when such rights become exercisable and the period of time, if any, after retirement, death, disability or other termination of employment during which stock appreciation rights may be granted.

Restricted stock and deferred stock awards may also be granted under our stock incentive plan. Restricted stock awards are shares of our common stock that vest in accordance with terms and conditions established by the compensation committee. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including attainment of performance goals. Shares of restricted stock that do not satisfy the vesting conditions are subject to our right of repurchase or forfeiture. Deferred stock awards are stock units entitling the participant to receive shares of stock paid out on a deferred basis and subject to such restrictions and conditions as the compensation committee shall determine. The compensation committee may impose whatever conditions to vesting it determines to be appropriate, including attainment of performance goals. Deferred stock awards that do not satisfy the vesting conditions are subject to forfeiture.

Dividend equivalent rights may also be granted under our stock incentive plan. These rights entitle the participant to receive credits for dividends that would be paid if the participant had held specified shares of our common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award.

Other stock-based awards under our stock incentive plan will include awards that are valued in whole or in part by reference to shares of our common stock, including convertible preferred stock, convertible debentures and other convertible or exchangeable securities, partnership interests in a subsidiary or our operating partnership, awards valued by reference to book value, fair value or performance of a subsidiary, and any class of profits interest or limited liability company membership interest.

Unless the compensation committee provides otherwise, our stock incentive plan does not generally allow for the transfer of awards, and only the participant may exercise an award during his or her lifetime. In the event of a change-in-control of the company, our board of directors and the board of directors of the surviving or acquiring entity shall, as to outstanding awards under our stock incentive plan, make appropriate provision for the continuation or assumption of such awards and may provide for the acceleration of vesting with respect to existing awards.

The terms of the stock incentive plan provide that we may amend, suspend or terminate the stock incentive plan at any time, but stockholder approval of any such action will be obtained if required to comply with applicable law. Further, no action may be taken that adversely affects any rights under outstanding awards without the holder's consent. The stock incentive plan will terminate on the tenth anniversary of the date on which stockholder approval was received.

Duties of Our Executive Officers

The chairman of the board presides at all meetings of the stockholders, the board of directors and any committee on which he serves. The chief executive officer is our highest ranking executive officer and, subject to the supervision of the board of directors, has all authority and power with respect to, and is responsible for, the general management of our business, financial affairs, and day-to-day operations. The chief executive officer oversees the advisory services performed by our advisor.

The chief financial officer reports to the chief executive officer and has, subject to the control of the chief executive officer and the board of directors, the general care and custody of our funds and securities and the authority and power with respect to, and the responsibility for, our accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of our revenues and expenses; the establishment and maintenance of our depository, checking, savings, investment and other accounts; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of our financial statements and all of our tax returns and filings; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

Each vice president has the powers and duties prescribed from time to time by the board of directors or delegated from time to time by the president.

The secretary maintains minutes of all meetings of the board of directors, of each committee, and of the stockholders, or consents in lieu of such minutes, in our minute books, and causes notice of such meetings to be given when requested by any person authorized to call such meetings. The secretary has charge of the certificate books, stock transfer books, and stock papers as the board of directors may direct, all of which shall at all reasonable times be open to inspection by any director at our office during business hours. The secretary performs such other duties as may be prescribed from time to time by the board of directors or as may be delegated from time to time by the president.

The Advisor

Our advisor is Hartman Advisors. Our officers are also officers of our advisor. Hartman Advisors has contractual responsibility to us and our stockholders pursuant to the advisory agreement.

For more information regarding the background and experience of the officers and directors, see “Directors and Executive Officers” above.

Key Employees

In addition to the executive officers listed above, Hartman Advisors relies on key personnel employed by other Hartman-affiliated entities. These persons have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by us.

The Advisory Agreement

Many of the services to be performed by our advisor in managing our day-to-day activities are summarized below.  In some instances our advisor may contract with an affiliated entity to provide certain services requiring state specific licenses to be performed under the advisory agreement.  This summary is provided to illustrate the material functions that our advisor will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties.  Under the terms of the advisory agreement, our advisor undertakes to use its best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors. Our advisor has a fiduciary duty and responsibility to us and our stockholders. In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our acquisitions, sales and joint ventures;

•	acquire properties and make and invest in mortgage loans and other investments on our behalf in compliance with our investment objectives and policies;

•	arrange for financing and refinancing of properties and other investments;

•	service or enter into contracts for servicing our mortgage loans;

•	assist us in obtaining insurance;

•	generate an annual budget for us;

•	review and analyze financial information for each property and the overall portfolio;

•
formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•	perform investor-relations services;

•	maintain our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•	engage and supervise the performance of our agents, including our registrar and transfer agent; and

•	perform any other services reasonably requested by us.

The advisory agreement will have a one-year term that may be renewed for an unlimited number of successive one-year periods.  It will be the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory agreement.  The criteria used in such evaluation, including consideration of the reasonableness of advisor compensation in relation to the return to investors, will be reflected in the minutes of such meeting.  Our advisory agreement will automatically terminate upon any listing of our shares for trading on a national securities exchange.  In addition, either party may terminate the advisory agreement upon 60 days’ written notice without penalty.  If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors.  In the event of the termination of our advisory agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.  Upon termination of the advisory agreement between us and our advisor, an affiliate of our advisor may be entitled to convert our convertible preferred stock into common stock.  See “Management – Management Compensation.”

Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business.  However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations.  See “Risk Factors – Risks Related to Conflicts of Interest.”  In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates do not have experience, our advisor intends to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.  Our advisor may assign the advisory agreement to an affiliate upon approval of a majority of our independent directors.  We may assign or transfer the advisory agreement to a successor entity.

Our advisor may not cause us to acquire or finance any property or make or invest in any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors.  The actual terms and conditions of transactions involving our investments will be determined by our advisor, subject at all times to such board approval.

We will reimburse our advisor for all of the costs and expenses that are in any way related to the operation of our company or the conduct of our business or the services our advisor provides to us, including (except as noted below) direct expenses and costs of salaries and benefits of persons employed by our advisor and/or its affiliates performing advisory services for us. The costs and expenses include, but are not limited to:

•
organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) in an amount up to 1.5% of gross offering proceeds from the primary offering less any such organization and offering expenses we pay directly. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee), to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us;

•
the actual cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•
acquisition expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs;

•	administrative service expenses;

•	all expenses associated with stockholder communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•	audit, accounting and legal fees paid to third parties;

•	premiums and other associated fees for insurance policies including director and officer liability insurance;

•	taxes and assessments on income or real property and taxes; and

•	transfer agent and registrar’s fees and charges paid to third parties.

Generally, we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four immediately preceding fiscal quarters exceed the greater of:  (1) 2% of our average invested assets for that period, or (2) 25% of our net income, before any additions to or allowances for reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that period.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Our advisor will be paid fees in connection with services provided to us. Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory agreement and, in some circumstances, will also be paid a disposition fee relating to the disposition of our assets prior to the termination of the advisory agreement. See “ Management Compensation” below.

Stockholdings

We have issued our advisor, Hartman Advisors, 1,000 shares of our convertible preferred stock for an aggregate purchase price of $100. Under certain circumstances, these shares may be converted into shares of our common stock. No additional consideration is due upon the conversion of the convertible preferred stock. Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have made total distributions on then outstanding shares of our common stock equal to the foregoing 6% performance threshold and, at or subsequent to the expiration or termination the stockholders actually receive such level of distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. We believe that the convertible preferred stock provides an incentive for our advisor to increase the overall return to our investors. The shares of convertible preferred stock will be converted into shares of common stock upon the occurrence of certain events. The conversion of the convertible preferred stock into common shares will result in an economic benefit for the holder of those shares and dilution of the other stockholders’ interests. See “Description of Shares – Convertible Preferred Stock.”

Property Manager

HIR Management is our property manager, charged with managing our properties. Our officers are also officers of our property manager. HIR Management has contractual responsibility to us and our stockholders pursuant to the property management agreement.  It was organized and commenced active operations in March 2009 to lease and manage real estate projects, including projects for other Hartman-sponsored programs.  As of March 31, 2009, HIR Management and its affiliates were managing in excess of 3.4 million square feet of office buildings, retail centers and office warehouse buildings for real estate programs sponsored by Allen R. Hartman.

We will pay HIR Management property management fees equal to five percent (5%) of the Effective Gross Revenues (as hereinafter defined) for the management of retail centers, office/warehouse buildings, industrial properties and flex properties and 3% to 4% of the Effective Gross Revenues for office buildings, based upon the square footage and gross property revenues of the buildings.  We will pay a higher percentage for smaller office buildings and those with lower revenues.  With larger office buildings and those with higher revenues, there are economies of scale that allow us to pay a lower percentage.  “Effective Gross Revenues” shall mean all payments actually collected from tenants and occupants of the Properties, exclusive of (a) security and deposits (unless and until such deposits have been applied to the payment of current or past due rent) and (b) payments received from tenants in reimbursement of expenses of repairing damage caused by tenants.  In the event that we contract directly with a third-party property manager in respect of a property, we will pay HIR Management an oversight fee equal to 1% of the Effective Gross Revenues from the property.  In no event will we pay both a property management fee and an oversight fee to HIR Management with respect to any particular property.  The board, including the independent directors, has the option to use a third party property manager where that third party manager offers advantages that HIR Management does not offer.  Those advantages would not necessarily be based on cost, but could include experience in a local market, personnel in a local market, experience in connection with a specific type of property or tenant or with a particular entity as a tenant.  Conversely, the board likely will consider the fact that investors in a Hartman sponsored entity have demonstrated confidence in the Hartman management team.

In addition to the property management fee or oversight fee, if HIR Management provides leasing services with respect to a property, we will pay HIR Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HIR Management may subcontract the performance of its property management and leasing duties to third parties and HIR Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by HIR Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of HIR Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other third-party charges, including fees and expenses of third-party accountants, will be reimbursed. In the event that HIR Management assists a tenant with tenant improvements, a separate construction management fee may be charged to the tenant and paid by the tenant. This fee will not exceed 8% of the cost of the tenant improvements.

HIR Management may subcontract some on-site property management duties to other management companies with experience in the applicable markets. These on-site property management firms will be authorized to lease our properties consistent with the leasing guidelines promulgated by our advisor HIR Management will closely supervise any subcontracted, on-site property managers. HIR Management also will be responsible for paying such subcontractors’ fees and expenses. We will have no obligation to make any payments to the subcontractors, unless we and HIR Management otherwise agree in writing.

In addition, HIR Management will remain directly involved in many property management activities including, leasing decisions, budgeting, tenant relations (especially national tenant relations), vendor relations (especially national vendor relations), selection and provision of professional services and their providers (i.e., accounting, legal and banking services), and general property-level problem solving. To the extent HIR Management directly performs on-site management, it will hire, direct and establish policies for employees who will have direct responsibility for such property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. For any properties for which the on-site management is subcontracted, HIR Management has the right to and will approve all on-site personnel of such subcontractor and establish policies for such properties’ operations. Some or all of the other employees may be employed on a part-time basis and may also be employed by one or more of:

•	Hartman Short Term Income Properties XIX, Inc.

•	Hartman Income REIT, Inc. (“HIREIT”);

•	Hartman Advisors, LLC

•	subsidiaries of and partnerships organized by HIREIT and its affiliates; and

•	other persons or entities owning properties managed by HIR Management or HIREIT.

HIR Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity. HIR Management will continuously consider alternatives to provide the most efficient property management services to us.

The management fees to be paid to HIR Management will cover, without additional expense to us, the property manager’s general overhead costs, such as its expenses for rent and utilities. Pursuant to separately negotiated agreements, however, our company and HIR Management may agree that HIR Management will supervise the construction or installation of certain capital improvements or other major repairs outside of normal maintenance and repair at any property. In such case, we will pay additional compensation to HIR Management pursuant to such separately negotiated agreements. Our property management agreement with HIR Management has an initial term of one year ending June 1 , 2010, and is subject to successive one-year renewals unless we or HIR Management provides written notice of its intent to terminate one year prior to the expiration of the initial or renewal term.  We may also terminate the agreement upon 30 days’ prior written notice in the event of misconduct, negligence or malfeasance by the property manager. If we materially breach our obligations under the agreement and such breach remains uncured for a period of ten days after written notification of such breach, the property manager may terminate the agreement.

Notwithstanding the foregoing, we may, under the circumstances set forth in our property management agreement with HIR Management, retain a third party to provide leasing services with respect to our properties.  If we retain a third party to provide leasing services with respect to our properties, we will have no obligation to pay HIR Management leasing fees to the extent that such leasing services are required to be provided by a third party.

The principal office of HIR Management is located at 2909 Hillcroft, Suite 420, Houston, Texas 77057.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investments to be recommended to our board of directors, the negotiation of these acquisitions, and the property management and leasing of these investments will reside with Allen Hartman, in conjunction with Ross Donahue and David Wheeler. Our advisor seeks to invest in real estate and real estate-related assets that satisfy our investment objectives.  Our board of directors, including a majority of our independent directors, must approve all investments.

Management Compensation

Directors who are employees of our company or our subsidiaries will not receive compensation for their services as directors. We intend to pay our non-employee directors an annual fee of $5,000, to be paid in quarterly installments of $1,250 in cash. Each non-employee director will receive an annual grant of 1,500 shares of restricted stock in our company. Any non-employee director who also serves as chairman of our audit committee will receive an additional annual fee of $500, and any non-employee director who also serves as chairman of our compensation committee, nominating and corporate governance committee or other board committee will receive an additional annual fee of $500. Such additional fees will be paid in cash on a quarterly basis. We will also pay non-employee board members a cash fee of $500 for each meeting of our board of directors attended and a cash fee of $500 for each committee meeting attended. We also intend to promptly reimburse all directors for reasonable expenses incurred to attend meetings of our board of directors or committees.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Minimum / Maximum Dollar Amount (1)
Offering Stage
Selling Commissions- Participating Broker-Dealers (2)
Up to 7% of gross offering proceeds before reallowance of selling commissions earned by participating broker-dealers. Pavek Investments, Inc. will re-allow up to 100% of selling commissions earned to participating broker-dealers.  No selling commissions will be paid for sales under the distribution reinvestment plan.
$140,000/ $17,500,000

Dealer Manager Fee – Pavek Investments (3)
Up to 2.5% of gross offering proceeds before reallowance to participating broker-dealers. Pursuant to separately negotiated agreements, Pavek Investments, may re-allow a portion or all of its dealer manager fee in an aggregate amount up to 2.5% of gross offering proceeds to broker-dealers participating in the offering. No dealer manager fee will be paid for sales under the distribution reinvestment plan.
$50,000/ $6,250,000

Reimbursement of Other Organization and Offering Expenses – Hartman Advisors or its affiliates
With respect to our primary offering, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering. Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering. We may not amend our advisory agreement to increase the amount we are obligated to pay our advisor with respect to organization and offering expenses during this primary offering. Under no circumstances may our total organization and offering expenses (including selling commissions and dealer manager fees) exceed 11% of gross proceeds from this primary offering or 15% of gross proceeds from any subsequent offerings. No reimbursement of  organization and offering expenses will be paid for sales under the distribution reinvestment program.
$30,000/ $3,750,000

Acquisition and Development Stage
Acquisition and Advisory Fees – Hartman Advisors or its affiliates (4) (5)
2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, including any debt attributable to these assets. We may not amend our advisory agreement to increase acquisition and advisory fees during this primary offering.
$44,500/$5,562,500(6) (assuming no debt financing to purchase assets) $89,000/ $11,125,000 (assuming debt financing equal to 50% of the aggregate value of our assets) (6)

Acquisition Expenses – Hartman Advisors, HIR Management or their affiliates (4)(5)
Our advisor and its affiliates will be reimbursed for all expenses related to the selection and acquisition of assets, whether or not acquired by us, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, brokerage or finder’s fees, title insurance, premium expenses and other closing costs.

Actual amounts are dependent upon the expenses paid or incurred and therefore cannot be determined at the present time.  If we assume expenses of 0.45% of the gross offering proceeds, the fees would be  $8,900/ $1,112,500.

Debt Financing Fee – Hartman Advisors or its affiliates (4)(5)
1% of the amount available under any loan or line of credit made available to us. The advisor will use some or all of this amount to reimburse third parties with whom it subcontracts to coordinate financing for us. We may not amend our advisory agreement to increase debt financing fees during this primary offering.

Actual amounts are dependent upon the amount of any debt financed and therefore cannot be determined at the present time. If we utilize leverage equal to 50% of the aggregate value of our assets, the fees would be $8,900/ $1,112,500. (6)

Development Fee – HIR Management (4)
We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, that we will only pay a development fee to an affiliate of our advisor if such affiliate provides the development services and if a majority of our independent directors determines that such development fee is fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.
Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

Operational Stage
Property Management and Leasing Fees – HIR Management
Property management fees equal to 5% of the Effective Gross Revenues of the properties for management of retail centers, office/warehouse buildings, industrial properties and flex properties and 3 to 4% of the Effective Gross Revenues for office buildings based upon the square footage and gross property revenues of the buildings. In the event that we contract directly with a third-party property manager in respect of a property, we will pay HIR Management an oversight fee equal to 1% of the gross revenues of the property managed. In no event will we pay both a property management fee and an oversight fee to HIR Management with respect to any particular property. In addition to the property management fee or oversight fee, if HIR Management provides leasing services with respect to a property, we will pay HIR Management leasing fees in an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property. HIR Management may subcontract the performance of its property management and leasing duties to third parties and HIR Management will pay a portion of its property management fee to the third parties with whom it subcontracts for these services. We will reimburse the costs and expenses incurred by HIR Management on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of HIR Management or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties. Furthermore, other  charges, including fees and expenses of third-party accountants, will be reimbursed, subject to the limitations on fees and reimbursements contained in our charter.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and customary leasing fees and therefore cannot be determined at the present time.

Asset Management Fee –Hartman Advisors or its affiliates
Monthly fee equal to one-twelfth of 1.0% of the sum of the higher of the cost or value of each asset, where cost equals the amount actually paid and/or budgeted (excluding acquisition fees and expenses) in respect of the purchase, development, construction or improvement of an asset, including the amount of any debt attributable to the asset (including debt encumbering the asset after its acquisition) and where the value of an asset is the value established by the most recent independent valuation report, if available and if the independent members of our board of directors have determined to obtain an independent appraisal, without reduction for depreciation, bad debts or other non-cash reserves.  The asset management fee will be based only on the portion of the cost or value attributable to our investment in an asset if we do not own all or a majority of an asset, do not manage or control the asset, and did not or do not provide substantial services in the acquisition, development or management of the asset.
Actual amounts are dependent upon aggregate asset value and therefore cannot be determined at the present time.

Operating Expenses – Hartman Advisors (8)
We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us.  We expect to reimburse the advisor for the salaries and other compensation paid to the advisor’s employees and other service providers for services performed on our behalf, subject to the reimbursement limitation described above in this paragraph.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.
Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Liquidation Stage
Disposition Fee – HIR Management or its affiliates (7)
If our property manager provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.
Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Liquidation-Hartman Advisors and HIR Management
In the event of a liquidation of the Company, we will reimburse our advisor and property manager for their services provided under the same fee schedule set forth above through the date of the final dissolution and wind-up of the Company’s affairs
Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Preferred Stock – Hartman Advisors
Our convertible preferred stock will convert to shares of common stock if (1) we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) we list our common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 10% performance threshold, or (3) our advisory agreement with Hartman Advisors expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions. In general, our convertible preferred stock will convert into shares of common stock with a value equal to 15% of the excess of our enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of our common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later or not at all.
Actual amounts depend on the value of our company at the time the Convertible Preferred Stock converts or becomes convertible and therefore cannot be determined at the present time.

(1)
The estimated maximum dollar amounts are based on the sale of a maximum of 25,000,000 shares to the public at $10.00 per share in our primary offering and the sale of a maximum of 2,500,000 shares at $9.50 per share pursuant to our distribution reinvestment plan. The estimated minimum dollar amounts assume a minimum of 200,000 shares are sold in the primary offering and that no purchases are made under our distribution reinvestment plan. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

(2)	All or a portion of the selling commissions will not be charged with regard to shares sold to certain categories of purchasers and for sales eligible for volume discounts.

(3)	In limited circumstances, the dealer manager fee may be reduced with respect to certain purchases as described under “Plan of Distribution.”

(4)
Notwithstanding the method by which we calculate the payment of acquisition and advisory fees and acquisition expenses, as described in the table, our charter and the NASAA REIT Guidelines limit the amount of acquisition and advisory fees and acquisition expenses we can incur to a total of 6% of the contract purchase price of a property or, in the case of a mortgage loan or other investment, to 6% of the funds advanced. This limit may only be exceeded if a majority of our independent directors approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us. Acquisition and advisory fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds for development, construction or improvement of a property, to the extent we capitalize such costs. Although our charter permits combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits these fees to (1) an acquisition fee equal to 2.5% of the funds paid and/or budgeted in respect of the purchase,  development, construction or improvement of each asset we acquire, (2) reimbursement of acquisition expenses, and (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us. Our advisor may forego or reduce any of these fees so they do not exceed the NASAA limitation of 6%. Any increase in these fees stipulated in the advisory agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

(5)
For purposes of this table, we have assumed that we will fund acquisitions from net proceeds from the sale of shares in our primary offering and under our distribution reinvestment plan; however, because the acquisition and advisory fees we pay our advisor are a percentage of the purchase price of an investment, the acquisition and advisory fees will be greater than that shown to the extent we also fund acquisitions through (1) the incurrence of debt (the aggregate amount of borrowings is targeted not to exceed approximately 50% of the aggregate value of all assets), (2) retained cash flow from operations and (3) issuances of equity in exchange for properties.

The maximum amount of our indebtedness shall not exceed 50% of our “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our assets once we have ceased raising capital under this offering or any subsequent offering and invested substantially all of our capital. During our offering stage and until we have invested the proceeds of this offering or any subsequent offering, we expect to borrow more than 50% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.

(6)
It is our intent to leverage our investments with debt. Therefore, actual amounts are dependent upon the value of our assets as financed and cannot be determined at the present time. Moreover, additional fees and expenses resulting from the use of leverage may be paid out of the proceeds of such financings and not from proceeds of this offering.

(7)
The NASAA REIT Guidelines limit all real estate commissions paid to our advisor, its affiliates and third parties, including the disposition fee, to 6% of the contract sales price of each asset. In addition, the disposition fee paid upon the sale of any assets other than real property will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

(8)
If a majority of our independent directors determines that expenses in excess of this limitation are justified, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation. We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee. The average invested assets for a period will equal the average of the aggregate book value of our assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of the values at the end of each month during the period specified.

The expense of any restricted stock issued to employees of our advisor or its affiliates as reflected in our financial statements from time to time will be included in the calculation of operating expenses for purposes of the limitation on total operating expenses described above.

Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable unaffiliated REITs.  Each such determination will be reflected in the minutes of our board of directors.  Our independent directors shall also supervise the performance of our advisor and property manager and the compensation that we pay to them to determine that the provisions of our advisory and property management agreements are being carried out.  Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors and property managers performing similar services;

•	additional revenues realized by our advisor and property manager and their affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor and property manager;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

Because our advisor and property manager and their affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties and the disposition fees, our advisor and property manager have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, our advisor and property manager are obligated to exercise good faith and integrity in all their dealings with respect to our affairs pursuant to the advisory and property management agreements. See “The Advisory Agreement” and “Property Manager” sections above.  Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or property manager or their affiliates by reclassifying them under a different category.  In the event that the independent directors determine that the compensation paid to our advisor and/or our property manager is excessive, we, through our independent directors, may attempt to negotiate a different fee structure or terminate the agreement.

In addition, from time to time, Hartman Advisors, our advisor, or its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.

STOCK OWNERSHIP

The following table shows, as of June 1, 2009, the amount of our beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of  stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.  The address for each of the persons named in the following table is 2909 Hillcroft, Suite 420, Houston, Texas 77057.

Title of Class	Name of beneficial owner	Number of Shares	Percent of Class
Convertible	Hartman Advisors, LLC	1,000 shares	100%
preferred stock	Allen Hartman (1)	700 shares	70%
	Hartman Income REIT, Inc. (2)	300 shares	30%
Common Stock	Hartman XX Holdings, LLC.	100 shares	100%
	Allen Hartman (3)	100 shares	100%

(1)	Includes 700 shares of convertible preferred stock owned by Hartman Advisors. Mr. Hartman owns 70% of the outstanding membership interests in Hartman Advisors.
(2)
Includes 300 shares of convertible preferred stock owned by Hartman Advisors.  Hartman Income REIT Management, Inc. owns 30% of the outstanding membership interests in Hartman Advisors.  Hartman Income REIT Management is wholly owned by Hartman Income REIT.

(3)	Includes 100 shares of common stock owned by Hartman XX Holdings. Mr. Hartman owns 100% of the outstanding shares of Hartman XX Holdings.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Hartman Advisors, our advisor, HIR Management, our property manager and their officers, some of whom serve as our executive officers and directors. These conflicts include the compensation arrangements between us and our advisor and its affiliates. Our agreements and arrangements with our advisor and its affiliates are not the result of arm’s-length negotiations. See “Management – Management Compensation.”  In this section we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.

Our advisor and its officers, some of whom serve as our executive officers and directors, will try to balance our interests with their duties to other Hartman-sponsored programs. However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares. In addition, our directors and officers and the officers of our advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries. For a description of some of the risks related to these conflicts of interest, see “Risk Factors – Risks Related to Conflicts of Interest.”

We expect our independent directors to act on all matters in which a conflict of interest may arise. All of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Our executive officers and the executive officers of Hartman Advisors and its affiliates are advisors of two other Hartman-sponsored private REIT programs, and in the future may sponsor other programs that have investment objectives that are generally similar to ours in that they are formed to acquire and lease commercial real estate, and we expect that they will organize other such programs in the future. These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Affiliates of our advisor are currently sponsoring or have recently sponsored the two other private real estate programs referred to above.   Hartman affiliates also have sponsored and continue to sponsor privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that have similar investment objectives, and which are still operating and may acquire additional properties in the future. Our executive officers and our advisor and its affiliates will experience potential conflicts of interest as they simultaneously perform services for us and other Hartman-sponsored programs. However, to date the investment strategies of the various Hartman-sponsored programs have differed enough that there have not been significant conflicts in the allocation of properties.  In addition, our advisor has stated clear standards for the advisor to follow to determine which of the three affiliated REITs will have the first opportunity to purchase a property or to negotiate with a prospective tenant.  In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.

In the event that we, or any other Hartman program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, our advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Hartman program will purchase such properties or make or invest in such mortgage loans or other investments.  Our conflict resolution guidelines present clear standards for the advisor to follow to determine which of the three affiliated REITs will have the first opportunity to purchase, finance or sell a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.   See “— Certain Conflict Resolution Procedures.”

Our advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns. For more information with respect to allocation of investment opportunities, see “— Certain Conflict Resolution Procedures.”

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business. As a result of the interests of members of its management in other Hartman-sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Hartman-sponsored programs and other activities in which they are involved. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Hartman-sponsored programs and other ventures in which they are involved.

In addition, each of our executive officers, including Mr. Hartman, who is our Chief Executive Officer and the Chairman of our Board, are also officers of our advisor, and other entities affiliated with our advisor as well as the officers of other Hartman-sponsored programs. As a result, these individuals owe fiduciary duties to these other entities and programs, which may conflict with the fiduciary duties that they owe to us and our stockholders.

Property Manager

We anticipate that properties we acquire will be managed and may be leased by HIR Management, our property manager. Our agreement with HIR Management has a one-year term ending June 1, 2010, and shall continue thereafter for successive one-year renewal periods unless terminated by HIR Management by written notice at least 30 days prior to the expiration date of such term. Notwithstanding the foregoing, we can terminate the agreement on 30 days’ notice only in the event of misconduct, negligence or misconduct on the part of HIR Management. HIR Management also, serves as property manager for properties owned by other Hartman-sponsored programs, some of which may compete with our properties. Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties. For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management- Property Manager” and “Management – Management Compensation.”

Joint Ventures Transactions with Affiliates of Our Advisor

We expect to enter into joint ventures or other co-ownership or financing arrangements with other Hartman-sponsored programs (as well as other parties) for or relating to the acquisition, development or improvement of properties and other investments.  See “Investment Objectives and Criteria – Joint Venture Investments.”   Our advisor and its affiliates may have conflicts of interest in determining which Hartman-sponsored program should enter into any particular joint venture agreement.  The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals.  In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the co-venturer and in managing the joint venture.  Since our advisor and its affiliates will control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

HIR Management and HIREIT, the parent of our property manager, and their affiliates sponsor private offerings of tenant-in-common interests through special-purpose entities for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons, referred to herein as 1031 Participants, who wish to invest the proceeds from a prior sale of real estate in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. In such a transaction, the special-purpose entity will purchase the property directly from the seller. Each 1031 Participant will then purchase a tenant-in-common interest in the property through an assignment of the purchase and sale agreement relating to the property.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor, Hartman Advisors, and our property manager, HIR Management, are entitled to substantial fees from us under the terms of the advisory agreement and property management agreement.  These fees could influence our advisor’s advice to us as well as the judgment of affiliates of our advisor performing services for us.  The advisor is also entitled to reimbursement, under most circumstances, of its fees and expenses incurred in managing us.  The existence of the cost-plus fee arrangement effectively assures the advisor profitable operations from acting as our advisor, regardless of our performance.

Among other matters, these compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the dealer manager agreement and the property management agreement;

•	fees payable to the advisor on the purchase of a property and asset-based fees payable to the advisor could influence the advisor to retain rather than dispose of our properties;

•
the amount of the property acquisition fee is based on the amount of the purchase price of the property, which conceivably could influence our advisor to select higher priced properties when advising us on potential acquisitions;

•
the amount of the asset management fee that we pay our advisor is based on the cost of our properties and not on property values (unless we obtain independent appraisals) or incomes, requiring us to pay our advisor regardless of the performance and profitability of our properties;

•	public offerings of equity by us, which will likely entitle our advisor to increased acquisition and asset management fees;

•
listing for public trading of the shares of common stock offered for sale in this offering, which would afford the advisor the opportunities to continue to earn fees from us, in comparison to our liquidation and the sale of properties;

•
property sales, which might entitle our property manager to real estate commissions and the possible issuance to Hartman Advisors, our advisor, of shares of our common stock through the conversion of our convertible preferred stock;

•
property acquisitions from other Hartman-sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•	property acquisitions from third parties, which entitle our advisor to acquisition fees, asset management fees and possibly property management and leasing fees with respect to our property manager;

•	borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor as well as entitle the advisor to a debt financing fee;

•
whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to our advisor and its affiliates to purchase the assets and operations of our advisor;

•
whether and when we seek to list our common stock on a national securities exchange, which listing could entitle Hartman Advisors, our advisor, to the issuance of shares of our common stock through the conversion of our convertible preferred stock; and

•
whether and when we seek to sell the company or its assets, which sale could entitle our advisor Hartman Advisors or HIR Management, our property manager to real estate commissions and the issuance of shares of our common stock through the conversion of our convertible preferred stock.

Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us. See “Management—Management Compensation.”

We issued to Hartman Advisors, our advisor, 1,000 shares of convertible preferred stock for an aggregate purchase price of $100. Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us. The shares of convertible preferred stock will be converted into shares of common stock if:

•
we have made total distributions on then outstanding shares of our common stock equal to the “issue price” of those shares, i.e., the gross amount originally paid to us for those shares, plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares;

•
the shares of common stock are listed for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold; or

•
the advisory agreement expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination we are deemed to have met the foregoing 6% performance threshold based on our enterprise value and prior distributions and, at or subsequent to the expiration or termination, the stockholders actually realize such level of performance upon listing or through total distributions.

Our advisor and Mr. Hartman can influence whether we terminate the advisory agreement or allow it to expire without renewal or whether our common shares are listed for trading on a national securities exchange. Accordingly, our advisor can influence both the conversion of the convertible preferred stock issued to it, and the resulting dilution of other stockholders’ interests. There will be no distributions paid on shares of convertible preferred stock. For a description of the convertible preferred stock, see “Description of Shares – Convertible Preferred Stock.”

Certain Conflict Resolution Procedures

We expect our independent directors to act on all matters in which a conflict of interest may arise, and all of our directors have a fiduciary obligation to act on behalf of our stockholders. In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to conflicts of interest, including the following:

Advisor and Property Manager Compensation.  Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable, in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable, unaffiliated REITs.  Each such determination will be reflected in the minutes of our board of directors. Our independent directors shall also supervise the performance of our advisor and property manager and the compensation that we pay to them to determine that the provisions of our advisory agreement and property management agreement are being carried out.  Each such determination will be recorded in the minutes of our board of directors and based on the factors set forth below and other factors that the independent directors deem relevant:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs, especially similarly structured REITs, and to investors other than REITs by advisors and property managers performing similar services;

•	additional revenues realized by our advisor and property manager and their affiliates through their relationship with us;

•	the quality and extent of service and advice furnished by our advisor and property manager;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relation to the investments generated by our advisor for the account of its other clients.

We expect to pay our property manager a real estate commission in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the commission does not exceed 3% of the sales price of the property.  Moreover, such commission, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, generally may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Any gain from the sale of assets that we may pay our advisor or an entity affiliated with our advisor must be reasonable.  As a general rule, such an interest in gain from the sale of assets is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the common stock, plus an amount equal to 6% of the original issue price of the common stock per year cumulative.

We also expect to limit the amount of acquisition fees and acquisition expenses we can incur to a total of 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced.  This limit generally may only be exceeded if a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us.  Although we intend to limit combined acquisition fees and expenses to equal 6% of the purchase price, our advisory agreement limits these fees to (1) an acquisition fee equal to 2.5% of the funds paid and/or budgeted in respect of the purchase, development, construction or improvement of each asset we acquire, (2) reimbursement of acquisition expenses, and (3) debt financing fees of up to 1.0% of the loan or line of credit made available to us. Our advisor may forego or reduce any of these fees so they do not exceed our charter limitation of 6%.  Any increase in these fees stipulated in the advisory agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

Terms of Advisory and Property Management Agreements.  Each contract for the services of our advisor or property manager may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor or property manager. A majority of the independent directors or our advisor or property manager may terminate their respective agreement without cause or penalty on 60 days’ written notice.

Our Acquisitions.  We will not purchase or lease properties in which our advisor, any of our directors or officers or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. We will not sell or lease properties to our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines the transaction is fair and reasonable to us.  We expect that from time to time our advisor or its affiliates will temporarily enter into contracts relating to investment in properties and other assets all or a portion of which is to be assigned to us prior to closing or may purchase property or other investments in their own name and temporarily hold title for us.  We may, however, purchase properties developed by affiliates of our advisor and our property manager.  We will purchase properties from an affiliate at a price designed to afford such affiliate a reasonable profit, as approved by our independent directors, but in no case, at a price above the fair market value determined by our independent directors, and by an independent qualified appraiser if the independent directors determine.  Our conflict resolution guidelines present clear standards for the advisor to follow to determine which of the three Hartman affiliated REITs currently in business will have the first opportunity to purchase, finance or sell a property or to negotiate with a prospective tenant. In such an event, Hartman Advisors and HIR Management will offer properties to be developed to one of the other REITs first and will offer all other commercial rental properties to us first.

Loans.  We will not make any loans to our advisor, any of our directors or any of their respective affiliates.    In addition, our advisor, our directors and their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.

Limitation on Operating Expenses.  Our advisor and its affiliates shall be entitled to reimbursement, at cost, for actual expenses incurred by them on our behalf or joint ventures in which we are a joint venture partner, subject to the limitation that our advisor must reimburse us for the amount, if any, by which our total operating expenses, including the asset management fee, paid during the previous fiscal year exceed the greater of: (1) 2% of our average invested assets for that fiscal year, or (2) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders, in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation.  We will not reimburse our advisor or its affiliates for services for which our advisor or its affiliates are entitled to compensation in the form of a separate fee.

Allocation of Investment Opportunities.  . In the event of a potential conflict in acquiring a property, Hartman Advisors and HIR Management will offer the first opportunity to purchase properties to be developed to other Hartman sponsored entities and will offer the first opportunity to purchase all other commercial rental properties to us.  Our independent directors will have the opportunity to vote on whether to purchase the property made available on the terms offered.

Repurchase of Our Shares.  Our charter prohibits us from paying a fee to Hartman Advisors or our directors or officers or any of their affiliates in connection with our repurchase of our capital stock.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year.  Among the matters that must be included in the annual report or included in a proxy statement delivered with the annual report are:

•	the ratio of the costs of raising capital during the year to the capital raised;

•
the aggregate amount of advisory fees and the aggregate amount of other fees paid to Hartman Advisors and any affiliates of HIR Management by us or third parties doing business with us during the year;

•	our total operating expenses for the year stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our common stockholders and the basis for such determination; and

•
a separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which disclosure has been examined and commented upon in the report by the independent directors with regard to the fairness of such transactions.

Voting of Shares Owned by Affiliates.  Before becoming a stockholder, our advisor, Hartman Advisors, our directors and officers and their affiliates must agree not to vote their shares regarding (1) the removal of any of these affiliates or (2) any transaction between them and us.

Other Transactions with Affiliates.  We will not accept goods or services from our advisor or its affiliates or enter into any other transaction with our advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

INVESTMENT OBJECTIVES AND CRITERIA

General

We intend to acquire and operate commercial real estate and real estate-related assets. In particular, we will focus generally on acquiring primarily newly-developed, income-producing light industrial real properties, retail properties and other commercial buildings.  These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction. We expect to make our investments in or in respect of real estate assets located in the United States and other countries based on our view of existing market conditions.

Our primary investment objectives are:

•	to realize growth in the value of our investments within five to ten years of the termination of this offering;

•	to preserve, protect and return your capital contribution;

•	to grow net cash from operations such that more cash is available for distributions to you; and

•
to enable you to realize a return of your investment by beginning the process of liquidating and distributing cash to you or by listing our shares for trading on a national securities exchange within five to ten years after the termination of this offering.

We intend to begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, unless we obtain the approval of a majority of our shareholders to defer the liquidation or to approve an alternate strategy,

            We cannot assure you that we will attain our investment objectives or that our capital will not decrease. Pursuant to our advisory agreement, and to the extent permitted by our charter, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.

We may not change the investment objectives and limitations set forth in the charter, except upon approval of stockholders holding a majority of the shares.  Our independent directors will review our investment objectives at least annually to determine whether our policies are in the best interests of our stockholders. Each such determination will be set forth in the minutes of our board of directors. See “Investment Objectives and Criteria- Investment Limitations” below.

Decisions relating to the purchase or sale of our investments will be made by Hartman Advisors, our advisor, subject to approval of our board of directors, including a majority of our independent directors.  See “Management- Directors and Executive Officers” for a description of the background and experience of our directors and executive officers.

Acquisition and Investment Policies

We intend to acquire and operate commercial real estate and real estate-related assets including loans secured by mortgages or deeds of trust on real property.  The commercial, office, retail and other non-residential properties may be existing, income-producing properties developed by an affiliate of our advisor, newly constructed properties or properties under development or construction.

Prior to acquiring an asset, our advisor will perform an individual analysis of the asset to determine whether it meets our investment criteria, including the probability of sale at an optimum price within our targeted holding period.  Our advisor will use the information derived from the analysis in determining whether the asset is an appropriate investment for us.

We may invest in a wide variety of commercial properties, including, without limitation, office, industrial, retail and other real properties.  These properties may be existing or newly constructed properties, properties under development or construction, properties not yet developed or raw land for development or resale. In each case, the properties will be identified by us as opportunistic investments.  These properties will be identified as such because of their property-specific characteristics or their market characteristics.  For instance, properties that may benefit from unique repositioning opportunities or for development or redevelopment or that are located in markets with high growth potential or that are available from distressed sellers may present appropriate investments for us.

We intend to hold our assets for a period of five to ten years from the termination of this offering.  We believe that holding our assets for this period will enable us to capitalize on the potential for increased income and capital appreciation of such assets while also providing for a level of liquidity consistent with our investment strategy and fund life.  Though we will evaluate each of our assets for capital appreciation generally within a targeted holding period of five to ten years from the termination of this offering, we may consider investing in properties and other assets with a different holding period in the event such investments provide an opportunity for an attractive return in a period that is consistent with the life of this fund.  Further, economic or market conditions may influence us to hold our investments for different periods of time.

In cases where our advisor determines that it is advantageous to us to make investments in which our advisor or its affiliates do not have substantial experience, it is our advisor’s intention to employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in its consideration, making and administration of such investments.

We may modify our acquisition and investment policies if our shares become listed for trading on a national securities exchange.  For example, upon listing of our common stock, we may choose to sell more volatile properties and use the proceeds to acquire properties that are more likely to generate a stable return.  Other factors may also cause us to modify our acquisition and investment policies.

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus. We will execute new tenant leases and existing tenant lease renewals, expansions, and extensions with terms that are dictated by the current submarket conditions and the verifiable creditworthiness of each particular tenant. In general, we expect to enter into standard commercial leases.  These may include standard multi-tenant commercial leases, “triple net” leases or participating leases. Under standard multi-tenant commercial leases, tenants generally reimburse the landlord for their pro rata share of annual increases in operating expenses above the base amount of operating expenses established in the initial year of the lease term.  Under triple net leases, tenants generally are responsible for their pro rata share of building operating expenses in full for each year of the lease term.  Under participating leases, which are common for retail properties, the landlord shares in a percentage of the tenant’s revenue.  We expect our standard multi-tenant and participating lease terms will have initial terms of not less than three years and will include renewal options that are granted at the greater of market rates or the existing rental rate at expiration.

We intend to use industry credit rating services to the extent available to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant to the extent available.  We will review the reports produced by these services together with relevant financial and other data collected from these parties before consummating a lease transaction. Such relevant data from potential tenants and guarantors include income statements and balance sheets for current and prior periods, net worth or cash flow of guarantors, and business plans and other data we deem relevant.  However, in light of our desire to purchase properties that we believe present an opportunity for enhanced future value, any lesser creditworthiness of existing tenants may not be a significant factor in determining whether to acquire the property.  We anticipate that we will invest in properties that we believe may be repositioned for greater value due, in whole or in part, to the presence of tenants that do not have strong credit. In such cases, our strategy will include undertaking efforts to attract new, more creditworthy tenants.

We anticipate that tenant improvements required to be funded by us in connection with newly acquired properties will be funded from our offering proceeds.  At such time as one of our tenants does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.  We expect to fund such tenant improvements either through capital reserves established for our properties or from available cash.  See “Risk Factors – General Risks Related to Investments in Real Estate.”

Investments in Real Property

In executing our investment strategy with respect to investments in real property, we will seek to invest in assets that we believe may be repositioned or redeveloped so that they will reach an optimum value within five to ten years from the termination of this offering.   We may develop or acquire properties with lower tenant quality or low occupancy rates and reposition them by seeking to improve the property, tenant quality and occupancy rates and thereby increase lease revenues and overall property value.   Further, we may invest in properties that we believe are an attractive value because all or a portion of the tenant leases expire within a short period after the date of acquisition, and we intend to renew leases or replace existing tenants at the properties for improved returns.   We may acquire properties in markets that are depressed or overbuilt with the anticipation that, within our targeted holding period, the markets will recover and favorably impact the value of these properties.  We may also acquire properties from sellers who are distressed or face time-sensitive deadlines with the expectation that we can achieve better success with the properties.  Many of the markets where we will acquire properties may have high growth potential in real estate lease rates and sale prices.  To the extent feasible, we will invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy our investment objectives of preserving our capital and realizing capital appreciation upon the ultimate sale of our properties.  In making investment decisions for us, our advisor will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation and its liquidity and income tax considerations.

Except with respect to unimproved or non-incoming producing property, we are not limited in the number or size of properties we may acquire or the percentage of net proceeds of this offering that we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we acquire our properties and the amount of proceeds we raise in this offering.  We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

Our investment in real estate generally will take the form of holding fee title or a long-term leasehold estate.  We will acquire such interests either directly through Hartman REIT OP or indirectly through limited liability companies or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties, including developers of the properties, or with affiliates of our advisor.  See “— Joint Venture Investments” below.

Though we intend to diversify our portfolio by geographic location, we expect to focus on markets with high growth potential.  As a result, our actual investments may result in concentrations in a limited number of geographic regions.  We expect to make our investments in or in respect of real estate assets located in the United States.

Successful commercial real estate investment requires the implementation of strategies that permit favorable purchases, effective asset and property management for enhanced current returns and maintenance of higher relative property values, and timely disposition for attractive capital appreciation.  An affiliate of our advisor has developed and uses modeling tools that our advisor believes will help us identify favorable property acquisitions, enable it to forecast growth and make predictions at the time of the acquisition of a property as to optimal portfolio blend, disposition timing and sales price.  Using these tools together with our overall strategies, including individual market monitoring and ongoing analysis of macro- and micro-regional economic cycles, we expect to be better able to identify favorable acquisition targets, increase current returns and current distributions to investors, maintain higher relative portfolio property values, conduct appropriate development or redevelopment activities and execute timely dispositions at appropriate sales prices to enhance capital gains distributable to our investors.

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	auditable financial statements covering recent operations of properties having operating histories; and

•	title and liability insurance policies.

We will not purchase any property from a third party unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. We will only obtain a Phase I environmental site assessment of a property that we purchase from an affiliate of our advisor if a majority of our independent directors determine that acquiring a new or updated Phase I report would be advisable.  A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property.  A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.  With respect to international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

Generally, the purchase price that we will pay for any property will be based on the fair market value of the property as determined by a majority of our directors.  In the cases where a majority of our independent directors require and in all cases in which the transaction is with any of our directors or HIR Management or its affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. We will rely on our own independent analysis, including on appraisals when the board of directors deem an appraisal necessary or helpful in determining whether to invest in a particular property. Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.  In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property.  The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased. In purchasing, leasing and developing properties, we will be subject to risks generally incident to the ownership of real estate.  See “Risk Factors — General Risks Related to Investments in Real Estate.”

Development and Construction of Properties

We may invest proceeds from the offering in properties on which improvements are to be constructed or completed.  We will consider a property to be an unimproved property if it was not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition.

To help ensure performance by the builders of properties that are under construction, completion of such properties will be guaranteed at the contracted price by completion bond or performance bond. HIR Management will enter into contracts on our behalf with contractors or developers for such construction services on terms and conditions approved by our board of directors.  If we contract with our property manager for such services, we also will obtain the approval of a majority of our independent directors that the contract is fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.  HIR Management may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables.  See “Risk Factors — General Risks Related to Investments in Real Estate.”

Additionally, our property manager may act as a developer for all or some of the properties that we acquire for development or redevelopment.  In those cases, we will pay development fees to our property manager that are usual and customary for similar projects in the particular market if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the construction then completed.  We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers, including our property manager, to plan, supervise and implement the development of any unimproved properties that we may acquire. Such persons would be compensated directly by us or through an affiliate of our advisor.

Joint Venture Investments

We are likely to enter into joint ventures, partnerships or other co-ownership arrangements with third parties as well as entities affiliated with our advisor for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets.  We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties.  A joint venture creates an alignment of interest with a private source of capital for the benefit of our stockholders, by leveraging our acquisition, development and management expertise in order to achieve the following four primary objectives:  (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions. We may only invest in joint ventures if a majority of our directors, including a majority of our independent directors, approve the transaction as fair, competitive and commercially reasonable.  In determining whether to invest in a particular joint venture, Hartman Advisors will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

We may enter into joint ventures with other Hartman-sponsored programs for the acquisition of properties.  However, we may only do so if a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.

In the event that the co-venturer elects to sell property held in any such joint venture, however, we may not have sufficient funds to exercise any right of first refusal that we may have. In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Entering into joint ventures with other Hartman-sponsored programs will result in certain conflicts of interest. See “Risk Factors — Risks Related to Conflicts of Interest” and “Conflicts of Interest – Joint Ventures Transactions with Affiliates of Our Advisor.”

We expect that from time to time our advisor will be presented with an opportunity to purchase all or a portion of a mixed-use property.  In such instances, it is possible that we would work together with other Hartman-sponsored programs to apportion the assets within the property among us and the other Hartman-sponsored programs in accordance with the investment objectives of the various programs.  After such apportionment, the mixed-use property would be owned by two or more Hartman-sponsored programs or joint ventures composed of Hartman-sponsored programs.  The negotiation of how to divide the property among the various Hartman-sponsored programs will not be at arm’s length and conflicts of interest will arise in the process.  It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Hartman-sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio, in order to also purchase a property that our advisor considers desirable.  Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with a third party unaffiliated with our advisor.

Borrowing Policies

Although we will strive for diversification, the number of different properties that we can acquire will be affected by the amount of funds available to us. We intend to use debt as a means of providing additional funds for the acquisition of properties and the diversification of our portfolio. Our ability to increase our diversification through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  However, our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests.   Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital.  As a result, we expect to borrow more than 50% of the contract purchase price of one or more of the real estate assets we acquire to the extent our board of directors determines that borrowing these amounts is prudent.  In any event we intend to adhere to our policy limiting total leverage to 300% of the net value of our assets, even during the offering period.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments. This will allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio.  Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property.  See “Risk Factors – General Risks Related to Investments in Real Estate.”   To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited.  Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.  Lenders may have recourse to assets not securing the repayment of the indebtedness.

We will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from Hartman Advisors, HIR Management and their affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

For services in connection with any debt financing obtained by or for us (including any refinancing of debt), we will pay our advisor a debt financing fee equal to 1% of the amount available under such financing. Debt financing fees payable from loan proceeds from permanent financing will be paid to our advisor as we acquire such permanent financing. In the event our advisor subcontracts with a third party for the provision of financing coordination services with respect to a particular financing or financings, the advisor will compensate the third party through the debt financing fee.

Disposition Policies

As each of our investments reaches what we believe to be its optimum value during the expected life of our company, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors.  We anticipate that any such dispositions typically would occur during the period from five to ten years from the termination of this offering. However, in accordance with our investment objective of achieving maximum capital appreciation, we may sell a particular property or other asset before or after this anticipated holding period if, in the judgment of our advisor and our board of directors, selling the asset is in our best interest.  The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Internal Revenue Code or otherwise impact our status as a REIT.  Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status.  Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction.  As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Internal Revenue Code for properties held at least two years or through the use of a taxable REIT subsidiary or TRS, a regular domestic taxable corporation that we would form as a subsidiary to sell properties that might be subject to the prohibited transactions tax if we were to sell those properties directly.  See “Federal Income Tax Considerations – Taxation of the Company.”

When we determine to sell a particular property or other investment, we will seek to achieve a selling price that maximizes the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized. The selling price of a leased property will be determined in large part by the amount of rent payable by the tenants. The terms of payment will be affected by custom in the area in which the property being sold is located and the then-prevailing economic conditions.

Depending upon then prevailing market conditions, it is our intention to consider beginning the process of liquidating our assets and distributing the net proceeds to our stockholders within five to ten years after the termination of this primary offering. If we do not begin an orderly liquidation within that period, we may seek to have our shares listed on a national securities exchange. If we do not begin the process of liquidating our assets or listing our shares within ten years of the termination of this primary offering, our charter require that we hold a stockholders meeting to vote on a proposal for our orderly liquidation or an alternate strategy. The proposal would include information regarding appraisals of our portfolio. If our stockholders did not approve the proposal, we would obtain new appraisals and resubmit the proposal by proxy statement to our stockholders up to once every two years.

Market conditions and other factors could cause us to delay the commencement of our liquidation or to delay the listing of our shares on a national securities exchange beyond ten years from the termination of this offering. Even after we decide to liquidate, we are under no obligation to conclude our liquidation within a set time because the timing of the sale of our assets will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on stockholders that may prevail in the future, and we cannot assure you that we will be able to liquidate our assets. After commencing a liquidation, we would continue in existence until all properties are sold and our other assets are liquidated.

Disclosure Policies with Respect to Future Probable Acquisitions

As of the date of this prospectus, we have not acquired or contracted to acquire any specific real assets. Our advisor is continually evaluating various potential investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties and other investments for us and other Hartman-sponsored programs. At such time while this offering is pending, if we believe that a reasonable probability exists that we will acquire a specific property or other asset, this prospectus will be supplemented to disclose the negotiations and pending acquisition of such property. We expect that this will normally occur upon the signing of a purchase agreement for the acquisition of a specific asset, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information that we consider appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate. YOU SHOULD UNDERSTAND THAT THE DISCLOSURE OF ANY PROPOSED ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE PROPOSED ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THE SUPPLEMENT AND ANY ACTUAL PURCHASE.

Investment Limitations

We expect to comply with the following limitations with respect to the manner in which we may invest our funds or issue securities:

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We will not invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	We will not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	We will not make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or its affiliates;

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We will not make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans from us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

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We will not make an investment in a property or mortgage loan or other investment if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan or other investment, 6% of the funds advanced, provided that the investment may be made if a majority of the board of directors, including a majority of our independent directors, determines that the transaction is commercially competitive, fair and reasonable to us;

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We will not invest more than 10% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned to commence within one year of the acquisition) or mortgage loans on unimproved property;

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We will not invest in equity securities, unless a majority of the board of directors, including a majority of the independent directors, approves such investment as being fair, competitive and commercially reasonable;

•	We will not issue equity securities on a deferred-payment basis or other similar arrangement (other than as expressly permitted in our equity incentive plan for our key service providers);

•	We will not issue debt securities in the absence of adequate cash flow to cover debt service;

•	We will not issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

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We will not issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our operating partnership to issue redeemable partnership interests; or

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We will not make any investment that we believe would be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless the board determines, in its sole discretion, that REIT qualification is not in our best interest.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.”   Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended. In order to maintain our exemption from regulation under the Investment Company Act, we intend to engage primarily in the business of buying real estate, mortgages and other liens on or interests in real estate. Our advisor, Hartman Advisors, will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments. The position of the SEC staff generally requires us to maintain at least 55% of our assets directly in qualifying real estate interests in order for us to maintain our exemption. To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria but would generally include properties that we own directly, including through tenancies in common, and mortgage loans that we make or acquire.

To maintain compliance with the Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies at least annually to determine that the policies we follow are in the best interest of our stockholders. Each determination and the basis therefore shall be set forth in the minutes of our board of directors. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in the organizational documents, may be altered by a majority of our directors, including a majority of the independent directors, without the approval of our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a newly organized Maryland corporation that intends to invest in and operate real estate and real estate-related assets on an opportunistic basis. We may acquire a wide variety of commercial properties, including office, industrial, retail, and other real properties. These properties may be existing, income-producing properties, newly constructed properties or properties under development or construction. In particular, we will focus on acquiring properties with significant possibilities for short-term capital appreciation, such as those requiring development, redevelopment or repositioning or those located in markets with high growth potential. We also may invest in real estate-related securities and, to the extent that our advisor determines that it is advantageous, we may invest in mortgage loans. We expect to make our investments in or in respect of real estate assets located in the United States and other countries. The net proceeds of this offering will provide funds to enable us to purchase properties and other real estate-related investments. As of the date of this prospectus, we had not yet commenced operations or entered into any arrangements to acquire any specific investments. The number of assets we acquire will depend upon the number of shares sold in this offering and the resulting amount of the net proceeds available for investment in properties. See “Risk Factors.”

We intend to make an election under Section 856(c) of the Internal Revenue Code to be taxed as a REIT, beginning with the taxable year ending December 31, 2009. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we make an election to be taxed as a REIT and later fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income. However, we believe that we are organized and will operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ended December 31, 2009, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

The following discussion and analysis should be read in conjunction with the accompanying consolidated balance sheet and the notes thereto.

Critical Accounting Policies and Estimates

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve difficult management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates t-hat may impact the comparability of our results of operations to those of companies in similar businesses. Our most sensitive estimates will involve the allocation of the purchase price of acquired properties and evaluating our real estate-related investments for impairment.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements will include our accounts, the accounts of variable interest entities (VIEs) in which we are the primary beneficiary and the accounts of other subsidiaries over which we have control. All inter-company transactions, balances and profits will be eliminated in consolidation. Interests in entities acquired will be evaluated for consolidation based on Financial Accounting Standards Board Interpretation (FIN) 46R, which requires the consolidation of VIEs in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a VIE under FIN 46R, then the entity is evaluated for consolidation under other applicable literature, including the American Institute of Certified Public Accountants’ Statement of Position 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or  Similar Entity When the Limited Partners Have Certain Rights”; Accounting Research Bulletin 51, “Consolidated Financial Statements”; and Statement of Financial Accounting Standards (SFAS) No. 94, “Consolidation of All Majority-owned Subsidiaries.”

There are judgments and estimates involved in determining if an entity in which we have made an investment is a VIE and if so, if we are the primary beneficiary. The entity is evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity. FIN 46R provides some guidelines as to what the minimum equity at risk should be, but the percentage can vary depending upon the industry and/or the type of operations of the entity and it is up to management to determine that minimum percentage as it relates to our business and the facts surrounding each of our acquisitions. In addition, even if the entity’s equity at risk is a very low percentage, we are required by FIN 46R to evaluate the equity at risk compared to the entity’s expected future losses to determine if there could still in fact be sufficient equity at the entity. Determining expected future losses involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses. A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that should not be consolidated or accounting for an investment on the equity method that should in fact be consolidated, the effects of which could be material to our financial statements.

Real Estate

Upon the acquisition of real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land, land improvements, buildings, building improvements, furniture, fixtures and equipment, identified intangible assets, asset retirement obligations and assumed liabilities based on their relative fair values in accordance with SFAS No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangible Assets.”  Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements, tenant relationships and other intangible assets. Initial valuations are subject to change until our information is finalized, which is no later than 12 months from the acquisition date.

The fair value of the tangible assets to be acquired, consisting of land, land improvements, buildings, building improvements, furniture, fixtures and equipment, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to the tangible assets. Land values will be derived from appraisals, and building and land improvement values will be calculated as replacement cost less depreciation or management’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. Furniture, fixtures and equipment values will be determined based on current reproduction or replacement cost less depreciation and other estimated allowances based on physical, functional or economic factors. The values of the buildings will be depreciated over the estimated useful lives ranging from 25 years for office property to 39 years for hotel property using the straight-line method. Land improvements will be depreciated over the estimated useful life of 15 years, and furniture, fixtures and equipment will be depreciated over estimated useful lives ranging from five to seven years using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) management’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases and any bargain renewal periods, if applicable.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on management’s evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model. The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, management will include such items as real estate  taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on current market conditions. The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal and tenant improvements, as well as an estimate of the likelihood of renewal as determined by management on a tenant-by-tenant basis.

We will amortize the value of in-place leases and in-place tenant improvements to expense over the initial term of the respective leases. The value of tenant relationship intangibles will be amortized to expense over the initial term and any anticipated renewal periods, but in no event will the amortization period for intangible assets exceed the remaining depreciable life of the building. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and tenant relationship intangibles would be charged to expense.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled note payments using interest rates for debt with similar terms and remaining maturities that we believe we could obtain. Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

In allocating the purchase price of each of our properties, management will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition if it were vacant. Many of these estimates will be obtained from independent third-party appraisals. However, management will be responsible for the source and use of these estimates. A change in these estimates and assumptions could result in the various categories of our real estate assets and/or related intangibles being overstated or understated, which could result in an overstatement or understatement of depreciation and/or amortization expense. These variances could be material to our financial statements.

Investment Impairments

For real estate we wholly own, our management will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition to the carrying amount of the asset. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the asset to estimated fair value.

For real estate we own through an investment in a joint venture, tenant-in-common interest or other similar investment structure, at each reporting date, we will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our investments for impairment, management will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties. A change in these estimates and assumptions could result in understating or overstating the book value of our investments, which could be material to our financial statements.

Competition

The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, other real estate limited partnerships, and other entities engaged in real estate investment activities, many of which will have greater resources than we will. We may also compete with other Hartman-sponsored programs to acquire properties and other investments. In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other Hartman-sponsored programs, and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. It will be the duty of our advisor to ensure that this method is applied fairly to us.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have raised at least $2,000,000 in this offering. Our management is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

We will not commence any significant operations until we have raised at least $2,000,000 in this offering. Our principal demands for funds will be for real estate and real estate-related acquisitions, for the payment of operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, we expect to meet cash needs for items other than acquisitions from our cash flow from operations, and we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings.

There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders. Some or all of our distributions will be paid from other sources, such as from the proceeds of this offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings secured by our assets in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to borrow money to acquire properties and make other investments. There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. We do not expect that the maximum amount of our indebtedness will exceed 300% of our “net assets” (as defined by the NASAA REIT Guidelines) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. Our board of directors has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests.  Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering and invested substantially all of our capital.  As a result, we expect to borrow more than 50% of the contract purchase price of each real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is prudent.  Our policy of limiting the aggregate debt to equity ratio to 50% relates primarily to mortgage loans and other debt that will be secured by our properties.  The NASAA guideline limitation of 300% of our net assets includes secured and unsecured indebtedness that we may issue.  We do not anticipate issuing significant amounts of unsecured and therefore we intend to limit the balance of our borrowings to 50% of the purchase prices, in the aggregate, of our property portfolio.

Our advisor may, but is not required to, establish capital reserves from gross offering proceeds, out of cash flow generated by operating properties and other investments or out of non-liquidating net sale proceeds from the sale of our properties and other investments. Capital reserves are typically utilized for non-operating expenses such as tenant improvements, leasing commissions and major capital expenditures. Alternatively, a lender may require its own formula for escrow of capital reserves.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We have entered into the Advisory Agreement, the Property Management Agreement and the Dealer Management Agreement.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt used to acquire properties and make loans and other permitted investments. Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of the material federal income tax considerations concerning an investment in the shares (the “Shares”) of our common stock to a U.S. resident individual or domestic corporation acquiring the Shares for investment and not with a view toward distribution. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (“Regulations”), published rulings of the Internal Revenue Service (“IRS”) and court decisions, as of the date of this Prospectus. We cannot guarantee that any federal income tax consequences described in this summary, or which a prospective Shareholder (a “Shareholder”) of our Shares may contemplate, will be realized. The tax consequences of an investment in the Shares will vary depending upon the particular circumstances of a Shareholder, and may be subject to controversy on factual or other grounds. Further, no assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would require modifications of the statements and conclusions expressed herein. In addition, there can be no assurance that all or some of the positions taken by the Company will not be challenged by the IRS. Successful challenge of all or some of such positions may adversely affect a Shareholder.

The following discussion does not attempt to comment on all aspects of tax laws which may affect the Company or the Shareholders or to consider the tax consequences of any person other than the Shareholders. The following discussion is not intended as a substitute for careful tax planning by the Shareholders. Details of significance to a particular taxpayer may not be described herein because it is impractical to set forth in a discussion of acceptable length all aspects of federal income tax law that may be relevant to a Shareholder’s investment in our Shares. Various facts or limitations applicable to any particular Investor may modify or alter the results described herein. The discussion below considers the federal income tax considerations associated with an investment in the Shares by individuals who are permanent residents of the United States and is not intended to deal with matters which may be material to other investors, such as corporations, partnerships, trusts or non-resident aliens. Investors other than United States individual taxpayers should be aware that the tax consequences of an investment in the Shares may differ in several material respects from those applicable to United States individual taxpayers.

Pursuant to U.S. Treasury Department Circular 230, we are informing you that (a) this discussion is not intended to be used, was not written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the U.S. federal tax laws that may be imposed on the taxpayer, (b) this discussion was written in connection with the promotion or marketing by us of our Shares, and (c) each potential investor should seek advice based on his, her or its particular circumstances from an independent tax advisor.

This summary deals only with stock that is held as a capital asset, which generally means property that is held for investment.  In addition, except to the extent discussed below, this summary does not address tax considerations applicable to you if you are subject to special tax rules, such as:

•	a dealer or trader in securities;
•	a financial institution;
•	an insurance company
•	a stockholder that holds our stock as a hedge, part of a straddle, conversion transaction or other arrangement involving more than one position;
•	a stockholder whose functional currency is not the United States dollar; or
•	a tax-exempt organization or foreign taxpayer.

For the foregoing reasons, each prospective investor is urged to consult his own tax advisor with specific reference to his own tax situation and the federal, state and local tax consequences arising from an investment in the units, and each investor should satisfy himself as to the income and other tax consequences of his investment in the Shares before investing.

We have obtained an opinion of Irvine Venture Law Firm, LLP, our tax and ERISA counsel, regarding the material Federal Income Tax Considerations of an investment in our capital stock.  Based on various assumptions and factual representations that we have made regarding our operations, in the opinion of Irvine Venture Law Firm, LLP, our tax and ERISA counsel, commencing with our taxable year ended December 31, 2009, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our method of operating will enable us to meet the requirements for qualification and taxation as a REIT. Our qualification as a REIT depends upon our ability to meet the various requirements imposed under the Code through actual operations. Irvine Venture Law Firm, LLP will not review our operations, and we cannot give any assurance that actual operations will meet these requirements. The opinion of Irvine Venture Law Firm, LLP is not binding on the Internal Revenue Service or any court. The opinion of Irvine Venture Law Firm, LLP is based upon existing law, Treasury regulations and currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change either prospectively or retroactively.

General.  We plan to make an election to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, (the “Code”) commencing with our taxable year ending December 31, 2009.  We believe that, commencing with our taxable year ending December 31, 2009, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code and the Company intends to continue to operate in such a manner, but no assurance can be given that it will continue to operate in such a manner so as to qualify or remain qualified as a REIT.

Those sections of the Code and the corresponding Treasury Regulations are highly technical and complex.  The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT and its shareholders.

Moreover, such qualification and taxation as a REIT depends upon our ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Counsel.  Accordingly, no assurance can be given that the actual results of our operations for any particular taxable year will satisfy such requirements.  Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. (See  “Failure to Qualify.”)

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders.  This treatment substantially eliminates the “double taxation” (at the corporate and shareholder levels) that generally results from investment in a regular corporation.  However, we will be subject to federal income tax as follows:  First, we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.  Second, under certain circumstances, we may be subject to the “alternative minimum tax” on its items of tax preference.  Third, if we have (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income.  Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a tax of 100% of the net income from such prohibited transaction (See “Dealer Treatment” below).  Fifth, if the Company should fail to satisfy the 75% of income test or the 95% of income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% of income test multiplied by (b) a fraction intended to reflect our profitability.  Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.  Seventh, with respect to any asset (a  “Built-In Gain Asset”) acquired by the Company from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of a C corporation for example, if the Company recognizes gain on the disposition of such asset during the ten-year period (the “Recognition Period”) beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) our adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated.  The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to Code Section 337(d).

If the Company were not to qualify as a REIT, either because it failed to meet one or more of the tests described under “Requirements for Qualification,” below, or because our management determined that it would be more advantageous for our shareholders if the REIT election were revoked, the Company would be subject to corporate income tax, which would reduce the amount of cash available for dividend distributions to shareholders.  The treatment of the Company as a taxable corporation will not adversely affect the tax treatment of any shareholder and will not create UBTI for any tax-exempt investor.

Requirements  for Qualification.  The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons (the “100 shareholder rule”); (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (the “5/50 rule”); (vii) which meets certain other tests, described below, regarding the nature of its income and assets; and (viii) which, in the case of a C corporation that converts to REIT status, makes a non-deductible dividend distribution equal to the pre-REIT earnings and profits to its Shareholders.  The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months.  Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT.  We would therefore not be required to satisfy the tests described in conditions (v) and (vi) until January, 2010 if we determine to elect REIT status for 2009.  As we are a newly formed Maryland corporation making the REIT election effective for its first year of operations, we do not expect that condition (viii) will apply.

1.           For purposes of conditions (v) and (vi), pension funds and other tax-exempt entities are treated as individuals, subject to a limited “look-through” exception in the case of condition (vi).  Such entities, regardless of the number of members, generally will be treated as a single shareholder for purposes of meeting the 100 shareholder rule and the 5/50 rule.

2.           REITs are permitted to treat pension plans as owned by their beneficiaries for purposes of meeting the 5/50 rule.  If a REIT relies on that exception, the pension plan shareholders must treat the dividends from the REIT as UBTI.  We do not expect to rely on any exception or election that would generate UBTI to our Shareholders.

3.           We intend to issue sufficient shares of our Common Stock and with sufficient diversity of ownership pursuant to the Offering to allow us to satisfy the 100 shareholder rule and the 5/50 rule described in conditions (v) and (vi) from and after January 1, 2010. In addition, our formation documents provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in “Capital Stock — Restrictions on Transfer.”  These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described above.  If we fail to satisfy such share ownership requirements, our status as a REIT will terminate. (See  “ Failure to Qualify.”)

4.           In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. We will have a calendar taxable year for the first year of our REIT election.

5.           In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed entitled to the income of the partnership attributable to such share.  In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests.  We may determine to form as a partnership, Hartman REIT OP, L.P. and will be deemed to own our proportionate share of that partnership’s assets and income.

Income Tests.  In order to maintain qualification as a REIT, we must satisfy these two gross income requirements annually.

First, at least 75% of our gross income (the “75% of income test”) (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property (including “rents from real property”) or mortgages on real property or from certain types of temporary investments.

Second, at least 95% of our gross income (the “95% of income test”) (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Rents that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met.  First, the amount of rent must not be based in whole or in part on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales.  Second, the Code provides that rents received from a tenant will not qualify as  “rents from real property” in satisfying the gross income tests if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of such tenant (a “Related Party Tenant”).  Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as  “rents from real property.”  Finally, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue.  The REIT may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. We will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant (unless the Board of Directors determines in its discretion that the rent received from such Related Party Tenant is not material and will not jeopardize our status as a REIT), (iii) derive rental income attributable to personal property (other than personal property leased  in connection with the lease of real property, the amount of which is less than 10% of the total rent received under the lease in compliance with the REIT and UBTI rules), or (iv) perform services considered to be rendered to the occupant of the property, other than through an independent contractor, including a taxable REIT subsidiary (referred to as a “TRS”) whose capital stock we own in whole or in part, from which we directly derives no revenue.

The term “interest” generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts of sales.  “Interest” does not include amounts paid as compensation for services (other than loan commitment fees that are permitted under the REIT rules).  We intend to limit all of the rent, interest and other revenues that it receives solely to income that qualifies under the 95% of income test, and with respect to rents and interest from real property, under the 75% of income test as well.

If were to fail to satisfy one or both of the 75% or 95% of income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we were entitled to relief under certain provisions of the Code.  These relief provisions will be generally available if our failure to meet such tests was due to reasonable cause and not due to willful neglect, if we attach a schedule of the sources of our income to our federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax.  It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.  As discussed above in “— Taxation of the Company — General,” even if these relief provisions apply, a tax equal to 100% of the excess net income would be imposed.

Dealer Treatment.  Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax.  Such prohibited transaction income may also have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT.  Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction.  We intend to hold the Properties for investment with a view toward short to mid-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties (and other properties) and to make such occasional sales of the Properties as are consistent with our investment objectives.  The Code provides for a sale harbor from prohibited transaction treatment for property sales where (a) the REIT has held the property for at least two (2) years, (b) the REIT’s expenditures on the property are not greater than 30 percent of the property’s basis, and (c) either the REIT makes seven (7) or fewer sales or the aggregate tax basis of the sold properties is 10 percent or less of the total tax basis of all of the REIT’s properties.  There can be no assurance that the sale of any of our Properties would qualify for the foregoing safe harbor.  Our advisor will consult with our tax advisors prior to a proposed Property sale to take the necessary measures in such advisor’s view, to avoid treatment of the sale as a prohibited transaction. There can be no assurance, however, that the IRS will not successfully contend that the gain from one or more of such sales is subject to the 100% penalty tax.  Avoidance of the 100% tax on net income from Prohibited Transactions may cause us to take a lower price per property by selling a number of properties in bulk instead of selling each property separately to a single buyer.

Asset Tests.  As of the last day of each calendar quarter of our taxable year, we must also satisfy three tests relating to the nature of our assets.  First, at least 75% of the value of our total gross assets must be represented by real estate assets including (i) our allocable share of real estate assets held by partnerships in which we own an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering that we issue, cash, cash items and government securities.  Second, not more than 25% of our total assets may be represented by securities other than those assets qualifying for the 75% of asset test.  Third, of the investments included in the 25% of assets class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer’s outstanding voting securities.  In addition, as of the last day of any calendar quarter, not more than 20% of the value of our assets may be represented by the securities of one or more taxable REIT subsidiaries.  We will carefully monitor the value of our holding in any taxable affiliate to maintain compliance with this test at all times.

After initially meeting the asset tests at the close of any quarter, we would not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values.  If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter (including as a result of our increasing our interest in the Hartman REIT OP, if we determine to use the umbrella partnership/UPREIT structure), the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter.  We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance.  If we were to fail to cure noncompliance with the asset tests within such time period, we could cease to qualify as a REIT.

Annual Distribution Requirements.  In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our Shareholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (b) 90% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. To be deductible dividends must be made without preference compared to other shares of that class.  In addition, if we were to dispose of any Built-In Gain Asset transferred by a corporation during its 10-year Recognition Period, we would be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset.  Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration.  To the extent that we were not to distribute all of our net capital gain or if we were to distribute at least 95%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax on such undistributed income or gain at regular ordinary and capital gain corporate tax rates.  We expect to make timely distributions sufficient to satisfy these annual distribution requirements.

It is expected that our REIT taxable income may be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income.  Accordingly, as a general matter we anticipate that we generally will have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above.  It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Company.  We note that at least initially we could have income from rental income that we accrue prior to the receipt of the corresponding cash payment.  In the event that such timing differences occur, in order to meet the distribution requirements, we may find it necessary to arrange for short-term, or possibly long-term, borrowings, to pay dividends in the form of taxable stock dividends or to distribute cash from the proceeds of Shares.

Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year.  Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we would be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Furthermore, if we were to fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

Failure to Qualify

If we were to fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we would be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we were to fail to qualify as a REIT will not be deductible from our taxable income nor will they be required to be made.  As a result, our failure to qualify as a REIT would significantly reduce the cash available for distribution to our shareholders. In addition, if we were to fail to qualify as a REIT, all distributions to our Shareholders would be taxable as ordinary income, to the extent of our current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction.  Unless entitled to relief under specific statutory provisions, we would also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.  It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Taxation of the Company

In any year in which we qualify as a REIT, we generally will not be subject to federal income tax on that portion of our taxable income or net capital gain that we distribute to our Shareholders.  We will, however, be subject to tax at normal corporate rates upon any net income or net capital gain not distributed.  We intend to distribute substantially all of our taxable income to our Shareholders on a pro rata basis by the time we file our tax return for the year to which the income relates.

In addition, we will also be subject to a tax of 100% of net income from any prohibited transaction (a prohibited transaction generally is a sale of property held primarily for sale to customers in the ordinary course of business – other than foreclosure property see “Dealer Treatment” above) and will be subject to a 100% tax on the greater of the amount by which we fail either the 75% or 95% of income tests, reduced by approximated expenses, if the failure to satisfy such tests is due to reasonable cause and not willful neglect and if certain other requirements are met.  We may be subject to the alternative minimum tax on certain items of tax preference.

If we acquire any real property as a result of foreclosure, or by a deed in lieu of foreclosure, we may elect to treat such real property as foreclosure property.  Net income from the sale of foreclosure property is taxable at the maximum federal corporate rate, currently 35%.  Income from foreclosure property will not be subject to the 100% tax on prohibited transactions.  We will determine whether to treat such real property as foreclosure property on the tax return for the fiscal year in which such property is acquired.  We expect to so elect if we were to foreclose on a property.

The Company may elect to retain, rather than distribute as a capital gain dividend, its net long-term capital gains.  In such event, the Company would pay tax on such retained net long-term capital gains.  In addition, to the extent that we designate, a Shareholder generally would (1) include his proportionate share of such undistributed long-term capital gains in computing his long-term capital gains for his taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount so includable), (2) be deemed to have paid the capital gains tax imposed on the Company on the designated amounts included in such stockholder’s long-term capital gains, (3) receive a credit or refund for such amount of tax deemed paid by the stockholder, (4) increase the adjusted basis of his stock by the difference between the amount of such includable gains and the tax deemed to have been paid by him, and (5) in the case of a Shareholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with U.S. Treasury regulations (which have not yet been issued).

In addition, we would be subject to a 100% penalty tax equal to any rent or other charges that it imposed on any taxable REIT subsidiary in excess of an arm’s-length price for comparable services.

We may derive income from one or more taxable REIT subsidiaries by way of dividends and interest on certain intercompany loans.  Such dividends and interest are non-real estate source income and do not qualify for the 75% of income test.  Therefore, when aggregated with our other non-real estate source income, such dividends and interest must be limited to 25% or less of our gross income each year.  We will have to monitor the value of our investment in its taxable REIT subsidiaries and the amount of dividends and interest received from such subsidiaries to ensure compliance with all applicable income and asset tests.

Our taxable REIT subsidiaries would generally be subject to corporate level tax on their net income and will generally be able to distribute only net after-tax earnings to its stockholders, including us, as dividend distributions.

As noted above, we will be subject to the 4% excise tax to the extent that we do not distribute 85% of our REIT taxable income within the calendar year (or by January 31 of the following year if we declare the dividend before the end of the calendar year).

If we acquire a built-in gain asset from a C corporation in a transaction in which the basis of the asset is determined by reference to the basis of the asset in the hands of the C corporation and we recognize built-in gain upon a disposition of such asset occurring within 10 years of its acquisition, then we would be subject to federal tax to the extent of any built-in gain at the highest corporate income tax rate.

Any taxable REIT subsidiary that we have will be subject to taxation on net income and will make distributions to us as its stockholder only on after-tax income.

Taxation of Taxable U.S. Shareholders Generally

As used herein, the term "U.S. Shareholder" means a holder of Shares of our Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of any state of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

As long as we qualify as a REIT, distributions that we make out of our current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to our taxable U.S. Shareholders as ordinary income.  Such distributions will not be eligible for the dividends received deduction in the case of U.S. Shareholders that are corporations. Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. Shareholders as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his Shares of Common Stock. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

To the extent that we make distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder’s adjusted basis in his shares taxable as capital gains (provided that the shares have been held as a capital asset).  Dividends that we declare in October, November, or December of any year and payable to a Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Distributions that we make and gain arising from the sale or exchange by a U.S. Shareholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any “passive losses” against such income or gain. Distributions that we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation.  Gain arising from the sale or other disposition of Common Stock, however, will not be treated as investment income unless the U.S. Shareholder elects to reduce the amount of such U.S. Shareholder’s total net capital gain eligible for the noncorporate taxpayers’ maximum capital gains rate by the amount of such gain with respect to such Common Stock.

Upon any sale or other disposition of Common Stock, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder’s adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Shareholder as a capital asset, and will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions that we pay such U.S. Shareholder which distributions were required to be treated as long-term capital gains.

The maximum rate of income tax for individuals on dividends paid by most types of tax-paying U.S. corporations is currently 15%.  Dividends paid by REITs are not eligible for such treatment except in limited circumstances (such as to the extent of dividend income received from the REIT’s taxable subsidiaries) which we do not expect will apply to a material extent in our case.  The Code also, in the case of noncorporate taxpayers, generally imposes a maximum long-term capital gains tax rate of 15% (for sales or exchanges on or after May 6, 2003, through taxable years beginning before January 1, 2010) and imposes a maximum tax rate on ordinary income of 35%.  Accordingly, the 15% tax rate for long-term capital gains will generally apply to long-term capital gains, if any, recognized by such a holder on the disposition of our stock held for more that one year and on our distributions designated as long-term capital gain dividends attributable to sales or exchanges on or after May 6, 2003.  In addition, the Code imposes backup withholding at a rate of 28%.

Taxation of Tax-Exempt Shareholders

Dividends paid by a corporation to a tax-exempt Shareholder, are expressly exempt from UBTI under the Code.  In an early ruling in the REIT area, the Service clarified that, although a REIT is in some respects treated as a pass-through entity, the dividends that a REIT pays to a Non-Profit are treated identical to any other corporate dividend and ruled that amounts distributed as dividends by a qualified REIT do not constitute UBTI when received by a qualified pension plan.  Provided that a tax-exempt shareholder (except certain tax-exempt shareholders of the type described in the following paragraph) has not held its shares of Common Stock as “debt financed property” within the meaning of the Code and such shares are not otherwise used in a trade or business, the dividend income from the Company will not be UBTI to a tax-exempt shareholder.  Similarly, income from the sale of Common Stock will not constitute UBTI unless such tax-exempt shareholder has held such shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

A manager of a private foundation within the meaning of Section 509(a)(3) of the Code should consider (i) whether the ownership of Common Stock is in accordance with the documents and instruments governing the foundation; and (ii) whether the ownership of the Common Stock is inconsistent with the manager’s fiduciary responsibilities.  Failure of the foundation manager to satisfy these requirements could result in the imposition of penalty excise taxes on the foundation and the foundation manager.  Moreover, trustees of charitable split interest trusts described in Section 4947(a) of the Code and managers of other tax-exempt entities should consider the foregoing issues to the extent they are relevant to the particular trust or organization.

 For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and (c)(20), respectively, income from an investment in our Shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our Shares. Such prospective investors should consult their own tax advisors concerning these “set aside” and reserve requirements.

Backup Withholding

We are required to report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any.  Under the backup withholding rules, a shareholder may be subject to “backup” income tax withholding at the rate of 28% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.  A U.S. Shareholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the IRS.  Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.  In addition, we may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to us.  (See “Taxation of Non-U.S. Shareholders.”)

Taxation of Non-U.S. Shareholders

The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, “Non-U.S. Shareholders”) are complex, and no attempt is made herein to provide more than a brief summary of such rules.  Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Shareholder in light of its particular circumstances.  In addition, this discussion is based on current law, which is subject to change, and assumes that we qualify for taxation as a REIT. Prospective Non-U.S. Shareholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in Common Stock, including any reporting requirements.

Distributions.  Distributions to a Non-U.S. Shareholder that are neither attributable to gain from our sales or exchanges of United States real property interests nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits.  Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the Non-U.S. Shareholder of a United States trade or business.

Other Tax Consequences.  We and our shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside.  The state and local tax treatment of us and our shareholders may not conform to the federal income tax consequences discussed above.  We may be subject to corporate income tax in certain states.  Such taxation may reduce the amount of cash available for distribution as dividends but should not result in adverse tax consequences to any shareholder.  Prospective shareholders should consult their own tax advisors regarding the effect on their own state or local income tax liability of an investment in our Shares.

STATE AND LOCAL TAXES

State and local tax treatment of us and our Shareholders may differ substantially from the Federal income tax treatment described in this Prospectus. Accordingly, prospective investors should consider state and local tax consequences of an investment in the Shares.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE SHARES.

POSSIBLE CHANGES IN TAX LAWS

The foregoing discussion includes summaries of the probable outcome on the merits of certain material tax issues based on the law in effect on the date of this Prospectus. The probable tax consequences of investing in the Shares could be changed at any time by legislative, judicial or administrative action. It is impossible to predict what changes may be effected in existing Regulations, or what revisions in IRS policy may occur. The Treasury Department currently has several regulation projects open which would apply to an investment in the Shares. It is emphasized that no assurance can be given that legislative, judicial or administrative changes will not be forthcoming which would significantly modify the statements or analyses expressed herein. Any such changes may or may not be retroactive with respect to transactions consummated prior to the date on which such changes are announced. Consequently, no assurance can be given that the federal tax consequences to the Investors of an investment in the Shares will be as described above, or as has been experienced with past similar investments which the Investors may have made.

ERISA CONSIDERATIONS

The following is a summary of certain non-tax considerations associated with an investment in our Shares by a qualified plan, Keogh plan or IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this Prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

In considering an investment in the Company with the assets of any employee benefit plan subject to ERISA, such as a profit-sharing, 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh (collectively, “Employee Plans”), a fiduciary, taking into account the facts and circumstances of such Employee Plan, should consider, among other matters (i) whether the investment is consistent with the applicable provisions of ERISA and the Code, (ii) whether the investment will produce UBTI to the Employee Plan (see “Federal Income Tax Considerations - Taxation of Tax-Exempt Shareholders”) and (iii) the need to value the assets of the Employee Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the duty (i) to act solely in the interest of the plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration; (ii) to invest plan assets prudently; (iii) to diversify the investments of the plan unless it is clearly prudent not to do so; and (iv) to comply with plan documents insofar as they are consistent with ERISA. ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving assets of an Employee Plan and any “party in interest,” as defined in ERISA, or “disqualified person,” as defined in the Code, with respect to that Employee Plan. These transactions are prohibited regardless of how beneficial they may be for the Employee Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between an Employee Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest or disqualified person, of any assets of an Employee Plan. A fiduciary of an Employee Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Assets

Neither ERISA nor the Code defines the term “plan assets.” However, the Department of Labor has promulgated a regulation (the “Regulation”) describing what constitutes the assets of an Employee Plan when it invests in certain kinds of entities. See 29 C.F.R. Section 2510.3-101. When an Employee Plan invests in another entity, such as a partnership, a trust or a corporation, the Employee Plan’s assets include its investment but generally do not include any of the underlying assets of the entity. However, when the equity interest of the entity invested in is neither a publicly-offered security nor a security issued by a registered investment company, the Employee Plan’s assets include an undivided interest in each of the underlying assets of the entity unless either the entity is an “operating company” or less than 25% of all classes of equity interests in the entity are held by “benefit plan investors.”  The term “benefit plan investors” is defined to mean Employee Plans and certain other plans not subject to ERISA, such as governmental, foreign and church plans. The Regulation also provides that, in computing this percentage ownership, equity interests owned by a person who has discretionary authority or control with respect to the assets of the entity, or any affiliate of any such person, shall be disregarded. Thus, if benefit plans own 25% or less of the Shares computed without regard to any Shares owned by our advisor or any affiliate of our advisor, the assets of the Company would not be considered “plan assets” of any Employee Plan investors. The Company does not intend to limit investment in our stock by Employee Plans, so the 25% exception may not apply.

The second exception to the general rule of the Regulation applies if the entity in which the investment is made is an operating company. Under the Regulation, one type of operating company is defined as a “real estate operating company” (a “REOC”). This term is defined to mean an entity, at least 50% of the assets of which, on the date on which the entity makes its first long-term investment and annually thereafter during a pre-established annual valuation period, are invested in real estate which is managed or developed and with respect to which the entity has the right to substantially participate directly in management or development activities. The entity also must engage directly in real estate management or development activities each year in the ordinary course of its business. Such management and development activities may be delegated to a third-party contractor, so long as the entity retains the right to supervise and terminate such third party.

At least 50% of the assets of the Company will be invested in managed real estate. The Company will delegate the management of such real estate to our advisor pursuant to the Management Agreement. The terms of the Management Agreement give the Company the right to supervise the activities of our advisor and to terminate the Management Agreement upon 60 days notice. Accordingly, the Company should be a REOC within the meaning of the Regulation and the assets of the Company should not constitute plan assets of an Employee Plan that invests in the Company.

A third exception from plan assets treatment applies to “publicly offered securities.”   A publicly-offered security is a security that is freely transferable, part of a class of securities that is widely held and either—
    (i) Part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or
    (ii) Sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the ERISA regulations, a class of securities is “widely-held” only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

We expect to sell the Shares pursuant to the Prospectus included in this registration statement and to register the Shares under section 12(g) of the Exchange Act and that we will have at least 100 Shareholders.  We therefore expect that the Shares will constitute publicly offered securities within the meaning of the plan asset regulation of ERISA.

If the Shares did not qualify as publicly offered securities and if we did not qualify as a REOC, a portion of our assets could be treated as assets of an Employee Plan. In the event that a portion of our underlying assets were so treated, our management would be treated as fiduciaries with respect to Employee Plan shareholders and the prohibited transaction restrictions of ERISA and the Code would apply to certain transactions involving our assets. Such restrictions could, for example, require that the Company avoid transactions with entities that are affiliated with us or our affiliates or any of the Employee Plans. Alternatively, we might provide Employee Plan shareholders with the opportunity to sell their stock to us or we might dissolve or terminate.

Our advisor intends to establish and maintain our Shares as publicly offered securities and to operate the Company as a REOC at all material times during our existence.  Our advisor has undertaken the obligation to obtain, and to furnish to Employee Plan investors upon request, the opinion of Irvine Venture Law Firm, LLP, or other reputable counsel, to the effect that the Company, shall qualify at all material times as an operating company within the meaning of the Regulation and that, therefore, our assets will not constitute the assets of any Employee Plan investors.

In conclusion, it is expected that we will qualify for one of the exceptions described above, so that our assets will not be considered “plan assets” of an Employee Plan. Employee Plan investors should, however, consult with their own advisors.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file an Annual Return/Report on Form 5500 reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's “fair market value” assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

It is not expected that a public market for the shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the “fair market value” of the shares under those circumstances, namely when the fair market value of the Shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, the directors intend to provide reports of the Directors’ annual determinations of the current value of our net assets per outstanding Share to those fiduciaries (including IRA trustees and custodians) who identify themselves to the Directors as such and request the reports.

DESCRIPTION OF SHARES

The following description of our shares is not complete but is a summary and is qualified in its entirety by reference to the Maryland General Corporation Law, our charter and our bylaws.

Under our charter, we have authority to issue a total of 950,000,000 shares of capital stock. Of the total shares authorized, 750,000,000 shares are designated as common stock with a par value of $.001 per share and 200,000,000 shares are designated as preferred stock with a par value of $.001 per share. Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest. In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

As of March 10, 2009, 1,000 shares of our convertible preferred stock were issued and outstanding and owned by Hartman Advisors, an affiliate of our advisor, and 100 shares of common stock were issued and outstanding and owned by Hartman XX Holdings, Inc., an affiliate of our advisor.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and, subject to the rights of any outstanding preferred shares, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. All shares of common stock issued in this offering will be fully paid and non-assessable. The holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue, nor will such holders have any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

Our board of directors has authorized the issuance of shares without certificates. We expect that, until our common stock is listed for trading on a national securities exchange, we will not issue shares of common stock in certificated form. ACS Securities Services, Inc. acts as our registrar and as the transfer agent for our shares. Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge. Investors who wish to transfer shares of our common stock will be required to pay us a transfer fee of $50, or such other amount as may be deemed reasonable by our board of directors, to cover costs associated with the transfer.

Convertible Preferred Stock

Our authorized capital stock includes 1,000 shares of convertible preferred stock, par value $.001 per share. We have issued all of such shares to Hartman Advisors, our advisor. No additional consideration is due upon the conversion of the convertible preferred stock. There will be no distributions paid on shares of convertible preferred stock. Except for certain limited circumstances, we may not redeem all or any portion of the outstanding shares of convertible preferred stock. The conversion of the convertible preferred stock into common shares will result in dilution of the stockholders’ interests.

With certain limited exceptions, shares of convertible preferred stock shall not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible preferred stock is required for the adoption of any amendment, alteration or repeal of a provision of the charter that adversely changes the preferences, limitations or relative rights of the shares of convertible preferred stock.

Upon the occurrence of (A) our making total distributions on then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible preferred stock will convert into the number of shares of our common stock described below unless our advisory agreement with Hartman Advisors has been terminated or not renewed on account of a material breach by our advisor. Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, we will need to sell a portion of our assets. Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such event, each share of convertible preferred stock shall be converted into a number of shares of common stock equal to 1/1000 of the quotient of 15% of the amount, if any, by which (A) the value of the company as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on then outstanding shares of our common stock exceeds the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares as of the date of the event triggering the conversion, divided by (B) the value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion. In the case of conversion upon the listing of our shares, the conversion of the convertible preferred stock will not occur until the 31st trading day after the date of such listing.

Upon the occurrence of the termination or expiration without renewal of our advisory agreement with Hartman Advisors, other than a termination by us because of a material breach by our advisor, each outstanding share of our convertible preferred stock will become convertible (but will not convert) into the number of shares of our common stock equal to 1/1000 of the quotient of (A)  the product of 0.15 times the amount, if any, by which (i) the value of the company plus the total distributions paid through the date of the termination or expiration of the advisory agreement on then outstanding shares of our common stock exceeds (ii) the sum of the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, divided by (B) the value of the company as of the date of the termination or expiration of the advisory agreement divided by the number of outstanding shares of common stock as of such date. Thereafter, the convertible preferred stock will automatically convert into the applicable number of shares of common stock upon the earlier to occur of (1) the date we have made total distributions on then outstanding shares of our common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares or (2) the listing of the common stock for trading on a national securities exchange; provided that the value of the company plus total distributions paid to holders of our then outstanding common stock through the date of listing exceeds the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares.

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date of listing. If the holder of shares of convertible preferred stock disagrees with the value determined by the board, then each of the holder of the convertible preferred stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties. The cost of such appraisal shall be shared evenly between us and our advisor.

Our board of directors will oversee the conversion of the convertible preferred stock to ensure that any shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status. If, in the good faith judgment of our board, full conversion of the convertible preferred stock would jeopardize our status as a REIT, then only such number of shares of convertible preferred stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized. The conversion of the remaining shares of convertible preferred stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust. Any such deferral will not otherwise alter the terms of the convertible preferred stock.  Our Advisory Agreement expressly excepts the operation of the convertible preferred stock from the 2/25 affiliate compensation limitation set forth in our charter and in the NASAA REIT guidelines.

Preferred Stock

Our board of directors has no present plans to issue preferred stock other than the convertible preferred stock, but may do so at any time in the future without stockholder approval. If our board of directors does determine to issue preferred stock, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chief executive officer, or by an officer of the company upon the written request of stockholders holding at least 10% of our outstanding common shares entitled to vote at the meeting. Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting. The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum. Unless otherwise provided by Maryland General Corporation Law or our charter, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action.

Under our charter, which sets forth the stockholder voting rights required to be set forth therein under NASAA REIT Guidelines, and under the Maryland General Corporation Law, our holders of shares of our common stock are entitled to vote at a duly held meeting at which a quorum is present on:

•              the election or removal of directors;

•              any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

•              change our name;

•              increase or decrease the aggregate number of our shares;

•              increase or decrease the number of our shares of any class or series that we have the authority to issue;

•              classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

•              effect reverse stock splits; and

•              after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “—Provisions of Maryland Law and our Charter and Bylaws – Subtitle 8” below);

•               a reorganization as provided in our charter;

•               our liquidation or dissolution; and

•               our being a party to any merger, consolidation or sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

Our advisor is selected and approved annually by our directors. While our stockholders do not have the ability to vote to replace Hartman Advisors or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

Holders of shares of our common stock are entitled to receive a copy of our stockholder list upon request in connection with the exercise of their voting rights or for other proper and legitimate purposes. Such list may not be used to solicit the acquisition of our shares or for another commercial purpose other than in the interest of the stockholders relative to our affairs. The list provided by us will include each common stockholder’s name, address and telephone number, if available, and the number of shares owned by each common stockholder, and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Holders of shares of our common stock and their representatives shall also be given access to our corporate records at reasonable times. We have the right to ask that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of stockholders and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned by any five or fewer individuals, including certain entities treated as individuals under the Internal Revenue Code. In addition, our outstanding shares must be owned by 100 or more persons during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we will make an election to be taxed as a REIT. We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Internal Revenue Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common or preferred stock. This limitation does not apply to the holder(s) of our convertible preferred stock or the common stock issued upon conversion of our convertible preferred stock. However, our board of directors may defer the timing of the conversion of all or a portion of our convertible preferred stock if it determines that full conversion could jeopardize our qualification as a real estate investment trust under then applicable federal income tax laws and regulation. Any such deferral will not otherwise alter the terms of the convertible preferred stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board, in its sole discretion, may exempt a person from these limits. However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity that we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below. The board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Internal Revenue Code will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Internal Revenue Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any distribution authorized but unpaid will be paid when due to the trustee. Any distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand. The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the fair market value on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock that he or she beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

Some or all of our distributions will be paid from sources other than funds from operations, such as from the proceeds of this offering, cash advances to us by our advisor, cash resulting from a waiver of asset management fees and borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow until such time as we have sufficient cash flow from operations to fund fully the payment of distributions therefrom. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

Once our board of directors has begun to declare distributions, we intend to declare and make distributions on a monthly basis provided that our board of directors determines we have, or anticipate having, sufficient cash available to do so. Distributions will be paid to stockholders as of the record dates selected by the directors. We intend to calculate our monthly distributions based on daily record and distribution declaration dates so our investors will be entitled to be paid distributions immediately upon the purchase of their shares.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, distributed income will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our REIT taxable income. See “Federal Income Tax Considerations — Taxation of the Company – Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow, anticipated cash flow and general financial condition. The board’s discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We may utilize capital, borrow money, issue new securities or sell assets in order to make distributions. In addition, from time to time, our advisor and its affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions. There can be no assurance that future cash flow will support distributions at the rate that such distributions are paid in any particular distribution period. See “Risk Factors – Risks Related to Our Business in General – Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to continue to pay initially established distributions or maintain distributions at any particular level, or that distributions will increase over time.”

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. We may issue securities as stock dividends in the future.

Share Redemption Program

Our board of directors has adopted a share redemption program that permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations described below. The purchase price for such shares redeemed under the redemption program will be as set forth below. We expect that the board will determine the value of our properties and our other assets to determine the value of our shares.

Except for redemptions sought upon a stockholder’s death or qualifying disability (as defined below) or redemptions sought upon a stockholder’s confinement to a long-term care facility (upon the conditions set forth below), the purchase price per share for shares redeemed under the redemption program will equal:

•
in the first year, the amount by which (a) the lesser of (1) 90% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•
in the second year, the amount by which (a) the lesser of (1) 92.5% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 92.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•
in the third year, the amount by which (a) the lesser of (1) 95% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 95% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•
in the fourth year, the amount by which (a) the lesser of (1) 97.5% of the average gross price per share the original purchaser or purchasers of your shares paid to us, which we refer to as the “issue price,” for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 97.5% of the offering price of shares in our most recent primary offering exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments, or

•
thereafter the lesser of (1) 100% of the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our shares of common stock) or (2) 90% of the net asset value per share, as determined by the board of directors.

In the event that you redeem all of your shares, any shares that you purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of our board of directors. In addition, for purposes of the one-year holding period, limited partners of Hartman REIT OP who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in Hartman REIT OP. For a description of the exchange rights of the limited partners of Hartman REIT OP, see the section of this prospectus captioned “The Operating Partnership Agreement – Exchange Rights.”

Subject to the limitations described in this prospectus and provided that the redemption request is made within 270 days of the event giving rise to the following special circumstances, we will also waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the disability of a stockholder or upon a stockholder’s confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder. Our board of directors reserves the right in its sole discretion at any time to (1) waive the one-year holding period in the event of other exigent circumstances affecting a stockholder such as bankruptcy or a mandatory distribution requirement under a stockholder’s IRA, (2) reject any request for redemption, (3) change the purchase price for redemptions, or (4) otherwise amend the terms of our share redemption program.

In addition, and subject to the conditions and limitations described below, we will redeem shares at the prices described below upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request redemption on behalf of the trust. We must receive the written notice within 270 days after the death of the stockholder. If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies. If the stockholder is not a natural person, such as a trust other than a revocable grantor trust, partnership, corporation or other similar entity, these special redemption rights upon death do not apply.

Furthermore, and subject to the conditions and limitations described below, we will redeem shares at the prices described below held by a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust or an IRA or other retirement or profit-sharing plan, with a qualifying disability or upon confinement to a long-term care facility, after receiving written notice from such stockholder, provided that the condition causing the qualifying disability was not preexisting on the date that the person became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder. We must receive written notice within 270 days after the determination of such stockholder’s qualifying disability or, with respect to redemptions sought upon a stockholder’s confinement to a long-term care facility, within 270 days of the earlier of (1) the one-year anniversary of the stockholder’s admittance to the long-term care facility or (2) the date of the determination of the stockholder’s indefinite confinement to the long-term care facility by a licensed physician. If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, these special redemption rights do not apply.

The purchase price per share for redemptions sought upon a stockholder’s death or qualifying disability or confinement to a long-term care facility (provided that the condition causing such qualifying disability was not preexisting on the date that such person became a stockholder or that the stockholder was not confined to a long-term care facility on the date the person became a stockholder will be equal to the amount by which (a) the average issue price per share for all of your shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to the common stock) exceeds (b) the aggregate amount of net sale proceeds per share, if any, distributed to investors prior to the redemption date as a result of the sale of one or more of our investments.

Our share redemption program, including redemptions sought upon a stockholder’s death or disability or upon confinement of a stockholder to a long-term care facility, is available only for stockholders who purchase their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder. In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder acquired the shares to be repurchased either (1) directly from us or (2) from the original investor by way of (i) a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage), (ii) through a transfer to a custodian, trustee or other fiduciary for the account of the investor or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or (iii) operation of law.

We will generally engage a third party to conduct a Uniform Commercial Code (UCC) search to ensure that no liens or encumbrances are held against the shares presented for redemption. We will cover the cost for these searches. Shares that are not subject to liens or encumbrances will be eligible for redemption following the completion of the UCC search. We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that such liens or encumbrances have been removed.

We intend to redeem shares quarterly under the program. We will not redeem in excess of 5% of the weighted-average number of shares outstanding during the 12-month period immediately prior to the effective date of redemption. Our board of directors will determine at least quarterly whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to proceeds from our distribution reinvestment plan plus, if we had positive operating cash flow for the previous fiscal year, 1% of all operating cash flow from the previous fiscal year. Our board of directors, in its sole discretion, may suspend implementation of, terminate or amend our share redemption program at any time it determines that such suspension, termination or amendment is in our best interest. Our board may also reduce the number of shares purchased under the share redemption program if it determines the funds otherwise available to fund our share redemption program are needed for other purposes. These limitations apply to all redemptions, including redemptions sought upon a stockholder’s death, qualifying disability or confinement to a long-term care facility. You will have no right to request redemption of your shares if the shares are listed for trading on a national securities exchange. See “Risk Factors – Risks Related to Our Business in General.”

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption. We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any particular redemption period. If we cannot accommodate a redemption request due to the foregoing limitations, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) ask that we honor the request at such time, if any, when the limitations no longer prevent redemption. Such pending requests will be honored among all requests for redemptions in any given redemption period, as follows:  first, pro rata as to redemptions sought upon a stockholder’s death or disability or sought upon a stockholder’s confinement to a long-term care facility; next, pro rata as to redemptions to stockholders who demonstrate, in the discretion of our board of directors, another involuntary, exigent circumstance, such as bankruptcy; next, pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under their IRAs; and, finally, pro rata as to other redemption requests.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then owned for redemption, except that the minimum number of shares that must be presented for redemption shall be at least 25% of the holder’s shares. However, as little as 10% of your shares may be presented for redemption if your redemption request is made within 270 days of the event giving rise to the special circumstances described in this sentence, where redemption is being requested (1) on behalf of a deceased stockholder; (2) by a stockholder with a qualifying disability, who is deemed by our board of directors to be permanently disabled or who is seeking redemption upon confinement to a long-term care facility; (3) by a stockholder due to other involuntary, exigent circumstances, such as bankruptcy; or (4) by a stockholder due to a mandatory distribution under such stockholder’s IRA; provided, however, that any future redemption request by such stockholder must present for redemption at least 25% of such stockholder’s remaining shares. Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause you to own fewer than 200 shares as a request to redeem all of your shares, and we will vary from pro rata treatment of redemptions as necessary to avoid having stockholders holding fewer than 200 shares. In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares is reflective of the issue price per share of all shares owned by such stockholder through the dates of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent. An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent. A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s disability or confinement to a long-term care facility. If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any redemption will be the last day of the calendar month preceding the quarterly determination by our board of directors of the availability of funds for redemption. The shares approved for redemption will accrue no distributions after the effective date of redemption. In making the determination of the availability of funds for redemption, our board of directors will consider only properly completed redemption requests that we received on or before the last day of the calendar month preceding the determination of the availability of funds for redemption. Payment for the shares so approved for redemption, assuming sufficient funds for redemption and the satisfaction of all necessary conditions, will be made no later than 15 days after the date of our directors’ action to determine the shares approved for redemption.

Our share redemption program is only intended to provide interim liquidity for our stockholders until a secondary market develops for the shares. No such market presently exists, and we cannot assure you that any market for your shares will ever develop. The shares we purchase under the share redemption program will be cancelled. Neither our advisor, nor any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to the share redemption program. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations — Taxation of U.S. Stockholders.”

The foregoing provisions regarding the share redemption program in no way limit our ability to repurchase shares from stockholders by any other legally available means for any reason that the advisor, in its discretion, deems to be in our best interest.

Restrictions on Roll-Up Transactions

   A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (a Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction. This term does not include:

•                a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange; or

•                a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to Hartman Advisors or our investment objectives.

    In connection with any proposed Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction.

    In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

    (1)   accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

    (2)   one of the following:

(a)   remaining as holders of our common stock and preserving their interests in us on the same terms and conditions as existed previously; or

(b)   receiving cash in an amount equal to the stockholder’s pro rata share of  the appraised value of our net assets.

                    We are prohibited from participating in any proposed Roll-up Transaction:

•                that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the voting rights of our stockholders, annual reports and annual and special meetings of stockholders or that would permit our shares to be assessable;

•                that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•                in which our investors’ rights of access to the records of the Roll-up Entity will be less than those provided in our charter and described under “ Meetings and Special Voting Requirements”; or

•                in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•   any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•   an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•    80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•    two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering stockholder must provide our company notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with the provisions set forth above, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board;

•                  two-thirds vote requirement for removing a director;

•                  a requirement that the number of directors be fixed only by vote of the directors;

•                  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•                  a majority requirement for the calling of a special meeting of stockholders.

We have added provisions to our charter that prohibit us, until such time that our shares of common stock are listed on a national securities exchange, from electing to be subject to the provisions under Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN AND AUTOMATIC PURCHASE PLAN

Summary of Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock.  We are offering 2,500,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share.  Such price may only be available until the termination of our primary offering, which is anticipated to be on or before June 1, 2011, though our board of directors may extend the primary offering an additional year.  Our board of directors has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering.  We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.  The following is a summary of our distribution reinvestment plan.  See Exhibit C to this prospectus for the full text of the plan.

No selling commissions, dealer manager fees or organization and offering expenses will be paid with respect to shares purchased pursuant to our distribution reinvestment plan.  The result is that the net proceeds to us for sales under our distribution reinvestment plan will be $9.50 per share, or $0.45 per share more than we receive from the sale of shares in our primary offering (assuming selling commissions of 7%, dealer manager fees of 2.5% and other organization and offering expenses of 1.5% of the gross proceeds in our primary offering and shares in our primary offering are sold at $10.00 per share).  We expect to use substantially all of the proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program.

Pursuant to the terms of our distribution reinvestment plan, we are currently our own reinvestment agent and will act on behalf of participants to acquire shares of our common stock with the cash distributions participants are entitled to receive from us.  Distributions will be invested in shares by the reinvestment agent promptly following the payment date with respect to such distributions.  Participants in the distribution reinvestment plan may purchase fractional shares.  If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants.  Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders that purchase in the primary offering.

Investment of Distributions

Investors who elect to reinvest their distributions generally are required to have the full amount of their cash distributions from us reinvested pursuant to the plan.  However, our reinvestment agent has the sole discretion, upon the request of an investor, to accommodate the investor’s request for less than all of the investor’s shares to be subject to participation in the plan.

Summary of Automatic Purchase Plan

We have adopted an automatic purchase plan that allows our stockholders to make cash investments of $200.00 or more in additional shares of common stock at regular intervals through automatic debits to their checking, savings or other bank account.  After your initial purchase of shares, you may elect to purchase additional shares of our common stock through this plan. Purchases pursuant to our automatic purchase plan are made in our primary offering on a monthly basis.  Alabama and Ohio investors are not eligible to participate in this plan.  Dealer manager fees not to exceed 2.5% will be paid with respect to purchases under our automatic purchase plan.  Selling commissions not to exceed 7.0% will be paid with respect to purchases under the automatic purchase plan if the participant in the plan designates in writing that the broker who made the initial sale of shares to the participant shall receive such commission.  A stockholder participating in the plan is permitted to identify, change or eliminate the name of his or her account executive at a participating broker-dealer with respect to investments pursuant to such plan.  In the event that no account executive is identified or in the event that the account executive is not employed by a broker-dealer or authorized representative having a valid selling agreement with our dealer manager, no selling commission will be paid.  Shares purchased in the automatic investment plan are not eligible for volume discounts.  Participants in the automatic purchase plan may purchase fractional shares.  A complete copy of our form of automatic purchase plan is included in this prospectus as Exhibit D.

Pursuant to the terms of our automatic purchase plan, we are currently the reinvestment agent and will act on behalf of participants to acquire shares of our common stock using the funds that participants designate to be deducted from their bank accounts for automatic purchases.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan or Automatic Purchase Plan

You may elect to participate in our distribution reinvestment plan and/or our automatic purchase plan by making a written election to participate on your subscription agreement at the time you subscribe for shares.  You may elect to participate in either the distribution reinvestment plan or the automatic purchase plan, or both.  If you do not elect to participate in a plan at the time of your initial investment, you may do so at any time by delivering to Hartman Advisors, a completed authorization form or other written authorization that we may require.  Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates.  Participation in our automatic purchase plan will commence with the date selected by the participant for the first automatic purchase, provided that such date is at least ten days after receipt of the election notice.

Some brokers may determine not to offer their clients the opportunity to participate in either our distribution reinvestment plan or our automatic purchase plan.  Any prospective investor who wishes to participate in either plan should consult with his broker as to the broker’s position regarding participation in our distribution reinvestment plan and/or our automatic purchase plan, as applicable.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan and/or automatic purchase plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.  See “ERISA Considerations.”

Each stockholder electing to participate in our distribution reinvestment plan and/or automatic purchase plan must agree that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact and cease participation in the plans.

To withdraw from participation in our distribution reinvestment plan and/or our automatic purchase plan, or to modify the amount, timing or other terms of automatic purchases under the automatic purchase plan, you must provide written notice to the reinvestment agent.  A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month.  A withdrawal from or modification of participation in the automatic purchase plan will be effective as of the date selected by the investor in the withdrawal or modification notice, provided that such date is at least ten days after receipt of such notice.

Prior to the listing of our shares on a national stock exchange, if ever, any stockholder’s transfer of shares will terminate such stockholder’s participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation under the distribution reinvestment plan and affirmatively elects participation by delivering an executed authorization form.

Offers and sales of shares pursuant to the distribution reinvestment plan and the automatic purchase plan must be registered in certain states in which such offers and sales are made unless an exemption from registration is available.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares pursuant to the distribution reinvestment plan and the automatic purchase plan in any of the states in which the required registration is not renewed annually.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the reinvestment agent will mail to each participant in our distribution reinvestment plan and automatic purchase plan a statement of account describing, as to such participant, the distributions and automatic debit funds, as applicable, received during the quarter, the number of shares purchased during the quarter, the purchase price for such shares and the total shares purchased on behalf of the participant for the given calendar year pursuant to our distribution reinvestment plan and our automatic purchase plan, as applicable.

Federal Income Tax Considerations

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.  Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares.  In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.  In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan.  You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.  See “Risk Factors – Federal Income Tax Risks.”  Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan and our automatic purchase plan with 30 days’ notice to the respective participants.  The reinvestment agent also reserves the right to terminate a participant’s individual participation in either plan, and we reserve the right to terminate either plan in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.

THE OPERATING PARTNERSHIP AGREEMENT

General

We have the right to form Hartman REIT OP to acquire, own and operate properties on our behalf.  If we elect to form it, it will be the operating partnership of an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property.  These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT.  For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as Hartman REIT OP, will be deemed to be assets and income of the REIT.

A property owner may generally contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis.  In addition, Hartman REIT OP will be structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock.  Finally, a limited partner in Hartman REIT OP may later redeem his limited partnership units in Hartman REIT OP for cash or, at our option, shares of our common stock in a taxable transaction.

The partnership agreement for Hartman REIT OP will contain provisions that would allow, under certain circumstances, other entities, including other Hartman-sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of Hartman REIT OP.  In the event of such a merger, exchange or conversion, Hartman REIT OP would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests of Hartman REIT OP.  As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

If we form Hartman REIT OP, we would hold substantially all of our assets through Hartman REIT OP.

The following is a summary of certain provisions of the partnership agreement of Hartman REIT OP.  This summary is not complete and is qualified by the specific language in the partnership agreement.

Capital Contributions

If we determine to avail ourselves of the umbrella partnership format, we would transfer substantially all of the net proceeds of the offering to Hartman REIT OP as a capital contribution; in such an event, we would be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors.  If Hartman REIT OP requires additional funds at any time in excess of capital contributions made by us, or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to Hartman REIT OP on the same terms and conditions as are applicable to our borrowing of such funds.  In addition, we are authorized to cause Hartman REIT OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and Hartman REIT OP.

Operations

The partnership agreement requires that Hartman REIT OP be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that Hartman REIT OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in Hartman REIT OP being taxed as a corporation, rather than as a partnership.

The partnership agreement that would be put into effect if needed provides that Hartman REIT OP will distribute cash flow from operations to the limited partners of Hartman REIT OP in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of partnership interest in Hartman REIT OP will effectively receive the same amount of annual cash flow distributions from Hartman REIT OP as the amount of annual distributions paid to the holder of one of our shares of common stock.  Remaining cash from operations will generally be distributed to us through the general partner and the original limited partner to enable us to make distributions to our stockholders.

Similarly, the partnership agreement of Hartman REIT OP that would be put into effect if needed provides that taxable income is generally allocated to the partners of Hartman REIT OP in accordance with their relative percentage interests such that a holder of one unit of partnership interest in Hartman REIT OP will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations.  Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in Hartman REIT OP.  We are authorized to allocate income or loss to permit Hartman REIT OP in a manner so to avoid the characterization of operating income allocable to tax-exempt partners as “unrelated business taxable income,” as defined in the Internal Revenue Code.

Upon the liquidation of Hartman REIT OP, after payment of debts and obligations, any remaining assets of Hartman REIT OP will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances. If we were to have a negative balance in our capital account following a liquidation, we might be obligated to contribute cash to Hartman REIT OP up to an amount not exceeding such negative balance.

If Hartman REIT OP is needed, in addition to the administrative and operating costs and expenses incurred by Hartman REIT OP in acquiring and operating real properties, to the extent not paid by us, Hartman REIT OP will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of Hartman REIT OP.  Such expenses will include:

•  all expenses relating to the formation and continuity of our existence;

•  all expenses relating to the public offering and registration of securities by us;

•  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

• all expenses associated with compliance by us with applicable laws, rules and regulations;

•  all costs and expenses relating to any issuance or redemption of  partnership interests or shares of our common stock; and

•  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of Hartman REIT OP.

All claims between the partners of Hartman REIT OP arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of Hartman REIT OP, that would be put into effect if needed, have the right to cause their limited partnership units to be redeemed by Hartman REIT OP or purchased by us for cash.  In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis.  Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged.  If we list our shares of common stock on a national securities exchange, the cash value of a share of common stock would equal the average of the daily market price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined.  If our shares of common stock are not listed, then until three full fiscal years after the later of this or any subsequent offering of our shares, we will use the offering price of shares in our most recent primary offering as the cash value per share (unless we have sold assets and made special distributions to stockholders of net proceeds from such sales, in which case the cash value per share will equal the offering price less the amount of those special distributions constituting a return of capital).  Beginning three full fiscal years after the most recently terminated of our shares (or possibly sooner if our board determines otherwise), the cash value per share will be based on valuations of our properties and other assets.  Such valuations will be performed by persons independent of us and of our advisor.

These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons, (3) cause us to be “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code, or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act.  Conditions (2) and (3) will not apply until after the first taxable year for which we make an election as a REIT.

Subject to the foregoing, limited partners of Hartman REIT OP may exercise their exchange rights at any time after one year following the date of issuance of their partnership units.  However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.  We do not expect to issue any of the shares of common stock offered hereby to limited partners of Hartman REIT OP in exchange for their limited partnership units.  Rather, in the event a limited partner of Hartman REIT OP exercises its exchange rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of Hartman REIT OP, (2) engage in any merger, consolidation or other business combination, or (3) transfer the general partnership interest in Hartman REIT OP (except to one of our wholly owned subsidiaries), unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to Hartman REIT OP in return for an interest in Hartman REIT OP and agrees to assume all obligations of the general partner of Hartman REIT OP.  We may also enter into a business combination or transfer the general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of Hartman REIT OP, With certain exceptions, a limited partner may not transfer its interests in Hartman REIT OP, in whole or in part, without our written consent.

PLAN OF DISTRIBUTION

The Offering

We are offering a minimum of 200,000 shares and a maximum of 25,000,000 shares of our common stock to the public in our primary offering through Pavek Investments, Inc., our dealer manager, a registered broker-dealer.  The shares are being offered at a price of $10 per share with discounts available to certain categories of purchasers.  Because this is a “best efforts” offering, the dealer manager must use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares.  We are also offering 2,500,000 shares for sale pursuant to our distribution reinvestment plan at a price of $9.50 per share.  Therefore, a total of 27,500,000 shares are being registered in this offering.  We reserve the right to reallocate the shares of common stock registered in this offering between the primary offering and the distribution reinvestment plan.

 The offering of our shares will continue until the earliest to occur of (i) our selling shares equal to our maximum offering of $250,000,000, (ii) until our board of directors determines to terminate the offering or (iii) three years after the effective date of this offering.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our stock.  Although we could continue public offerings indefinitely, and although we have not set a date or an aggregate amount of offering proceeds beyond which we must stop offering shares, we do not expect to continue offering shares beyond five years from the effective date of the registration statement of which this prospectus is a part.  Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the tenth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension.  Our board of directors may terminate this offering at any time prior to the termination date.  Unless an exemption from a state’s registration requirements is available, this offering must be registered in every state in which we offer or sell shares.  Generally, such registrations are for a period of one year.  Thus, we may have to stop selling shares in any state in which the registration is not renewed annually.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds.  The dealer manager will also receive a dealer manager fee in the amount of 2.5% of the gross offering proceeds as compensation for acting as the dealer manager and for reimbursement of expenses incurred in connection with marketing our shares, including bona fide due diligence expenses.  We will not pay selling commissions, a dealer manager fee or reimbursement of organization and offering expenses for shares sold under the distribution reinvestment plan.   We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Organization and Offering Expenses)
Primary Offering
Per Share	$10.00	$0.70	$0.25	$9.05
Total Minimum	$2,000,000	$140,000	$50,000	$1,810,000
Total Maximum	$250,000,000	$17,500,000	$6,250,000	$226,250,000
Distribution Reinvestment Plan
Per Share	$9.50	$0.00	$0.00	$9.50
Total Maximum	$23,750,000	$0.00	$0.00	$23,750,000

We will not pay any selling commissions in connection with:  (1) the sale of the shares to one or more select dealers and their respective officers and employees and their approved respective affiliates (see “—Shares Purchased by Affiliates and Participating Broker-Dealers”) and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement.  We will not pay any selling commissions or dealer manager fees in connection with sales by us directly to certain institutional investors.  The net proceeds to us will not be affected by any such reductions in selling commissions or dealer manager fees.

Selling commissions payable with respect to the sale of shares may also be reduced down to zero (1) if the investor has engaged the services of a registered investment adviser or other financial advisor, or has agreed to such reduction with a participating broker-dealer’s representative, who will be paid other compensation by the investor for investment advisory services or other financial or investment advice or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to us will not be affected by reducing the selling commissions payable in connection with such transactions.  Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

Our dealer manager will authorize certain broker-dealers or authorized representatives who are members of FINRA to sell shares of our common stock.  In the event of the sale of shares by such broker-dealers, the dealer manager will reallow its selling commissions in the amount of up to 7.0% of the gross offering proceeds to such participating broker-dealers.  In addition, the dealer manager may, pursuant to separately negotiated agreements, reallow to broker-dealers participating in the offering all or a portion of its dealer manager fee.  The amount of the reallowance will be commensurate with the participating broker-dealer’s level of marketing support, level of due diligence review and, when allowed, success of its sales efforts, each as compared to those of the other participating broker-dealers.  The amount of the reallowance and reimbursement for bona fide, separately invoiced due diligence expenses incurred under arrangements with third parties shall be limited to the amount so invoiced.  We will not pay selling commissions or dealer manager fees for sales under our distribution reinvestment plan.

We or an affiliate of our advisor may also provide non-cash incentives for registered representatives of our dealer manager and participating broker-dealers that in no event will exceed the limits set forth in Rule 5110(i)(2) of the FINRA Manual.  Pursuant to such rule, non-cash incentives may include: a de minimis amount of gifts (currently $100 per person, per year), an occasional meal or ticket to a sporting or entertainment event and payment or reimbursement of costs of attending bona fide training and education meetings.  Such incentives will not be preconditioned on achievement of sales targets.  The value of any such non-cash incentive items will be considered underwriting compensation in connection with this offering.  In connection with the retail conferences and other meetings related to wholesaling services, the non-cash incentives may consist of the payment or reimbursement of costs incurred by registered representatives of our dealer manager in connection with attending retail conferences or other meetings related to wholesaling services, including travel, meals and lodging costs, as well as costs for an occasional ticket to a sporting event or the theater, or comparable entertainment purchased by the registered representatives of our dealer manager, which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target.

Total underwriting compensation, including selling commissions, the dealer manager fee and underwriter expense reimbursement may not exceed the maximum amount allowed under the rules of FINRA.  FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.  In addition to amounts paid to Pavek Investments for selling commissions and the dealer manager fee, we will reimburse our advisor for organization and offering expenses that it incurs on our behalf in connection with our primary offering (other than selling commissions and the dealer manager fee), provided that at no point will we reimburse expenses that would cause our total organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to exceed 1.5% of gross offering proceeds from the primary offering.  Our advisor and its affiliates will be responsible for the payment of organization and offering expenses related to our primary offering (other than selling commissions and the dealer manager fee) to the extent they exceed 1.5% of gross offering proceeds from the primary offering, without recourse against or reimbursement by us.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act.  However, the Securities and Exchange Commission and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Shares Purchased by Affiliates and Participating Broker-Dealers

Our executive officers and directors, as well as officers and affiliates of HIR Management (and employees of our advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings), may purchase shares in this offering at a discount.  The purchase price for such shares shall be $9.05 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.25 per share will not be payable in connection with such sales.  The net offering proceeds we receive will not be affected by such sales of shares at a discount.  Hartman Advisors and its affiliates and their employees will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.  In addition, shares purchased by Hartman Advisors and its affiliates and their employees will not be entitled to vote on matters submitted to stockholders regarding the removal of the advisor or any transaction between us and the advisor or its affiliates.

We may sell shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $9.30 per share, or 93.0% of the public offering price, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

As required by FINRA Conduct Rule 5110, the 1,000 shares of our convertible preferred stock acquired by Hartman Advisors on March 10, 2009 shall not be sold during the offering or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering, other than as expressly permitted pursuant to FINRA Conduct Rule 5110.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us.  If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares.  Until such time as we have raised the minimum offering amount, your subscription payments will be placed in an account held by the escrow agent, Trustmark National Bank, at Jackson, Mississippi, and you should make your check payable to “Trustmark National Bank, Escrow Agent for Hartman Short Term Income Properties XX, Inc.”  Once we have raised $2,000,000, you should make your check payable to “Hartman Short Term Income Properties XX, Inc.,” except that New York and Pennsylvania investors should follow the instructions below under “—Minimum Offering.” You should exercise care to ensure that the subscription agreement is filled out correctly and completely.  By executing the subscription agreement, you will attest that you:

•  have received this prospectus;

•  agree to be bound by the terms of our charter;

•  meet the net worth and net income requirements described in this prospectus;

•  are purchasing the shares for your own account;

•  acknowledge that, if you are a Kansas resident, the Office of the Kansas Securities Commissioner recommends that your aggregate investment in our shares and similar direct participation investments should not exceed 10% of your liquid net worth.  For these purposes, “liquid” net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities;

•  affirm that, if you are an Alabama, Kentucky, Massachusetts, Michigan or Pennsylvania resident, your investment does not exceed 10% of your liquid net worth;

•  affirm that, if you are an Ohio resident, your investment in us and other Hartman-sponsored real estate programs does not exceed 10% of your liquid net worth;

•  acknowledge that there is no public market for our shares; and

•  are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing to purchase our shares.  See also the section of this prospectus captioned “How to Subscribe.”

Subscriptions will be effective upon either our: (1) acceptance and countersigning of the subscription agreement or (2) admission of the investor as a stockholder, which will be evidenced by sending a confirmation of our acceptance to the investor.  In the event we evidence our acceptance of a subscription by sending a confirmation, the date of acceptance will be the date that we admit the investor as a stockholder, which may or may not be the date on which the corresponding confirmation is sent.  We reserve the right to reject any subscription in whole or in part, notwithstanding our deposit of the subscription proceeds in an escrow or company account.  We may not accept a subscription for shares until at least five business days after the date you receive this prospectus.  Subject to compliance with Rule 15c2-4 of the Exchange Act of 1934, as amended, our dealer manager and the broker-dealers participating in the offering will submit an investor’s check promptly to the escrow agent or to us, as applicable.

We will accept or reject subscriptions within 30 days after we receive them.  If your subscription agreement is rejected, your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) will be returned to you within ten business days after the date of such rejection.  If your subscription is accepted, you will receive a confirmation of your purchase after you have been admitted as an investor.  After raising the minimum offering amount, we expect to admit new investors at least monthly.

Minimum Offering

Subscription proceeds will be placed in escrow until such time as subscriptions to purchase at least $2.0 million of shares of common stock have been received and accepted by us (the “Minimum Offering”).  Any shares purchased by our advisor or its affiliates will not count in calculating the Minimum Offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation.  Subscribers may not withdraw funds from the escrow account.

If the Minimum Offering has not been received and accepted by June 1, 2010 (one year after the date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds (including interest, to the extent earned and if such funds have been held for more than 35 days) and subscription agreement will be returned to you promptly after the date of such termination.  In such event, our escrow agent is obligated to use its best efforts to obtain an executed Internal Revenue Service Form W-9 from each subscriber whose subscription is rejected.  In the event that a subscriber fails to remit an executed Internal Revenue Service Form W-9 to our escrow agent prior to the date our escrow agent returns the subscriber’s funds, our escrow agent will be required to withhold from such funds 30.0% of the earnings attributable to such subscriber in accordance with Treasury Regulations.  Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested.  During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.  Such interest will be paid to subscribers upon the termination of the escrow period.  We will bear all expenses of escrow and, as such, the interest to be paid to any subscriber will not be reduced for such expense.

Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions aggregating at least $2.5 million have been received and accepted by us.  If we have not received and accepted subscriptions aggregating at least $2.5 million by the end of the offering period, subscriptions of New York residents will be returned to them within ten business days after the last day of the offering period.  Until we have raised $2.5 million, New York investors should make their checks payable to “Trustmark National Bank, Escrow Agent for Hartman Short Term Income Properties XX, Inc.”  Once we have raised the New York minimum, New York investors should make their checks payable to “Hartman Short Term Income Properties XX, Inc.”

Admission of Stockholders

Initial investors may be admitted as stockholders and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that we may not admit investors residing in New York as stockholders until we have received and accepted subscriptions aggregating $2.5 million.  Once the respective minimum offerings are met, investors may be admitted as stockholders at any time.  We expect to admit stockholders to Hartman Short Term Income Properties XX on at least a monthly basis.

Interest, if any, earned on accepted subscription proceeds will be payable to you only if your funds have been held in escrow for at least 35 days.  You will not otherwise be entitled to interest earned on funds held prior to acceptance of your subscription.

The proceeds of this offering will be received and held in trust for the benefit of investors to be used only for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.

Volume Discounts

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, the purchaser may receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale.  In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.

 Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

Regardless of any reduction in any commissions for any reason, any other fees and reimbursements based upon gross proceeds of the offering, including organization and offering reimbursements payable to Hartman Advisors and the dealer manager fee payable to Pavek Investments will be calculated as though the purchaser paid $10.00 per share.  Further, the sales price for all such shares will also be deemed to be $10.00 per share for the purposes of determining whether we have sold shares equal to the Minimum Offering.

Subscriptions may be combined for the purpose of determining volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such shares are purchased through the same broker-dealer.  The volume discount shall be prorated among the separate investors considered to be a single “purchaser.”  Any request to combine more than one subscription must be made in writing, submitted simultaneously with the subscription for shares, and must set forth the basis for such request.  Any such request will be subject to verification by our advisor that all such subscriptions were made by a “single purchaser.”

For the purpose of such volume discounts, the term “single purchaser” includes:

•  an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•  any one of the following entities:  a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•  any group of entities owned or controlled by the same beneficial owner or owners;

•  any individuals or entities acquiring shares as joint purchasers;

• an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code;

•  all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•  all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to investors in our common stock, investors may request in writing to aggregate subscriptions for additional shares with previous subscriptions by the same investor, including subscriptions to other public Hartman-sponsored real estate programs, as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same broker-dealer, including our dealer manager.  An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable.  As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968.  Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•  there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•  all purchasers of the shares must be informed of the availability of quantity discounts;

•  the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•  the minimum purchase amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•  the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•  no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards, minimum purchase and other requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock.  If you want to purchase shares, you should proceed as follows:

(1)	Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

(3)
Until such time as we have raised the minimum offering amount, you should make your check payable to, Trustmark National Bank, Escrow Agent for Hartman Short Term Income Properties XX, Inc.”  Once we have raised $2,000,000, you should make your check payable to “Hartman Short Term Income Properties XX, Inc.” except that New York investors should follow the instructions above under “—Minimum Offering.”

(4)	For non-custodial accounts, send the completed subscription agreement and check to:

Hartman Short Term Income Properties XX, Inc.
c/o Pavek Investments, Inc.
2909 Hillcroft, Suite 403
Houston, Texas 77057

For custodial accounts (such as are commonly used for individual retirement accounts), send the completed subscription agreement and check to your custodian who will forward them as instructed below.

(5)
By executing the subscription agreement and paying the full purchase price for the shares subscribed for, you will attest that you meet the suitability standards as stated in the subscription agreement and agree to be bound by the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus.  The sales material may include:

•  investor sales promotion brochures;

•  cover letters transmitting the prospectus;

•  brochures containing a summary description of the offering;

•  brochures describing our advisor, directors and officers;

•  reprints of articles about us or the real estate industry generally;

•  fact sheets describing the general nature of Hartman Short Term Income Properties XX and our investment objectives;

•  slide presentations and studies of the prior performance of entities managed by our advisor and its affiliates;

•  broker updates;

•  computer presentations;

•  web site material;

•  electronic media presentations;

•  audio cassette presentations;

•  video presentations;

•  cd-rom presentations;

•  seminars and seminar advertisements and invitations; and

•  scripts for telephonic marketing.

All of the foregoing material will be prepared by our advisor or its affiliates with the exception of the third-party article reprints.  In certain jurisdictions, some or all of such sales material may not be available.  In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of shares is made only by means of this prospectus.  Although the information contained in the supplemental sales material will not conflict with any of the information contained in this prospectus, such sales material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares.

LEGAL MATTERS

Irvine Venture Law Firm, LLP, Santa Ana, California, has passed upon the legality of the common stock.  The Irvine Venture Law Firm, has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.  The Irvine Venture Law Firm, also provides legal services to HIR, HIR Management, our advisor, as well as other affiliates of our advisor, and may continue to do so in the future.

EXPERTS

The financial statements of Hartman Short Term Income Properties XX, Inc. as of March 12, 2009 and for the period from February 5, 2009 (Inception) to March 12, 2009, included in this prospectus has been audited by GBH, CPAs  PC, an independent registered public accounting firm, as stated in their report appearing herein and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

                After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Our sponsor also maintains a web site at www.hi-reit.com where there is additional information about our business, but the contents of the web site are not incorporated by reference in or otherwise a part of this prospectus.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs sponsored by affiliates of Allen R. Hartman, our chief executive officer, director and founder. Mr. Hartman has served as general partner, chief executive officer and/or director of 21 other programs over the last 25  years, which includes one other public program and 20 privately offered programs, four of which have combined into a separate program, Hartman Income REIT, described below. Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Hartman-sponsored programs. Investors who purchase our shares will not acquire any ownership interest in any of the Hartman-sponsored programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus as Exhibit A shows relevant summary information concerning Hartman-sponsored programs. As described below, affiliates of Allen R. Hartman have sponsored public and privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, that are substantially similar to ours, two of which are still operating and may acquire additional properties in the future. We consider prior programs to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.  Only two of those programs, HIREIT and Hartman XIX, currently operate under the control of the personnel who operate our advisor.

The information in this summary represents the historical experience of Hartman-sponsored programs as of March 31, 2009. The Prior Performance Tables set forth information as of the dates indicated regarding certain of these prior programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); and (5) results of sales or disposals of property (Table V). Additionally, Table VI, which is contained in Part II of the registration statement and is not part of the prospectus, provides certain additional information relating to properties acquired by the prior real estate programs. We will furnish copies of Table VI to any prospective investor upon request and without charge. The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs. The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

From time to time, Hartman Advisors and its affiliates may, but need not, waive or defer all or a portion of the acquisition, asset management or other fees due them, enter into lease agreements for unleased space, pay general and administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors. In each case, the results of operations and distributions from these programs would likely have been lower without such arrangements.

Public Programs

Affiliates of Mr. Hartman have sponsored a public real estate program with substantially the same investment objectives as ours, Hartman Commercial Properties REIT now known as Whitestone REIT, Inc.

Hartman Commercial Properties REIT

The initial public offering of Hartman Commercial Properties REIT commenced on September 15, 2004.   On October 2, 2006, the Board of Trustees of Hartman Commercial Properties REIT suspended the offering and terminated its relationship with Mr. Hartman and his affiliate, Hartman Management, for cause.  Hartman denied that cause existed and a lawsuit resulted over the termination fee due to Hartman Management under the advisory agreement with Hartman Commercial Properties REIT.  After the court ruled that the termination fee was subject to the NASAA REIT Guideline limits on operating expenses, drastically reducing the fee, Hartman Management and Hartman Commercial Properties REIT settled their lawsuit without either side admitting wrongdoing or paying any damages.  Consequently, Neither Mr. Hartman nor Hartman Management received any compensation as a result of the termination.

As of September 30, 2006, Hartman Commercial Properties REIT had raised gross offering proceeds from the public offering of approximately $28.9 million from the issuance of 2,886,405 shares of common stock.  Together with the gross proceeds of its private placement of common shares between May 1999 and December 2000, which raised gross offering proceeds of approximately $24.8 million from the issuance of 2,481,745 common shares of common stock and the acquisition by merger of thirteen (13) private real estate programs sponsored by Mr. Hartman and his affiliates between 1984 and 1999, Hartman Commercial Properties REIT raised a total of $70.4 million.  As of the termination of the public offering, Hartman Commercial Properties REIT had approximately 1,423 investors.

As of September 30, 2006, Hartman Commercial Properties REIT owned 36 commercial properties with an aggregate acquisition cost of $164.2 million.  The properties were located in the metropolitan areas of Houston (19), Dallas (2) and San Antonio (1), Texas.  The properties consisted of approximately 54% office/warehouse and 46% retail shopping centers.  Approximately 90.3% of the purchase price was for existing properties and 9.7% of the purchase price was for developed construction.  Hartman Commercial Properties REIT sold one (1) property as of September 30, 2006.

Private Programs

Since 1999 affiliates of Mr. Hartman and his affiliates have sponsored six private real estate programs which have raised approximately $116.5 million from 1,660 investors and two tenant-in-common offerings which raised approximately $10.9 million from 22 investors.  Four of the private real estate partnerships (Houston RE Income Properties XIV LP; Houston RE Income Properties XVI, Ltd.; Houston RE Income Properties XVII, Ltd.; and Hartman Income Properties XVIII, Ltd.) were merged effective April 1, 2008 into the operating partnership of Hartman Income REIT, Inc. (“HIREIT”) pursuant to a roll-up transaction.

The aggregate dollar amount of the acquisition and development costs of the properties in which Houston RE Income Properties XIV, LP, Houston RE Income Properties XV, Ltd., Houston RE Income Properties XVI, Ltd., Houston RE Income Properties XVII, Ltd., Hartman Income Properties XVIII, Ltd., and Hartman Short Term Income Properties XIX, Inc. acquired interests was, as of March 31, 2009, was approximately $150.0 million.  The foregoing funds acquired 29 properties in Texas and developed or are developing 3 properties in the Dallas/Fort Worth, Texas area and 1 property in Florida.  The following tables presents a breakdown by type of property of the aggregate amount of acquisition and development costs of the foregoing funds as of December 31, 2008:

Type of Property	New	Used	Construction
Office and Industrial Buildings	0%	100%	0%
Retail Property	0%	100%	0%
Development Property	0%	0%	100%

Investment Program	Office/Ind.	Retail	Development
Houston RE Income Properties XIV	10%	90%	0%
Houston RE Income Properties XV	0%	0%	100%
Houston RE Income Properties XVI	69%	31%	0%
Houston RE Income Properties XVII	74%	26%	0%
Hartman Income Properties XVIII	84%	16%	0%
Hartman Short Term Income Properties XIX	0%	49%	51%
All programs	73%	19%	8%

Six retail centers acquired by Houston RE Income Properties XIV between 1999 and 2001 were sold in 2002.

Historically the private programs sponsored by Mr. Hartman and his affiliates have experienced losses during the first several quarters of operations.  Many of these losses can be attributed to initial start-up costs and lack of revenue producing activity prior to the programs’ initial property investments.  Losses may also reflect the delay between the date of property acquisition and the period when revenues from such property investments exceed fixed and variable operating costs.

Hartman Income REIT, Inc.

Effective April, 1, 2008, four private real estate programs sponsored by Mr. Hartman and his affiliates (discussed below) combined pursuant to merger agreements into Hartman Income REIT, Inc. (HIREIT)  The resulting formation valuation of HIREIT was approximately $171.5 million, including debt, based on the combined values of all of the properties of the four programs plus Woodedge Plaza, a retail shopping center owned by Mr. Hartman and contributed to HIREIT’s operating partnership.  The values of the individual properties were determined by applying a 6.5 capitalization rate to the projected 2008 adjusted net operating income of each of the properties.

As of December 31, 2008 HIREIT owned 22 commercial properties and a minority interest in another property.  The properties are located in the metropolitan areas of Houston, Dallas and San Antonio, Texas (15, 6 and 1, respectively).  The properties consist of approximately 79% office/warehouse and 21% retail shopping centers.  In January 2009 the independent directors of the board of directors of HIREIT approved the acquisition of two retail shopping centers owned by Mr. Hartman and his affiliates by its operating partnership in exchange for operating partnership units valued at approximately $12.2 million.  Including the properties authorized to be acquired the commercial properties consist of 75% office/warehouse and 25% retail shopping centers.

As of December 31, 2008, HIREIT owned the following properties (except as otherwise noted each of the properties was acquired by HIREIT in connection with its formation transactions effective April 1, 2008; except for Promenade North Shopping Center which was purchased in June, 2008, and Garden Oaks Shopping Center and Northeast Square Shopping Center which were not owned as of December 31, 2008 but approved to be acquired on or before that date):

•	Woodedge Plaza. The property is a retail shopping center consisting of approximately 22,893 rentable square feet. As of December 31, 2008 Woodedge Plaza was approximately 56% leased.
•
Quitman Warehouse.  The property is an industrial warehouse consisting of approximately rentable 734,059 square feet.  As of December 31, 2008 Quitman Warehouse was approximately 92% leased and includes Sunbelt Warehouse as its major tenant occupying approximately 58% of the property.

•	One Mason Plaza. The property is a retail shopping center consisting of approximately 75,183 rentable square feet. As of December 31, 2008 One Mason Plaza was approximately 83% leased.
•	Greenbriar Business Park. The property is a retail shopping center consisting of approximately 65,644 rentable square feet. As of December 31, 2008 Greenbriar was approximately 90% leased.
•	1400 Westbelt. The property is a retail shopping center consisting of approximately 21,373 rentable square feet. As of December 31, 2008 1400 Westbelt was approximately 80% leased.
•	Tower Pavilion. The property is an office building consisting of approximately 87,589 rentable square feet. As of December 31, 2008 Tower Pavilion was approximately 96% leased.
•	The Preserve. The property is an office building consisting of approximately 207,708 rentable square feet. As of December 31, 2008 the Preserve was approximately 78% leased.
•	Chelsea Square. The property is a retail shopping center consisting of approximately 70,275 rentable square feet. As of December 31, 2008 Chelsea Square was approximately 84% leased.
•	Westheimer Central Plaza. The property is an office building consisting of approximately 182,506 rentable square feet. As of December 31, 2008 Westheimer Central was approximately 93% leased.
•	Walzem Plaza. The property is a retail shopping center consisting of approximately 182,713 rentable square feet. As of December 31, 2008 Walzem Plaza was approximately 80% leased.
•	11811 N. Freeway. The property is an office building consisting of approximately 156,362 rentable square feet. As of December 31, 2008 11811 N. Freeway was approximately 85% leased.
•	Atrium I. The property is an office building consisting of approximately 118,461 rentable square feet. As of December 31, 2008 Atrium I was approximately 98% leased.
•	Atrium II. The property is an office building consisting of approximately 106,677 rentable square feet. As of December 31, 2008 Atrium II was approximately 100% leased.
•	North Central Plaza. The property is an office building consisting of approximately 198,374 rentable square feet. As of December 31, 2008 North Central Plaza was approximately 84% leased.
•	Park Central. The property is an office building consisting of approximately 125,911 rentable square feet. As of December 31, 2008 Park Central was approximately 67% leased.
•	3100 Timmons. The property is an office building consisting of approximately 110,898 rentable square feet. As of December 31, 2008 3100 Timmons was approximately 88% leased.
•	Mission Centre. The property is a retail shopping center consisting of approximately 112,971 rentable square feet. As of December 31, 2008 Mission Centre was approximately 58% leased.
•	Regency Square. The property is an office building consisting of approximately 64,063 rentable square feet. As of December 31, 2008 Regency was approximately 60% leased.
•	Avion Business Center. The property is an office warehouse consisting of approximately 70,844 rentable square feet. As of December 31, 2008 Avion was approximately 31% leased.
•	Central Park Business Center. The property is an office warehouse consisting of approximately 73,099 rentable square feet. As of December 31, 2008 Central Park was approximately 73% leased.
•	Skyway Business Center. The property is an office warehouse consisting of approximately 66,504 rentable square feet. As of December 31, 2008 Skyway was approximately 73% leased.
•	Spring Valley Business Center. The property is an office warehouse consisting of approximately 94,304 rentable square feet. As of December 31, 2008 Spring Valley was approximately 69% leased.

•
Promenade North Shopping Center.  The property is a retail shopping center consisting of approximately 178,685 rentable square feet.  As of December 31, 2008 Promenade was approximately 71% leased.  HIREIT owns a 26% minority interest in the Promenade property together with Hartman Short Term Income Properties XIX, Inc.  Effective January 1, 2009 Hartman XIX acquired the minority interest in the property from HIREIT.

•
Garden Oaks Shopping Center.  The property is a retail shopping center consisting of approximately 95,046 rentable square feet.  As of December 31, 2008 Garden Oaks was approximately 84% leased.  In January 2009 the independent directors of HIREIT approved the acquisition of Garden Oaks, which is owned by Mr. Hartman and his affiliates by the HIREIT operating partnership in exchange for partnership units valued at approximately $8.4 million.

•
Northeast Square Shopping Center.  The property is a retail shopping center consisting of approximately 40,525 rentable square feet.  As of December 31, 2008 Northeast Square was approximately 69% leased.  In January 2009 the independent directors of HIREIT approved the acquisition of Northeast Square, which is owned by Mr. Hartman and his affiliates by the HIREIT operating partnership in exchange for partnership units valued at approximately $3.8 million.

Houston RE Income Properties XIV, LP

Houston R.E Income Properties XIV, LP was a Texas limited partnership formed on May 7, 1997, to acquire, construct, own and operate commercial real estate properties for the production of income.  The program raised a total of $10.0 million from 239 investors.  During 1997 and 1998 the program acquired seven separate multi-tenant commercial properties in the Houston Texas metropolitan area from unrelated parties comprising approximately 1,219,684 square feet of gross leasable area of which 90% were retail shopping centers and 10% was an industrial warehouse.  In 2002 six of the seven properties were acquired by the operating partnership of Hartman Commercial Properties REIT in exchange for operating partnership units having an agreed upon value of approximately $12.3 million.  The partnership merged into Hartman Income REIT, Inc. effective April 1, 2008.

Houston RE Income Properties XV, Ltd.

Houston R.E Income Properties XV, Ltd. was a Texas limited partnership formed in June 1998 to acquire, construct, own and operate commercial real estate properties for the production of income.  The partnership purchased unimproved land in 1998 and developed an office complex in 1999 at a total project cost of $8.9 million.  In 2002, the partnership and its sole developed property were acquired by the operating partnership of Hartman Commercial Properties REIT in a merger transaction.

Houston RE Income Properties XVI, Ltd.

Houston R.E Income Properties XVI, Ltd. was a Texas limited partnership formed on April 17, 2001 to acquire, construct, own and operate commercial real estate properties for the production of income.  From December 2001 to June 2003, the Company acquired four retail (31%) and three office (69%) multi-tenant commercial properties in the Houston area from unrelated parties comprising approximately 710,278 square feet of gross leasable area. The properties were acquired for cash for a total purchase price of approximately $31.3 million.  From 2001 to 2003 the program sold tenant-in-common interests in various program properties to investors for cash and notes.  Prior to the merger of the program into the Hartman Income REIT effective April 1, 2008 a majority of the tenant-in-common interests were reacquired by the program.  The partnership merged into Hartman Income REIT, Inc. effective April 1, 2008.

Houston RE Income Properties XVII, Ltd.

Houston R.E Income Properties XVII, LP was a Texas limited partnership formed on November 12, 2002 to acquire, construct, own and operate commercial real estate properties for the production of income.  From August 2003 to April 2004, the Company acquired four office (74%) and one retail (26%) multi-tenant commercial properties in the major Texas metropolitan areas of Houston, Dallas and San Antonio from unrelated parties comprising approximately 762,587 square feet of gross leasable area. The properties were acquired for cash for a total purchase price of approximately $33.8 million.  The partnership merged into Hartman Income REIT, Inc. effective April 1, 2008.

Hartman Income Properties XVIII, Ltd.

Hartman Income Properties XVIII, LP was a Texas limited partnership formed on November 20, 2003 to acquire, construct, own and operate commercial real estate properties for the production of income.  From August 2004 to February 2008, the Company acquired three office (39%), one retail (16%), and four office/warehouse (45%) multi-tenant commercial properties in the Houston and Dallas metropolitan areas from unrelated parties comprising approximately 718,594 square feet of gross leasable area. The properties were acquired for cash for a total purchase price of approximately $32.2 million.   The partnership merged into Hartman Income REIT, Inc. effective April 1, 2008.

Hartman Short Term Income Properties XIX, Inc.

Hartman Short Term Income Properties XIX, Inc. (“Hartman XIX”) is a Texas corporation formed January 17, 2007 to acquire, own and operate income-producing commercial real estate properties in metropolitan areas throughout the United States.  HIR Management (as successor to Hartman Management LP, an affiliate of Mr. Hartman) provides advisory services and property management to Hartman XIX.  As of March 31, 2009 Hartman XIX has raised gross offering proceeds of approximately $20.6 million for the issuance of approximately 2.1 million shares of preferred shares to approximately 236 investors.

As of March 31, 2009, Hartman XIX had purchased or funded interests in 6 real estate investments amounting to an investment of approximately $12.6 million and owned an interest in the following properties:

•
Mortgage Note (Ward) is a single asset real estate mortgage loan, secured by a deed of trust and assignment of rents.  The loan was originated October 22, 2007 and matures December 31, 2009.  The mortgage loan bears a fixed rate of 11.63% per annum.  Interest only is payable in monthly installments with a balloon payment, including accrued but unpaid interest, due at maturity.

•
Firestone – Ft. Myers Joint Venture is a joint venture investment with a Florida based developer  in a Firestone auto care center in Ft. Myers, Florida.  The tenant for the facility is subsidiary of Firestone which has executed a 15 year lease for the property.

•
Lansdowne LP is an equity investment in a limited partnership formed to develop and construct a retail shopping center in Dallas/Fort Worth immediately adjacent to a super-store development of a large national retailer with cross traffic easements.

•
Fort Worth Light Industrial is being developed as parking and storage space in Fort Worth, Texas to accommodate a number of commercial users including fleet operators.  The project will consist of trailer parking spaces located on approximately 27 acres of land.

•
Grand Prairie Light Industrial is being developed as industrial flex space in Grand Prairie, Texas to accommodate a number of commercial users including operating facilities for fleet operators.  The project will consist of a flex warehouse facility and trailer parking spaces located on approximately 10 acres of land.

•
Hartman Promenade, LLC – is an office and retail shopping center in Richardson, Texas.  Hartman XIX acquired a 74% interest in the property together with HIREIT, which acquired the remaining 26% interest, in June 2008.  Effective January 1, 2009 Hartman XIX acquired the minority interest of HIREIT.

There were no property sales by any of the private programs.  Each of the private programs had investment objectives substantially similar to the Company.

Other Private Offerings

Mr. Hartman and his affiliates have sponsored private offerings of tenant-in-common interests for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with investors who desire to invest the proceeds of a prior real estate sale in another real estate investment qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code.  As of March 31, 2009, Mr. Hartman and one or more of his affiliates have sponsored two such offerings in which an affiliated entity purchased commercial real estate directly from the seller and sold tenant-in-common interests in these properties through an assignment of the purchase and sale agreement related to the property.

Hartman Gulf Plaza Acquisitions LP was formed as a special purpose limited partnership by Houston RE Income Properties XVI Ltd, Hartman REIT Operating Partnership, LP and Hartman Gulf Plaza Partnership GP LLC to offer, pursuant to a private placement offering, the tenant-in-common interests in Gulf Plaza.  Gulf Plaza is a six story office building located in Houston, Texas with approximately 120,651 rentable square feet of office space.  The private placement commenced in February 2004 and was completed in June 2004.  Hartman Gulf Plaza Acquisitions LP raised total gross offering proceeds of approximately $7.05 million from the sale of 13 tenant-in-common interests.  Hartman Gulf Plaza Acquisitions LP retained a 1.0001% tenant-in-common interest in the property.

Hartman 3100 Weslayan Acquisitions LP was formed as a special purpose limited partnership by Houston RE Income Properties XVI, Ltd. and Hartman 3100 Weslayan Acquisitions GP LLC to offer, pursuant to a private placement offering, the tenant-in-common interests in 3100 Weslayan.  3100 Weslayan is a 4 story office building located in Houston, Texas with approximately 77,645 rentable square feet of office space.  The private placement commenced in September 2004 and was completed in October 2004.  Hartman 3100 Weslayan Acquisitions LP raised gross offering proceeds of approximately $3.82 million from the sale of 9 tenant-in-common interests.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Hartman Short Term Income Properties XX, Inc.
(A Development Stage Company)
Houston, Texas

We have audited the accompanying balance sheet of Hartman Short Term Income Properties XX, Inc. (a development stage company) as of March 12, 2009, and the related statements of operations, shareholders’ deficit and cash flows for the period from February 5, 2009 (inception) to March 12, 2009. These financial statements are the responsibility of Hartman Short Term Income Properties XX, Inc’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hartman Short Term Income Properties XX, Inc. as of March 12, 2009, and the results of its operations and its cash flows for the period from February 5, 2009 (inception) to March 12, 2009 in conformity with accounting principles generally accepted in the United States of America.

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

March 23, 2009

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

BALANCE SHEET
March 12, 2009

ASSETS

Cash	$1,100
Total assets	$1,100

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Due to affiliated entity	$61,036
Total liabilities	61,036

Shareholders’ deficit
Preferred shares, $0.001 par value 200,000,000 shares authorized
Preferred shares - Series One, convertible, non-voting, 1,000 shares issued and outstanding	1

Common shares, $0.001 par value, 750,000,000 authorized, 100 shares issued and outstanding	-
Additional paid-in-capital	1,099
Accumulated deficit	(61,036)
Total shareholders’ deficit	(59,936)
Total liabilities and shareholders’ deficit	$1,100

The accompanying notes are an integral part of these financial statements.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS
For the Period from February 5, 2009 (Inception) to March 12, 2009

Revenues	$-

General and administrative expenses	61,036

Total expenses	61,036

Net loss	$(61,036)

Loss per common share - basic and diluted	$(610.36)

Weighted average number of shares outstanding – basic and diluted	100

The accompanying notes are an integral part of these financial statements.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

STATEMENT OF SHAREHOLDERS’ DEFICIT
For the Period from February 5, 2009 (Inception) to March 12, 2009

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-In-Capital	Accumulated Deficit	Total
Balance, February 5, 2009	-	$-	-	$-	$-	$-	$-
Issuance of common shares	-	-	100	-	1,000	-	1,000
Issuance of convertible preferred shares	1,000	1	-	-	99	-	100
Net loss	-	-	-	-	-	(61,036)	(61,036)
Balance, March 12, 2009	1,000	$1	100	$-	$1,099	$(61,036)	$(59,936)

The accompanying notes are an integral part of these financial statements.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS
For the Period from February 5, 2009 (Inception) to March 12, 2009

Cash flows from operating activities:
Net loss	$(61,036)
Adjustments to reconcile net loss to cash used in operating activities:
Expenses paid by an affiliate	61,036
Net cash used in operating activities	-

Cash flows from financing activities
Proceeds from issuance of common shares	1,000
Proceeds from issuance of convertible preferred stock	100
Net cash provided by financing activities	1,100

Net change in cash	1,100
Cash at the beginning of period	-
Cash at the end of period	$1,100

Supplemental cash flow information:
Cash paid for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these financial statements.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
March 12, 2009

Note 1 — Organization

Hartman Short Term Income Properties XX, Inc. (the “Company”), incorporated on February 5, 2009, is a newly formed Maryland corporation that intends to qualify as a real estate investment trust (“REIT”) beginning with the taxable year that will end December 31, 2009. The Company is in the development stage.  The Company intends to offer for sale a maximum of 25,000,000 common shares (exclusive of 2,500,000 shares available pursuant to the Company’s dividend reinvestment plan) at a price of $10.00 per share. The Company sold 100 shares to Hartman XX Holdings, Inc. as of March 12, 2009, at a price of $10.00 per share.  Until the first closing of the public offering of the Company’s shares, which will occur when the Company has received and accepted subscriptions for 200,000 common shares, the Company will be a majority owned subsidiary of Hartman XX Holdings, Inc.  Hartman XX Holdings, Inc. is a Texas corporation wholly owned by Allen R. Hartman.  The Company has also issued 1,000 shares of convertible preferred shares to its advisor, Hartman Advisors LLC as of March 12, 2009 at a price of $0.10 per share.

Hartman Advisors LLC (the “Advisor”) is the Company’s advisor. The Advisor is owned 70% by Allen R. Hartman and 30% by Hartman Income REIT Management, Inc.  The Company will seek to acquire and operate commercial real estate properties. All such properties may be acquired and operated by the Company alone or jointly with another party. As of the date of these financial statements, the Company has neither purchased nor contracted to purchase any properties, nor has the Advisor identified any properties in which there is a reasonable probability that the Company will acquire. The Company may also acquire mortgages secured by real estate.

The management of the Company will be through the Advisor.  Management of the Company’s properties will be through Hartman Income REIT Management, Inc. (“Property Manager”). Pavek Investments, Inc. (“Dealer Manager”) will serve as the dealer manager of the Company’s public offering. These parties will receive compensation and fees for services related to the offering and for the investment and management of the Company’s assets. These entities will receive fees during the offering, acquisition, operational and liquidation stages.

Note 2 — Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The markets for the Company’s potential products and services will be impacted by the price of oil, competition, rapid technological development, regulatory changes, and new product introductions, all of which may impact the future value of the Company’s assets.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

Investment in Real Estate Assets

The Company makes subjective assessments as to the useful lives of depreciable assets. The Company considers the period of future benefit of the asset to determine the appropriate useful lives. These assessments, which are based on estimates, have a direct impact on net income. The estimated useful lives of assets by class are generally as follows:

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
March 12, 2009

Buildings	40 years

Tenant improvements	Lesser of useful life or lease term

Intangible lease assets	Lesser of useful life or lease term

Allocation of Purchase Price of Acquired Assets

Upon the acquisition of real properties, it is the Company’s policy to allocate the purchase price of properties to acquired tangible assets, consisting of land and buildings, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, other value of in-place leases and leasehold improvements and value of tenant relationships, based in each case on their fair values. The Company utilizes internal valuation methods to determine the fair values of the tangible assets of an acquired property (which includes land and buildings).

The fair values of above-market and below-market in-place lease values, including below-market renewal options for which renewal has been determined to be reasonably assured, are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) an estimate of fair market lease rates for the corresponding in-place leases and below-market renewal options, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease. The above-market and below-market lease and renewal option values are capitalized as intangible lease assets or liabilities and amortized as an adjustment of rental income over the remaining expected terms of the respective leases.

The fair values of in-place leases include direct costs associated with obtaining a new tenant, opportunity costs associated with lost rentals which are avoided by acquiring an in-place lease, and tenant relationships. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on independent appraisals and management’s consideration of current market costs to execute a similar lease. These direct costs are included in intangible lease assets and are amortized to expense over the remaining terms of the respective leases. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. Customer relationships are valued based on expected renewal of a lease or the likelihood of obtaining a particular tenant for other locations. These intangibles will be included in intangible lease assets in the balance sheet and are amortized to expense over the remaining term of the respective leases.

The determination of the fair values of the assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, discount rates and other variables. The use of inappropriate estimates would result in an incorrect assessment of the purchase price allocations, which could impact the amount of the Company’s reported net income.

Valuation of Real Estate Assets

The Company will continually monitor events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present that indicate that the carrying amounts of real estate and related intangible assets may not be recoverable, management assesses the recoverability of the assets by determining whether the carrying value of the assets will be recovered through the undiscounted future operating cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying value, the Company will adjust the real estate and related intangible assets to the fair value and recognize an impairment loss.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
March 12, 2009

Projections of expected future cash flows require management to estimate future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, discount rates, the number of months it takes to re-lease the property and the number of years the property is held for investment. The use of inappropriate assumptions in the future cash flow analysis would result in an incorrect assessment of the property’s future cash flow and fair value and could result in the overstatement of the carrying value of our real estate and related intangible assets and net income.

Organization and Offering Costs

The Company has incurred certain expenses in connection with organizing the Company and registering to sell common shares. These costs principally relate to professional and filing fees. As of March 12, 2009, such costs totaled $61,036 which have been expensed as incurred.

Revenue Recognition

Upon the acquisition of real estate, certain properties will have leases where minimum rent payments increase during the term of the lease. The Company will record rental revenue for the full term of each lease on a straight-line basis. When the Company acquires a property, the term of existing leases is considered to commence as of the acquisition date for the purposes of this calculation. In accordance with Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements,” the Company will defer the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Cost recoveries from tenants are included in tenant reimbursement income in the period the related costs are incurred.

Share-Based Compensation

The Company will follow SFAS No. 123R, “Share-Based Payments” (“SFAS No. 123(R)”), with regard to issuance of stock in payment of services. SFAS 123 (R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No. 123 (R) requires that compensation cost relating to share-based payment transactions be recognized in financial statements. The cost is measured based on the fair value of the equity or liability instruments issued. The Company plans to pay a portion of directors’ compensation with restricted common stock.

Income Taxes

The Company expects to qualify as a REIT under the Internal Revenue Code of 1986, as amended. As a REIT, the Company generally will not be subject to federal income tax on that portion of its REIT taxable income (“Taxable Income”) which it distributes to its Stockholders provided that at least 90% of Taxable Income is distributed and provided that such income meets other conditions. Accordingly, no provision for federal income taxes is required. The Company may be subject to state taxes in certain jurisdictions. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
March 12, 2009

Loss Per Share

The computations of basic and diluted loss per common share are based upon the weighted average number of common shares outstanding and potentially dilutive securities.  The Company’s potentially dilutive securities include preferred shares that are convertible into the Company’s common stock.  As of March 12, 2009, there were no shares issuable in connection with these potentially dilutive securities.  These potentially dilutive securities were disregarded in the computations of diluted net loss per share for the period ended March 12, 2009 because no shares are issuable and inclusion of such potentially dilutive securities would have been anti-dilutive.

Recently Issued Accounting Standards

There are no recently issued accounting standards that the Company expects to have a material effect on it financial statements.

Note 3 — Shareholders’ Equity and Related Party Transactions

The Company issued 100 shares the Company’s common stock to Hartman XX Holdings, Inc. for $1,000.  Hartman XX Holdings, Inc, is a Texas corporation wholly owned by Allen R. Hartman.  Hartman XX Holdings, Inc. was formed solely for the purpose of facilitating the organization and offering of the initial offering of the Company’s shares.

The Company issued the Advisor, Hartman Advisors LLC, 1,000 shares of non-voting convertible preferred stock for $100.  Upon the terms described below, these shares may be converted into shares of the Company’s common stock, resulting in dilution of the stockholders’ interest in the Company.

Hartman Advisors LLC, is a Texas limited liability company owned 70% by Allen R. Hartman individually and 30% by Hartman Income REIT Management, Inc..  Hartman Income REIT Management, Inc. is a wholly owned subsidiary of Hartman Income REIT Management, LLC, which is wholly owned by Hartman Income REIT of which Allen R. Hartman is the Chief Executive Officer and Chairman of the Board of Trustees.

Common Stock Issuable Upon Conversion of Convertible Stock - The convertible preferred stock will convert to shares of common stock if (1) the Company has made total distributions on then outstanding shares of the Company’s common stock equal to the issue price of those shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares, (2) the Company lists its common stock for trading on a national securities exchange if the sum of prior distributions on then outstanding shares of our common stock plus the aggregate market value of our common stock (based on the 30-day average closing price) meets the same 6% performance threshold, or (3) the Company’s advisory agreement with Hartman Advisors, LLC expires without renewal or is terminated (other than because of a material breach by our advisor), and at the time of such expiration or termination the Company is deemed to have met the foregoing 6% performance threshold based on the Company’s enterprise value and prior distributions and, at or subsequent to the expiration or termination, the shareholders actually realize such level of performance upon listing or through total distributions. In general, the convertible stock will convert into shares of common stock with a value equal to 15% of the excess of the Company’s enterprise value plus the aggregate value of distributions paid to date on then outstanding shares of common stock over the aggregate issue price of those outstanding shares plus a 6% cumulative, non-compounded, annual return on the issue price of those outstanding shares. With respect to conversion in connection with the termination of the advisory agreement, this calculation is made at the time of termination even though the actual conversion may occur later, or not at all.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
March 12, 2009

Costs of Formation and Fees to Related Parties - As of March 12, 2009 the Company had a balance due to an affiliated entity of $61,036. This affiliated entity, Hartman Income REIT Management, Inc., paid various organization and offering expenses on behalf of the Company. The Advisor will reimburse Hartman Income REIT Management, Inc., for expenses paid on behalf of the Company from proceeds of the offering.  Additional compensation will be paid as outlined in the below compensation table below.

The Company expects to pay the following fees to its Advisor and its affiliates during its various stages of development:

Offering Stage

Selling Commission
The Company will pay Dealer Manager up to 7.0% of the gross proceeds of the primary offering; the Company will not pay any selling commissions on sales of shares under the distribution reinvestment plan; Dealer Manager will re-allow all selling commissions to participating broker-dealers.

Dealer Manager Fee
The Company will pay Dealer Manager up to 2.5% of gross proceeds of the primary offering; the Company will not pay a dealer manager fee with respect to sales under the distribution reinvestment plan; Dealer Manager may re-allow up to 2.5% of its dealer manager fees to participating broker-dealers.

Other Organization and Offering Expenses	The Company will reimburse Hartman Advisors LLC up to 1.5% of gross offering proceeds for organization and offering expenses.

Acquisition and Development Stage

Acquisition and Advisory Fee	The Company will pay Hartman Advisors LLC 2.5% of the funds paid and or budgeted in respect of the purchase, development, construction or improvement of each asset acquired.

Acquisition Expenses	The Company will reimburse Hartman Advisors LLC for all third party expenses related to the selection and acquisition of assets, whether or not acquired.

Debt Financing Fee	The Company will pay Hartman Advisors LLC 1% of the amount available under any loan or line of credit made available to the Company.

Development Fee
The Company will pay Hartman Income REIT Management, Inc. a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of a project.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
March 12, 2009

Operational Stage

Property Management and Leasing Fees
The Company will pay Hartman Income REIT Management Inc., property management fees up to 5% of the gross revenues of properties managed.  The Company will pay Hartman Income REIT Management, Inc. leasing fees for leasing services provided an amount equal to the leasing fees charged by unaffiliated persons rendering comparable services in the same geographic location of the applicable property.

Asset Management Fees
The Company will pay Hartman Advisors LLC a monthly fee equal to 1/12th of 1% of the sum of the higher of the cost or value of each asset, where the cost equals the amount actually paid or budgeted (excluding acquisition fees and expenses ).  This fee is payable monthly in advance on the first day of each month based on assets held by the Company on that date, adjusted for appropriate closing dates for individual property acquisitions.

Operating Expenses
We will reimburse Hartman Advisors LLC for all expenses paid or incurred by Advisor in connection with the services provided to the Company, subject to the limitation that we will not reimburse our advisor for any amount by which our operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of our average invested assets, or (B) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us. We expect to reimburse the advisor for the salaries and other compensation paid to the advisor’s employees and other service providers for services performed on our behalf, subject to the reimbursement limitation described above in this paragraph. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Liquidation Stage

Disposition Fee
If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more assets, it will receive a disposition fee equal to (1) in the case of the sale of real property, the lesser of: (A) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if none is paid, the amount that customarily would be paid, or (B) 3% of the sales price of each property sold, and (2) in the case of the sale of any asset other than real property, 3% of the sales price of such asset.

TABLE I
(UNAUDITED)
EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have similar objectives to Hartman Short Term Income Properties XX, Inc.  Information is provided in regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2008 (1).

	Hartman Commercial Properties REIT	Hartman Income Properties, XVIII, Ltd.

Dollar amount offered	$100,000,000	$25,000,000

Dollar amount raised	29,624,000	24,847,200

Less offering expenses:
Selling commissions and discounts paid to affiliates	5.8%	4.9%
Offering and acquisition fees paid to affiliates	4.3%	6.6%
Dealer manager fee paid to affiliates	2.4%	0.0%
	12.5%	11.5%

Amount available for investment	87.5%	88.5%

Acquisition costs:
Cash invested	87.5%	84.7%
Acquisition fees		3.8%
Total acquisition costs	87.5%	88.5%

Percent leveraged	0%	0%
Date offering began	9/24/2004	11/25/2003
Length of offering (in months)	24	17
Months to invest 90% of amount available for investment
(measured from date of offering)	24	39

(1) Mr. Hartman’s affiliation with Hartman Commercial Properties REIT ended October 2, 2006.  Hartman Income Properties XVIII merged with Hartman Income REIT effective April 1, 2008.

TABLE II
(UNAUDITED)
COMPENSATION TO SPONSOR

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have similar or identical objectives to Hartman Income REIT. Information is provided in regard to the manner in which the proceeds of the offerings have been applied.  Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.  Figures for Hartman Commercial Properties REIT are through September 30, 2006.  Figures for Hartman Income Properties XVIII are through March 31, 2008.

	Hartman Commercial Properties REIT (1)	Hartman Income Properties, XVIII, Ltd. (2)

Date offering commenced	9/24/2004	11/25/2003

Dollar amount raised	$28,857,004	$24,847,200

Amount paid to sponsor from proceeds of offering:
Selling commissions and discounts retained by affiliates	1,679,997	1,206,111
Organizational expenses	695,328	705,924
Dealer manager fee paid to affiliates	692,369	—
Acquisition fees
Real estate commissions	—	—
Advisory fees	556,263	—
Other fees - acquisition fees	—	941,232
Dollar amount cash generated from operations before deducting payments to sponsor	73,375,688	4,016,384

Amount paid to sponsor from operations:
Property and partnership management fees	8,083,643	554,070
Leasing commissions	6,676,918	577,365

Dollar amount of property sales and refinancing before deducting payments to sponsor	—	—
Amounts paid to sponsor from property sales and refinancing	—	—

(1) Mr. Hartman’s affiliation with Hartman Commercial Properties REIT ended effective October 2, 2006.
(2) Effective April 1, 2008 Hartman Income Properties XVIII was merged into Hartman Income REIT.

TABLE III
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Short Term Income Properties XX, Inc.  All results are through September 30, 2006.

Hartman Commercial Properties REIT
	2001	2002	2003	2004	2005	2006 (1)
Gross revenues	11,703,737	20,755,026	20,972,951	23,483,657	25,219,233	22,763,664
Profit on sale of properties	—	—	—	—	—	—
Less:
Operating expenses	5,296,787	8,733,708	9,411,679	10,419,357	12,736,829	11,700,751
Interest expense	812,029	1,573,270	1,323,378	2,664,135	3,769,636	3,939,206
Depreciation	1,922,247	3,550,325	3,728,925	3,986,136	4,373,970	3,810,550
Income before minority interests	3,672,674	6,897,723	6,508,969	6,414,029	4,338,798	3,313,157
Taxable income
- from operations	—	—	—	—	—	—
- from gain on sale	—	—	—	—	—	—
Cash generated (before minority interests)
- from operations	3,118,723	10,586,046	8,988,436	9,530,561	8,784,142	11,176,586
- from gain on sale	—	—	—	—	—	—
- from refinancing	—	—	—	—	—	—
Cash generated from operations, sales and refinancing	3,118,723	10,586,046	8,988,436	9,530,561	8,784,142	11,176,586
Less: Cash distributions to investors
- from operating cash flow	4,638,118	8,435,644	8,972,948	8,972,946	9,389,405	7,478,490
- from sales and refinancing	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions	(1,519,395)	2,150,402	15,488	557,615	(605,263)	3,698,096
Less:
Special items	—	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	(1,519,395)	2,150,402	15,488	557,615	(605,263)	3,698,096
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
- from operations	—	—	—	—	—	—
- from recapture	—	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis) (2)
- from investment income	57.27	81.92	24.84	67.70	62.60	—
- from return of capital	23.98	14.33	75.16	32.30	37.40	—
Source (on cash basis)
- from sales	—	—	—	—	—
- from refinancing	—	—	—	—	—
- from operations	81.25	96.25	100.00	100.00	100.00
- other	—	—	—	—	—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100	100	100	100	100

(1) Mr. Hartman’s affiliation with Hartman Commercial Properties REIT terminated October 2, 2006.  Figures for 2006 are through September 30, 2006.
(2) Not presented for period less than 12 months.

TABLE III (contd.)
(UNAUDITED)
ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (contd.)

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings and that have similar or identical investment objectives to Hartman Short Term Income Properties XX, Inc.  All results are for twelve months ending December 31, except 2008 which is through March 31, 2008 (1).

Hartman Income Properties, XVIII, Ltd.
	2004	2005	2006	2007	2008 (1)
Gross revenue (2)	$439,267	$2,524,940	$2,602,392	$3,599,184	$1,218,077
Profit on sale of properties	—	—	—	—	—
Less:
Operating expenses	265,855	2,464,166	1,891,243	2,537,290	950,673
Interest expense	—	—	—	94,317	62,635
Depreciation	214,692	153,374	234,579	291,079	—
Net income - GAAP basis	$(41,280)	$(92,600)	$476,570	$676,498	$204,769
Taxable income
-from operations	(41,280)	263,896	476,570	754,187	68,572
-from gain on sale	—	—	—	—	—
Cash generated
-from operations	173,412	910,740	598,612	1,293,216	224,619
-from gain on sale	—	—	—	—	—
-from refinancing	—	—	—	—	—
Cash generated from operations, sales and refinancing	173,412	910,740	598,612	1,293,216	224,619
Less: Cash distributions to investors
-from operating cash flow	178,273	884,956	1,228,575	1,398,630	743,328
-from sales and refinancing	—	—	—	—	—
-from other	—	—	—	—	—
Cash generated (deficiency) after cash distributions	(4,861)	25,784	(629,963)	(105,414)	(518,709)
Less:
Special items	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	(4,861)	25,784	(629,963)	(105,414)	(518,709)
Tax and Distribution Data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss)
-from operations	(0.02)	(0.04)	0.19	0.27	0.08
-from recapture	—	—	—	—	—
Cash distributions to investors:
Source (on tax basis)
-from investment income				0.15	0.03
-from return of capital				0.12	0.05
Source (on cash basis)
-from sales
-from refinancing
-from operations			0.19	0.27	0.08
-from other
Amount (in percentage terms) remaining invested in program properties a the end of the last period reported in the Table	100%	100%	100%	100%	100%

(1) Effective April 1, 2008, Hartman Income Properties XVIII, Ltd. Merged into Hartman Income REIT, Inc.  2008 results are for the quarter ending March 31, 2008.
(2) Gross revenue for the periods presented includes $1,445,453 of interest income derived from short term cash investments and real estate mortgage loans to affiliates of the program.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

NOT APPLICABLE

TABLE V

RESULTS OF SALES OR DISPOSALS OF PROPERTY

NOT APPLICABLE

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

The fees and expenses to be paid in connection with the distribution of the securities being registered hereby are estimated as follows:

Registration fee	$10,758
Legal fees and expenses (including Blue Sky fees)	$75,000	*
Accounting fees and expenses	$5,000	*
Printing	$50,000	*
Miscellaneous	$10,000	*
Total	$145,758	*

*Estimated amounts.

Item 15.                      Indemnification of Directors and Officers.

Section 2-418 of the Maryland General Corporation Law provides that a Maryland corporation may indemnify any director or officer of a corporation who is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the person actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in the manner prescribed by the law, that indemnification is permissible in the circumstances because the director or officer has met the applicable standard of conduct. On the other hand, the director or officer must be indemnified for expenses if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which the corporation may advance expenses to, or obtain insurance or similar protection for, directors and officers.

Our Articles of Incorporation provide that our directors and officers will be indemnified to the fullest extent permitted by the laws of Maryland, as amended from time to time.

The Maryland General Corporation Law permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. Our Articles of Incorporation contain a provision providing for elimination of the personal liability of our directors and officers to us or our shareholders for money damages to the maximum extent permitted by Maryland law.

We maintain policies of insurance under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings resulting from such director or officer being or having been a director or officer, and certain liabilities which might be imposed as a result of these actions, suits or proceedings.

Item 16.                      Exhibits.

Exhibit Number	Exhibit Description

1.1	Dealer Manager Agreement*

3.1	Amended and Restated Articles of Incorporation of the Registrant*

3.2	Bylaws

5.1	Opinion of Irvine Venture Law Firm, LLP*

8.1	Opinion of Irvine Venture Law Firm, LLP (included in Exhibit 5.1)*

10.1	Form of Advisory Agreement*

10.2	Form of Property Management Agreement*

23.1	Consent of Irvine Venture Law Firm, LLP (included in Exhibit 5.1)*

23.2	Consent of GBH CPAs, PC*

24.1	Power of Attorney (included in signature page)

* Being filed herewith.

Item 17.                      Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
“The registrant undertakes: (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the application forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.”

“The registrant undertakes to send to each Shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.”

“The registrant undertakes to provide to the Shareholders the financial statements required by Form 10-K for the first full year of operations of the partnership.”

(c)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)           That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)The undersigned Registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b) (1) or (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)              For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying of Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders.  Each sticker supplement should disclose all compensation and fees received by the sponsor and his affiliates in connection with any such acquisition.  The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI
(UNAUDITED)

ACQUISTIONS OF PROPERTIES BY PROGRAMS

Table VI presents summary information on properties acquired since January 1, 2006 by Prior Real Estate Programs having similar or identical investment objectives to those of Hartman Short Term Income Properties XX, Inc.  This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired.  All figures are as of February 28, 2009.

Hartman Income Properties XVIII, Ltd

Name of Property	Mission Centre	Regency Square	Avion Business Center	Central Park Business Center	Skyway Business Center	Spring Valley Business Center
Location of Property	Houston, TX	Houston, TX	Carrollton, TX	Richardson, TX	Irving, TX	Richardson, TX
Type of Property	Retail	Office	Office/Warehouse	Office/Warehouse	Office/Warehouse	Office/Warehouse
Gross Leasable Space (sq. ft.)	112,971	64,063	70,844	73,099	66,504	94,304
Date of Purchase	5/29/07	9/5/07	2/19/08	2/19/08	2/19/08	2/19/08
Mortgage Financing at Date of Purchase	None	None	None	None	None	None
Cash Down Payment	$125,000	$50,000	$62,750	$110,005	$62,750	$114,495
Contract Purchase Price Plus Acquisition Fee	$5,000,000	$2,400,000	$2,600,000	$4,600,000	$2,600,000	$4,700,000
Other Cash Expenditures Expensed	-	$5,552	$850	$1,490	$850	$1,550
Other Cash Expenditures Capitalized	-	-	-	-	-
Total Acquisition Cost	$5,000,000	$2,405552	$2,600,850	$4,601,490	$2,600,850	$4,701,550

TABLE VI
(UNAUDITED)

ACQUISTIONS OF PROPERTIES BY PROGRAMS (continued)

Hartman Short Term Income Properties XIX, Inc. *

Name of Property	Promenade North Shopping Center
Location of Property	Richardson, TX
Type of Property	Office/Retail
Gross Leasable Space (sq. ft.)	178,685
Date of Purchase	6/25/2008
Mortgage Financing at Date of Purchase	$9,000,000
Cash Down Payment	$500,000
Contract Purchase Price Plus Acquisition Fee	13,200,000
Other Cash Expenditures Expensed	-
Other Cash Expenditures Capitalized	120,029
Total Acquisition Cost	13,320,029

* Hartman Short Term Income Properties XIX, Inc. (Hartman XIX) purchased Promenade North Shopping Center through Hartman Promenade, LLC (Hartman Promenade), a special purpose entity  formed to acquire the property.  Hartman Promenade’s original members were Hartman XIX which owned 74% of Hartman Promenade and Hartman Income REIT, Inc. (HIREIT) which owned 26% of Hartman Promenade.   Effective January 1, 2009, Hartman XIX acquired  HIREIT’s 26% interest in Hartman Promenade.

SIGNATURES

Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on June 4, 2009.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC..

By:	Allen Hartman
Allen Hartman
President and Chief Operating Officer

Each person whose signature appears below hereby authorizes Allen Hartman, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, any amendment, including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Allen Hartman	Chairman of the Board	June 4, 2009
Allen Hartman

/s/ Allen Hartman	President and Chief Operating Officer	June 4, 2009
Allen Hartman

/s/ Louis Fox	Chief Financial Officer and Treasurer	June 4, 2009
Louis Fox	(Principal Accounting Officer)